================================================================================


                                  United States
                       Securities and Exchange Commission
                             Washington, D.C. 20549



                        PRE-EFFECTIVE AMENDMENT NO. 3 TO
                                    FORM S-1

             Registration Statement Under the Securities Act of 1933

                         Ocean West Holding Corporation
             (Exact name of registrant as specified in its charter)

             Delaware                       6162                 applied for
     (State of Incorporation)        (Primary Standard          (IRS Employer
                                 Industrial Classification     Identification
                                        Code Number)               Number)

                        _______________________________

                         15991 Redhill Avenue, Suite 110
                            Tustin, California 92780
                                 (714) 247-4220
                        (Address and telephone number of
                    Registrant's principal executive offices)

                    Daryl Meddings, Executive Vice President
                         Ocean West Holding Corporation
                         15991 Redhill Avenue, Suite 110
                            Tustin, California 92780
                                 (714) 247-4220
            (Name, address and telephone number of agent for service)

                         Copy to: Lynn H. Wangerin, Esq.
                            Ogden Newell & Welch PLLC
                                 1700 PNC Plaza
                             500 W. Jefferson Street
                           Louisville, Kentucky 40202
                   (502) 582-1601 / (502) 581-9564 (facsimile)

                        _______________________________

    Approximate date of commencement of proposed distribution to public: As soon as practicable after the registration statement becomes effective.

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

    The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                         Calculation of Registration Fee

- ---------------------------------------------------------------------------------------------------------------------------
  Title of each class        Amount to be          Proposed maximum            Proposed maximum             Amount of
  of securities to be         registered            offering price            aggregate offering        registration fee
      registered                                       per unit                      price
- ---------------------------------------------------------------------------------------------------------------------------
Common Shares (1)              2,253,596              $   0.10                 $      225,360                $    63
Common Shares (2)              3,000,000              $   1.25                 $    3,750,000                $   938
Common Stock
  Purchase Warrants            3,000,000              $     (3)                $           (3)               $    (3)
           Total Fee                                                                                         $ 1,001
                                   Amount paid with initial filing                                           $ 2,178
- ---------------------------------------------------------------------------------------------------------------------------

     (1) These securities include 300,000 shares which will be issued to Monogenesis Corporation immediately prior to the effective date of this registration statement at a price of $0.01 per share in contemplation of distribution of 261,400 of such shares by Monogenesis. They will be distributed to holders of shares of Monogenesis Corporation as a dividend at a rate of 100 shares for each share held. The remaining shares are to be offered for sale at market price from time to time and are currently held by former shareholders of Ocean West Enterprises, Inc. and Monogenesis. There is no current offering price for these shares. The fee calculation is based upon the book value of Ocean West Enterprises, Inc., the wholly owned subsidiary of Ocean West Holding Corporation. At the time of the initial filing, the reorganization had not yet taken place. However since the primary value of Ocean West Holding Corporation will initially be the value of Ocean West Enterprises, Inc., the book value of Ocean West Enterprises, Inc. at the end of the period nearest to the initial filing, September 30, 1999, was used.

     (2) These are the Common Shares which will be issued in the event the Common Stock Purchase Warrants are exercised. The maximum offering price is based upon the exercise price of the warrants.

     (3) The warrants were issued to Monogenesis Corporation at a price of $0.001 each and will be distributed to holders of shares of Monogenesis Corporation as a dividend at a rate of 1,000 warrants for each share held. The warrants are registered in the same registration statement as the Common Shares underlying the warrants and, therefore, no separate registration fee is required pursuant to Rule 457(i).

                         Ocean West Holding Corporation

                              Cross Reference Sheet

                                                                                                        Page
Item Number - Part I, Form S-1                                  Location                               Number
- ------------------------------                                  --------                               ------
1.  Forepart of the Registration Statement and Outside          Same                                        1
    Front Cover Page of Prospectus

2.  Inside Front and Outside Back Cover Pages of                Same                                     2, *
    Prospectus

3.  Summary Information, Risk Factors and Ratio of              Summary; Risk Factors                    4, 9
    Earnings to Fixed Charges

4.  Use of Proceeds                                             Use of Proceeds                            22

5.  Determination of Offering Price                             Risk Factors - The exercise                18
                                                                price of the warrants is not
                                                                based on market prices

6.  Dilution                                                    Not applicable

7.  Selling Security Holders                                    Risk Factors - Future sale of          18, 51
                                                                shares by substantial
                                                                shareholders may adversely
                                                                affect the price of shares; Plan
                                                                of Distribution; Principal and
                                                                Selling Shareholders

8.  Plan of Distribution                                        Plan of Distribution                       18

9.  Description of Securities to Be Registered                  Securities                                 55

10. Interests of Named Experts and Counsel                      Not applicable

11. Information With Respect to the Registrant


    (a)  Description of business                                Business                                   24

    (b)  Description of property                                Business - Properties                      37

    (c)  Legal proceedings                                      Legal Proceedings                          39

* Immediately after financial statements.

                                                                                                       Page
Item Number - Part I, Form S-1                                Location                                Number
- ------------------------------                                --------                                ------
     (d)  Market price of and dividends on the                Risk Factors - No payment of         17, 18, 55, 59
          registrant's common stock and related               dividends on Common Shares is
          stockholder matters                                 expected in the near future and
                                                              Future sale of shares by
                                                              substantial shareholders may
                                                              adversely affect the price of
                                                              shares; Securities; Dividends

     (e)  Financial statements                                Financial Statements                             63

     (f)  Selected financial data                             Summary - Selected Financial Data                 7

     (g)  Supplementary financial information                 Not applicable

     (h)  Management's discussion and analysis of             Management's Discussion and                      39
          financial condition and results of operations       Analysis of Financial Condition
                                                              and Results of Operations

     (i)  Changes in and disagreements with accountants       Experts                                          62
          on accounting and financial disclosure

     (j)  Quantitative and qualitive disclosures about        Not applicable
          market risk

     (k)  Directors and executive officers                    Management                                       48

     (l)  Executive compensation                              Management - Executive                           49
                                                              Compensation

     (m)  Security ownership of certain beneficial            Principal and Selling                            51
          owners and management                               Shareholders

     (n)  Certain relationships and related transactions      Management - Certain                             50
                                                              Relationships and Related
                                                              Transactions

12.  Disclosure of Commission Position on                     Liability and Indemnification of                 59
     Indemnification for Securities Act Liabilities           Directors and Officers

Prospectus
- ----------

                 Ocean West Holding Corporation [corporate logo]

                         15991 Redhill Avenue, Suite 110
                            Tustin, California 92780
                                 (800) 500-6232

                             5,253,596 Common Shares
                    3,000,000 Common Stock Purchase Warrants


     Ocean West Holding Corporation is registering 261,400 Common Shares and 2,614,000 Common Stock Purchase Warrants which will be distributed by Monogenesis Corporation to its shareholders, 100 shares and 1,000 warrants for each share of stock held by its shareholders. Monogenesis is a closed-end investment company and a statutory underwriter. Ocean West will not receive any proceeds from the distribution, but will receive $6,000 from Monogenesis, $0.01 for each share and $0.001 for each warrant, to purchase the shares and warrants. Monogenesis will retain 38,600 shares of the 300,000 shares to be purchased from Ocean West. The other 261,400 shares will be distributed to shareholders of Monogenesis. It also has received 88,800 shares. It will also retain 386,000 of the 3,000,000 warrants to be purchased, the remainder of which will be distributed to shareholders of Monogenesis. The shares and warrants are its compensation for making the distribution and the difference between their value and the amounts paid to Ocean West is $63,591. No market currently exists for the shares or the warrants.

     Each warrant entitles the holder to purchase one Common Share for $1.25 for 10 months. Ocean West is registering the 3,000,000 shares which may be issued upon exercise of the warrants. Ocean West will only receive funds for warrants which are exercised. It is uncertain whether or not any warrants will be exercised.


     Ocean West is also registering 1,992,196 shares on behalf of shareholders and Monogenesis for sale from time to time. Of these shares, 127,400 are shares that Monogenesis will retain as compensation. Ocean West will not receive any proceeds from the sale of shares by selling shareholders.

     Ocean West is controlled by two shareholders, Marshall Stewart and Daryl Meddings. Together they own 100% of the issued and outstanding Class B Common Shares and elect 75% of the directors. They also own 70% of the Common Shares and control all other votes.

- --------------------------------------------------------------------------------

     Investing in the Common Shares or Common Stock Purchase Warrants involves risks which are described in the "Risk Factors" section beginning on page 9 of this prospectus.
- --------------------------------------------------------------------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

- --------------------------------------------------------------------------------

                             Monogenesis Corporation


             The date of this prospectus is ________________, 2002.

     The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery. In this prospectus, "Ocean West" refers to Ocean West Holding Corporation, a Delaware corporation and Ocean West Enterprises refers to Ocean West Enterprises, Inc. a California corporation which also does business under the name Ocean West Funding. The "Company," "we," "us," and "our" refer to both Ocean West and Ocean West Enterprises.

                                TABLE OF CONTENTS

                                                                                      PAGE
                                                                                      ----
SUMMARY ..........................................................................       4
    Plan of Distribution .........................................................       4
    The Company ..................................................................       5
    Losses from Operations .......................................................       6
    Formation of Ocean West ......................................................       6
    Selected Financial Data ......................................................       7

RISK FACTORS .....................................................................       9

PLAN OF DISTRIBUTION .............................................................      18

USE OF PROCEEDS ..................................................................      22

CAPITALIZATION ...................................................................      23

BUSINESS .........................................................................      24
    General ......................................................................      24
    HUD Loans ....................................................................      26
    Business Strategy ............................................................      27
    Divisions ....................................................................      29
    Wholesale Division ...........................................................      29
    Product Types ................................................................      31
    Quality Control ..............................................................      32
    Underwriting .................................................................      33
    Sale of Loans ................................................................      34
    Mortgage Loan Servicing Rights ...............................................      35
    Competition ..................................................................      35
    Mortgage Loan Funding and Financing Arrangements .............................      35
    Employees ....................................................................      36
    Properties ...................................................................      37
    Regulation ...................................................................      37
    Legal Proceedings ............................................................      39

MANAGEMENT'S DISCUSSION AND ANALYSIS OFFINANCIAL CONDITION AND RESULTS OF OPERATIONS ........................   39
    Overview ................................................................................................   39
    Results of Operations ...................................................................................   40
    Liquidity and Capital Resources .........................................................................   43
    Interest Rate Risks .....................................................................................   47

MANAGEMENT ..................................................................................................   48
    Executive Officers and Directors of Ocean West and Ocean West Enterprises ...............................   48
    Executive Compensation ..................................................................................   49
    Compensation Committee Interlocks and Insider Participation in Compensation Decisions ...................   50
    Certain Relationships and Related Transactions ..........................................................   50

PRINCIPAL AND SELLING SHAREHOLDERS ..........................................................................   51
    Management and 5% or Greater Shareholders ...............................................................   51
    Other Selling Shareholders ..............................................................................   53

SECURITIES ..................................................................................................   55
    Common Shares ...........................................................................................   55
    Class B Common Shares ...................................................................................   56
    Class D Common Shares ...................................................................................   56
    Preferred Shares ........................................................................................   57
    Common Stock Purchase Warrants ..........................................................................   58
    Transfer Agent, Registrar and Warrant Agent .............................................................   59

DIVIDENDS ...................................................................................................   59

LIABILITY AND INDEMNIFICATION OFDIRECTORS AND OFFICERS ......................................................   59
    Limitations on Liability ................................................................................   59
    Indemnification .........................................................................................   60

AVAILABLE INFORMATION .......................................................................................   61

LEGAL MATTERS ...............................................................................................   61

EXPERTS .....................................................................................................   62

FINANCIAL STATEMENTS ........................................................................................   63

                                     SUMMARY
                                     -------

     This is a summary of information contained elsewhere in the prospectus and may not contain all of the information that is important to you. Before making any investment decision, you should read the entire prospectus including the risk factors section and the financial statements and related notes.

Plan of Distribution
- --------------------


     Ocean West Holding Corporation was formed to hold the stock of Ocean West Enterprises, Inc. which is a California corporation. The holding company was formed to be the public company and was formed as a Delaware corporation to take advantage of the body of law developed for Delaware corporations. In addition, management hopes to acquire additional companies at some time in the future and believes that the holding company/subsidiary structure provides the best structure for acquisition. This structure can provide a mechanism that will limit liabilities of an acquired business to the acquiring subsidiary thereby protecting the assets of other subsidiaries. Management has not yet identified any potential acquisitions. On the date of this prospectus, Monogenesis Corporation purchased 300,000 Common Shares and 3,000,000 Common Stock Purchase Warrants from Ocean West. Monogenesis is a closed-end investment company which is distributing 261,400 of the shares and 2,614,000 of the warrants to its shareholders of record on ______________, 2002. The shares underlying the warrants are also being registered. The transaction is intended to create a public company with a substantial shareholder base without having to sell shares in a traditional initial public offering. There will be no immediate trading market and there is no assurance a trading market will ever develop.


     Ocean West is also registering 1,992,196 Common Shares held by its shareholders for resale from time to time. These shares include the 38,600 shares purchased by Monogenesis but not distributed to its shareholders and 88,800 shares which Monogenesis received upon the formation of Ocean West in exchange for 600 shares of Ocean West Enterprises. It received the shares in Ocean West Enterprises upon the exercise of warrants which were issued to it by Ocean West Enterprises as compensation. Monogenesis paid $7,104 to exercise the warrants. The difference between the price paid by Monogenesis for the securities and the value of the 127,400 shares and the 386,000 warrants held by Monogenesis, $63,591, constitutes its compensation for effecting the distribution.


     Shares to be distributed by Monogenesis......         261,400, 100 for each share
                                                                   of Monogenesis held

     Warrants to be distributed by Monogenesis....     2,614,000, 1,000 for each share
                                                                   of Monogenesis held

     Warrant exercise.............................       $1.25 per share for 10 months

     Selling shareholder shares......................................  1,992,196

The Company
- ----------

     Ocean West Enterprises was formed in 1988 as a real estate finance company engaged in the mortgage banking business. We also do business under the name Ocean West Funding. We primarily package, fund and sell on a whole loan basis conventional, government and non-conforming residential mortgage loans secured by one-to-four family residences. For purposes of this prospectus, "non-conforming loans" are loans made to borrowers who are unable or unwilling to obtain mortgage financing from conventional mortgage sources whether for reasons of credit impairment, income qualifications, or credit history or a desire to receive funding on an expedited basis. Currently, most of the loans which we sell are originated by a network of independent loan brokers. During the most recent fiscal year, approximately 51% of our loans were originated by brokers as opposed to 72% during the fiscal year which ended March 31, 2000. The remaining 49% in fiscal 2001 and 28% in fiscal 2000 were originated through our retail branches in which our employees, as opposed to independent loan brokers, originate loans. We also sell more than 99% of the mortgage servicing rights on the loans we originate. Historically, we receive approximately two-thirds of our revenues from the sale of loans and approximately one-third of our revenues from fees charged in connection with loan originations.

     We primarily make loans to:

     .    purchase existing residences
     .    construct new residences
     .    refinance existing mortgages
     .    consolidate other debt
     .    finance home improvements, education or similar needs


     Our core borrower base is individuals who purchase homes using FHA Title II loans. FHA Title II loans are real estate loans which are secured with a first priority mortgage on properties consisting of one to four units and are insured by the U.S. Department of Housing and Urban Development, more commonly known as HUD. Substantially all, 98%, of loans originated by us are secured by a first priority mortgage. The remainder typically are in a second position.

     We currently have two divisions:

     . a wholesale division which has relationships with approximately 1,000 approved independent loan brokers and which historically has accounted for substantially all of our total loan originations

     . a retail branch division aimed at expanding our loan originations across the nation

We are also in the process of developing new retail divisions to market loans directly to builders and real estate agents. Management is currently negotiating an agreement with a person to fill the position of Retail Manager and oversee this division. Other items regarding recruitment of employees and location of the office have been discussed, but further action requires the input of the Retail Manager.

Losses from Operations
- ----------------------

     For the year ended March 31, 2001, we funded approximately $365,000,600 in loans compared to approximately $262,604,000 in the year ended March 31, 2000 and $300,645,000 in the year ended March 31, 1999. Over that same three-year period, we had total revenues, before cost of loans and originations, from operations of $22,924,576 in fiscal year 2001, $15,910,464 in fiscal year 2000 and $17,927,542 in fiscal year 1999. Operating expenses exceeded operating revenues in all three years generating $549,380 in operating losses for fiscal year 2001, $1,110,324 in operating losses for fiscal year 2000 and $87,773 in operating losses for fiscal year 1999. During the first six months of the current fiscal year, we had total revenues, before costs of loans and originations, of $12,959,768 compared to $11,616,038 for the first six months of fiscal year 2001. Operating expenses were $5,451,849 for the first six months of fiscal year 2002 and $4,140,865 for the same period of fiscal year 2001 resulting in income from operations of $425,966 for the first six months of the current year $424,681 for the same period of fiscal year 2001. Overall since our inception and through September 30, 2001, we have accumulated losses of $2,003,583. It is possible that we could have additional losses in the foreseeable future.


     Most of the loans that we make and sell, approximately 50% in total dollar value for the 2001 fiscal year, 61% in fiscal year 2000 and 71% in fiscal year 1999, are insured by HUD. However, we have been unable to continuously maintain the net worth HUD requires of its certified lenders for the past four years. Up to this point, each time HUD has commented on the deficiency and given us a time table to correct it, we have been able to raise additional capital. We raised $300,000 of additional equity in August of 2001 and now meet the HUD net worth requirement. To the extent that continuing losses reduce our net worth, we will continue to need to obtain additional equity investments and our status as a HUD-approved lender will be jeopardized. We may or may not be able to raise additional equity. If HUD rescinds our certificate, we would not be able to continue our business in its current format and may not be able to continue in business at all.

Formation of Ocean West
- -----------------------


     Ocean West is a Delaware corporation which was formed to hold the issued and outstanding shares of Ocean West Enterprises. All of the shareholders of Ocean West Enterprises exchanged their shares of Ocean West Enterprises for shares of the holding company, Ocean West. Common shareholders of Ocean West Enterprises received 148 common shares of Ocean West for each common share of Ocean West Enterprises. All shareholders except Marshall Stewart and

Daryl Meddings elected to receive only Common Shares. Mr. Stewart and Mr. Meddings received 140 Common Shares and 8 Class B Common Shares for each Ocean West Enterprises common share held by them. Some holders of Ocean West Enterprises preferred shares received Common Shares of Ocean West. The number of Common Shares received were calculated as follows: the stated value of the preferred shares was divided by five and the result was multiplied by four. The other preferred shareholders received preferred shares in Ocean West having the same stated value, dividend rates and preferences and liquidation preferences as the preferred shares they held in Ocean West Enterprises.

     Other than Monogenesis and the shareholders of Monogenesis receiving shares in the distribution, Ocean West has the same shareholders as Ocean West Enterprises. Under accounting principles generally accepted in the United States, the transaction will be accounted for as a purchase by Ocean West Enterprises of Ocean West Holding Corporation.

Selected Financial Data
- -----------------------

     The selected financial data is that of Ocean West Enterprises. The pro forma figures of net income per share and stockholders' equity per share reflect the capitalization of Ocean West.

================================================================================
 Statement of Earnings Data (1):
================================================================================

                                                                         Six Months Ended September 30,
                                                                          (Amounts in thousands except
                                                                               per share amounts)
                                                                  --------------------------------------------
                                                                           2001                  2000
                                                                           ----                  ----

Net revenues                                                             $    5,878           $   4,565

Total operating expenses                                                      5,452               4,141
                                                                         ----------           ---------

Income from operations                                                          426                 424

Other income                                                                     10                   1
                                                                         ----------           ---------
Income before taxes                                                             436                 425

Benefit for income taxes                                                       (427)               (243)
                                                                         ----------           ---------
Net income                                                               $      863           $     668
                                                                         ==========           =========
Basic and diluted net income available to common
shareholders per proforma common share (2)                               $     0.13
                                                                         ==========

                                                                                     Years Ended March 31,
                                                                                  (Amounts in thousands except
                                                                                       per share amounts)
                                                             --------------------------------------------------------------------
                                                                   2001          2000         1999         1998         1997
                                                                   ----          ----         ----         ----         ----
Revenues:
   Revenue -- origination and sale of mortgage loans, net       $   8,523    $   3,855     $    4,642   $   3,188    $   2,392
   Servicing fees, net                                                 --            -              6          22          166
   Gain -- origination of mortgage servicing rights                    --           21             17          49          225
   Gain -- sale of mortgage servicing rights                           --           --             --         155          281
                                                                ---------    ---------     ----------   ---------    ---------

                                                                                         Years Ended March 31,
                                                                                      (Amounts in thousands except
                                                                                           per share amounts)
                                                                   -----------------------------------------------------------------
                                                                         2001        2000         1999       1998        1997
                                                                         ----        ----         ----       ----        ----
         Net revenues                                                    8,523       3,876        4,665       3,414       3,064

Total operating expenses                                                 9,072       4,986        4,753       4,239       2,785
                                                                      --------    --------     --------    --------    --------

(Loss) income from operations                                             (549)     (1,110)         (88)       (825)        279

Other income                                                                35         184          188          17           -
                                                                      --------    --------     --------    --------    --------
(Loss) income before taxes                                                (514)       (926)         100        (808)        279
Provision (benefit) for income taxes                                        --         243         (242)          1         142
                                                                      --------    --------     --------    --------    --------
(Loss) income before extraordinary item                                   (514)     (1,169)         342        (809)        137
Extraordinary item - forgiveness of debt                                    --          17           --          --          --
                                                                      --------    ---------    --------    --------    --------
Net (loss) income                                                     $   (514)   $ (1,152)    $    342    $   (809)   $    137
                                                                      ========    ========     ========    ========    ========
Basic and diluted net loss available to common shareholders           $  (0.08)
per proforma common share(2)                                          ========

       =========================================================================
         Balance Sheet Data (1):
       =========================================================================


                                                          September 30,
                                                  (Amounts in thousands except
                                                       per share amounts)
                                                 -------------------------------
                                                               2001
                                                               ----

          Total assets                                      $   24,342

          Total long-term obligations, net (3)              $      134

          Total stockholders' equity                        $      975


                                                                         March 31,
                                                                (Amounts in thousands except
                                                                     per share amounts)
                                      -----------------------------------------------------------------------------
                                             2001            2000           1999           1998           1997
                                             ----            ----           ----           ----           ----
Total assets                             $   23,145     $  23,303       $   21,522     $  19,169      $  10,925

Total long-term obligations, net         $      165     $     438       $      421     $     877      $     395

Total stockholders' equity               $       13     $    (209)      $      827     $     239      $   1,007
     (deficit)

________________________________________________________________________________

(1) The statement of earnings data for the years ended March 31, 2001, 2000 and 1999 and the balance sheet data at March 31, 2001 and 2000 were derived from the audited financial statements of Ocean West Enterprises which are included in their entirety in the "Financial Statements" section. Financial information for the six months ended September 30, 2001 and 2000 was derived from unaudited financial statements prepared by management which are also included in their entirety in the Financial Statements section.

(2) Pro forma basic and diluted net income (loss) available to common shareholders per common share is calculated by dividing net income (after dividends paid on preferred shares) applicable to all of Ocean West's common shareholders by the pro forma shares which are outstanding on the date of this prospectus (5,801,120 shares) on the applicable dates. Stockholders' equity per pro forma common share is calculated by dividing stockholders' equity by pro forma common shares. The per share figures have been rounded to the nearest cent and do not include shares which may be issued upon exercise of the warrants registered as part of this registration statement.

(3) Total long-term obligations include the long-term portion of capital lease obligations.

                                  RISK FACTORS
                                  ------------

     This prospectus contains forward-looking statements that address, among other things, general business strategy and expected trends, acquisition and growth strategy, use of proceeds, effects of interest rate and legislation changes, and possible future actions. The statements may be found specifically in the sections entitled "Summary," "Risk Factors," "Use of Proceeds," "Business," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and in this prospectus generally. Actual results could differ materially from those anticipated in forward-looking statements for various reasons, including risks discussed in the "Risk Factors" section and elsewhere in this prospectus.

     The securities described in this prospectus involve a high degree of risk. Prior to purchasing shares or warrants, you should consider the possible risks of the business described below.


     We have incurred losses applicable to common shareholders of $2,003,583 since inception. We incurred a substantial net loss in fiscal year 2001 and have incurred net operating losses in three of the last five fiscal years. We may continue to incur losses. Even if we do not have a loss, we may not have sufficient earnings to meet HUD net worth requirements or achieve profitability. We did not consistently maintain the HUD net worth requirement in fiscal years 1998, 1999, 2000 and 2001. As of September 30, 2001, we had accumulated losses applicable to common shareholders of approximately $2,003,583. For our fiscal years ending March 31, 2001 and 2000, we had net losses of $514,459 and $1,152,028. We had a net loss of $808,767 during the 1998 fiscal year. We had a net operating loss of $87,773 in fiscal year 1999.


     General economic conditions may adversely affect our business. Economic
     -------------------------------------------------------------
conditions affect the overall level of activity in the mortgage business. The decision to buy, sell or refinance a residence is affected by such economic conditions as the overall growth or decline of the economy, the level of consumer confidence, real estate values, interest rates and investment returns expected by the financial community. These conditions can affect the number and size of mortgage loans of the types we typically originate and make these mortgage loans less attractive to borrowers or to investors in the mortgages. In addition, a decline in real estate values will have an adverse effect on the loan-to-value ratios for the related mortgage loans, weakening the collateral coverage and resulting in greater exposure in the event of a default. This greater exposure to default could make it more difficult for us to obtain interim financing for mortgage loans we originate or purchase or decrease the availability of purchasers of such mortgage loans.

     We are likely to originate and sell fewer mortgage loans if interest rates
     --------------------------------------------------------------------------
rise. In periods of rising interest rates, historically the demand for mortgage
- ----
loans has declined which could result in lower revenues for us. The refinancing segment of the mortgage business is usually the first segment affected. The reason is that as interest rates rise, the costs of refinancing outweigh any interest rate saving eliminating those who are refinancing solely to reduce their interest rate. Typically, refinance loans make up approximately 24% in total dollar volume of our loans. Rising interest rates also affect the purchase segment of the mortgage business. As interest rates increase, payment amounts increase decreasing the number of potential borrowers who feel they can afford the payments and who qualify for the mortgages.

     Interest rate fluctuations can affect the profitability of our mortgage
     -----------------------------------------------------------------------
loans. Changes in interest rates can affect the volume, net interest income and
- -----
sale of mortgage loans originated and purchased by us. When we purchase or originate a loan, we usually have a commitment from a third party to purchase that loan. Generally, we fund the loan using borrowings from our lines of credit which are limited to specific uses and are known as warehouse lines of credit. The warehouse line of credit is repaid upon the sale of the warehoused loans. Before we sell the mortgage loan, we are entitled to receive interest income on the loan from the borrower and we simultaneously pay interest expense to the institution providing the warehouse line of credit. The interest rate we receive during this period and the interest rate we pay are usually different. The profitability of the loan is affected by this difference and fluctuations in interest rates before the mortgage loan is sold. Although we generally have a commitment to sell the mortgage loan before we commit to fund the mortgage loan, there are situations in which we bear a risk of changes in interest rates prior to the mortgage loan being sold. In particular, if interest rates increase during the time before we sell an uncommitted mortgage loan but after we have funded the mortgage loan, we could be required to sell the principal of the mortgage loan for less than we funded, thereby decreasing the mortgage loan's profitability or incurring a loss on the mortgage loan's sale.

     Payments for mortgage loan servicing rights may be less in times of stable
     --------------------------------------------------------------------------
or declining interest rates. The prices we receive upon the sale of mortgage
- ---------------------------
loans and servicing rights depend
upon a number of factors, including the general supply of and demand for mortgage servicing rights, as well as prepayment and delinquency rates on the portfolios of mortgage servicing rights being sold. Interest rate changes can also affect the profitability of the sale of mortgage loan servicing rights to a third party. Purchasers of mortgage loan servicing rights analyze a variety of factors to determine the purchase price they are willing to pay, including the prepayment sensitivity of servicing rights. Because of the increased likelihood of prepayment of loans in periods of declining interest rates, the price of mortgage loan servicing rights related to higher rate mortgage loans may be less than in times of stable or increasing interest rates, which could adversely affect our operations and financial condition.

         We do not have significant servicing rights income to offset some of
         --------------------------------------------------------------------
the effect of an economic downturn. Mortgage companies often offset some of the
- ----------------------------------
effects of an economic downturn caused by high interest rates through fees received for servicing mortgages. Currently, mortgage servicers receive a minimum of one quarter of one percent of the outstanding mortgage loan balance per annum for services rendered and consequently have a continuing revenue stream during periods when the volume of new originations slows. However, we sell the servicing rights on more than 99% of the mortgage loans we originate or purchase. Because we are not servicing a large portfolio of mortgage loans, we must rely upon the generation or purchase of mortgage loans for revenues. This makes us more vulnerable to changes in the economic cycle and general economic health in the geographic area or areas in which we operate.

         We depend on wholesale brokers that are not under our control to
         ----------------------------------------------------------------
generate loans. If we are not successful in maintaining or expanding our broker
- --------------
network, our loan volume and therefore our revenues could decline significantly. During the year ended March 31, 2001, approximately 51% of the mortgage loans closed or purchased by us based on total dollar value were originated by wholesale brokers. Our employees originated the remainder of our loans. None of these brokers are contractually obligated to do business with us and, in fact, the brokers also have relationships with our competitors who actively compete with us in efforts to expand broker relationships. In addition, until recently, we have typically received 15% to 20% of our loan volume in dollars through one broker, First Capital Mortgage. For our 2001 fiscal year, no broker generated more than 10% in total dollar value of loans. However, for fiscal year 2000, 14% in total dollar value of loans made were derived through First Capital Mortgage. First Capital is not obligated to provide us with loans. Their loss as a provider could have a material adverse effect on our business.

         We must depend on brokers to be accurate in their representations
         -----------------------------------------------------------------
regarding compliance and loan quality and may incur losses if representations
- -----------------------------------------------------------------------------
are inaccurate. In addition to depending on brokers to generate mortgage loans,
- --------------
we depend on brokers to be accurate in their representations and warranties regarding compliance with regulations and the quality of the loans to be funded. During 1997, we suffered losses due to broker fraud predominantly with respect to two loans. Primarily due to the misrepresentations made by brokers on two loans, the values of each of the properties securing the loans were overstated by approximately $100,000. In addition, the assets and employment status of each of the two borrowers appear to have been misrepresented. We estimate that these misrepresentations cost us approximately $400,000. In order to address this situation, we restructured our pre-funding quality control procedures. Shortly after the change in procedures, our loan volume generated through brokers decreased causing additional losses.

         If we are unable to maintain adequate funding sources, our ability to
         ---------------------------------------------------------------------
originate and fund loans will be impaired. Our ability to originate and purchase
- -----------------------------------------
mortgage loans depends to a large extent upon our ability to secure financing upon acceptable terms to fund and hold the mortgage loans until sold. We currently fund all but a few of the mortgage loans we purchase and originate through credit facilities with commercial banks and financial institutions collateralized by loan purchase agreements. On rare occasions, we fund loans out of cash flow without using our credit facilities. These agreements are generally terminable at will by either party and must be renewed each year. Our borrowings are in turn repaid with proceeds received when mortgage loans are sold. We currently rely on First Collateral Services to provide our primary credit facilities for our loan originations and purchases. We also have a credit faculty with Provident Bank. Any failure to renew or obtain adequate funding under our financing facilities or other financing arrangements, or any substantial reduction in the size of or increase in the cost of such facilities, could have a material adverse effect on our business, results of operations and financial condition. To the extent we are not successful in maintaining or replacing existing financing, we may have to curtail our mortgage loan origination and purchase activities, which could have a material adverse effect on our operations and financial condition.

         We are not in compliance with restrictive covenants imposed by our
         ------------------------------------------------------------------
primary lender and the lender could demand repayment at any time. At times, we
- ----------------------------------------------------------------
have drawn funds in excess of the amount allowable on our line of credit with First Collateral Services. The outstanding balance on that line of credit on September 30, 2001 was $19,647,364. In addition, substantially all of the restrictive covenants on such line were not satisfied. The lender waived the violations for the period ending on September 30, 2001. The lender also extended the maturity date of the line to February 15, 2002. Currently, we are out of compliance with such covenants. We may not be able to get waivers for these or future violations. The lender can demand full repayment of the overdrawn amount on the entire outstanding balance at any time so long as we are not in compliance with restrictive covenants in the credit facility and the lender has not waived compliance. We would not have the funds available to satisfy such a demand. The lender could seize the mortgage loans which are collateral for the line of credit and proceed against our assets and the guarantors of the line of credit. In addition, if the demand for payment were not satisfied, the interest rate would be increased by 4% and we would be required to pay all costs incurred by the lender in collecting amounts due.


         We depend on programs that purchase and guarantee loans. Generally, the institutional investors that purchase mortgage loans that we originate generate funds by selling mortgage-backed securities. This funding mechanism is largely dependent upon the continuation of programs administered by national government-sponsored mortgage entities, such as Freddie Mac, Fannie Mae and Ginnie Mae, which provide the context for, and facilitate the issuance of, such securities. We also sell a small portion of our loans, less than 1%, directly to Fannie Mae. Although we are not aware of any proposed changes in these programs, the discontinuation of, or a significant reduction in, the operations of such programs could have a material adverse effect on our operations. In addition, the mortgage loan products eligible for these programs may be changed from time to time by the sponsor. Changes could affect the profitability of specific types of mortgage loan products by changing the administrative costs of purchasing or originating the mortgage loans or other aspects of the programs.

         Our competitors in the mortgage banking industry are often larger
         -----------------------------------------------------------------
making it more difficult for us to compete successfully. We face strong
- -------------------------------------------------------
competition in originating, purchasing and selling mortgage loans and related mortgage servicing rights. Our competition is principally from savings and loans associations, other mortgage companies, commercial banks and, to a lesser degree, credit unions and insurance companies, depending upon the type of mortgage loan product offered. We compete with these entities by striving to provide timely service to mortgage brokers and borrowers and develop competitive products. Many of these institutions have greater financial resources than we do and maintain a significant number of branch offices in the areas in which we conduct operations. Increased competition for mortgage loans from other lenders may result in a decrease in the volume of mortgage loans that we are able to originate and purchase. If we are unable to compete effectively, our operations and financial condition could be materially and adversely affected.

         Real property with environmental problems securing our loans may cause
         ----------------------------------------------------------------------
us to incur liability. In the course of our business, we sometimes acquire
- ---------------------
residential real estate which served as collateral for loans that are in default. It is possible that hazardous substances or waste, contaminants or pollutants could be present on such properties and not discovered until after we have taken possession. In such event, we might be required to remove such substances from the affected properties at our expense. The cost of such removal could substantially exceed the value of the affected properties or the loans secured by such properties. There can be no assurance that we would have adequate remedies against the prior owners or other responsible parties, or that we would not find it difficult or impossible to sell the affected real properties either prior to or following such removal. These costs could have a material adverse effect on our operations and financial condition.

         Most of our assets are pledged to secure debt leaving few if any assets
         -----------------------------------------------------------------------
that might be distributed to shareholders in liquidation. Due to our financing
- --------------------------------------------------------
needs, with the occasional exception of loans funded by us, all of our mortgage assets will be used to secure purchase agreements, bank borrowings or other credit arrangements for at least the near future. We hope to be able to fund more loans ourselves at some point in the future, but may never be able to do so on a significant scale. At most times, our debt under the line of credit is approximately equal to the value of our mortgage loan assets. Therefore, such mortgage assets would not be distributed to stockholders in the event of liquidation, except to the extent that the market value of the assets exceeds amounts due our creditors. The market value of the mortgage assets will fluctuate as a result of market factors such as interest rates and prepayment rates as well as the supply of, and demand for, such mortgage assets. In the event of the bankruptcy of a counter-party with whom we have an agreement, we might experience difficulty recovering our pledged mortgage assets, which may adversely affect our operations and financial condition.

         We could be required to sell mortgage assets under adverse market
         -----------------------------------------------------------------
conditions. If we are not able to renew or replace credit facilities as they
- ----------
come up for renewal, we could be required to sell mortgage assets under adverse market conditions and, as a result, could incur permanent capital losses. A sharp rise in interest rates or increasing market concern about the value or liquidity of mortgage assets in which we have a significant investment will reduce the market value of the mortgage assets, which would likely cause lenders to require additional collateral. A number of such factors in combination may cause difficulties for us including a possible liquidation of a major portion of our mortgage assets at disadvantageous prices with consequent losses, which would have a material adverse effect on our financial status and could render us insolvent. Additionally, although we intend generally to sell our mortgage assets within ninety days or less of generation or purchase because such assets will be pledged under financing agreements, our ability to sell mortgage assets to obtain cash will be greatly limited. Our inability to sell such assets could have a material adverse effect on our operations and financial condition.

         We may need additional equity financing, which may or may not be
         ----------------------------------------------------------------
available, to expand our business and to reduce our interest costs. Our primary
- ------------------------------------------------------------------
operating cash requirement is the funding or payment of interest expense incurred on borrowings. We also must fund general operating and administrative expenses and from time to time capital expenditures. We currently fund these cash requirements primarily through our lines of credit and the sale of loans. Management's plan is to decrease our reliance on the lines of credit and increase the volume of loan sales. Our ability to implement this business strategy will depend upon our ability to increase stockholders' equity thereby establishing a reserve which may be used to fund loans. There can be no assurance that we will be able to raise additional equity on favorable terms. We cannot presently estimate the amount and timing of additional equity financing requirements because such requirements are tied to, among other things, our growth. If we were unable to raise such additional capital, our ability to expand and our results of operations and financial condition could be adversely affected.


         Defaults in mortgage loans or characteristics of property securing the
         ----------------------------------------------------------------------
mortgages may adversely affect our ability to sustain the volume of mortgages.
- -----------------------------------------------------------------------------
We fund mortgage loans by drawing on our line of credit, then as soon as possible and typically within fifteen days, sell the loan in the secondary market. We use the proceeds of the sale of a loan to repay the amount borrowed to fund that loan. Thus, the composition of mortgage loans we hold changes from day to day. There are also loans that for one reason or another we do not sell, but hold. This is rare, but does happen from time to time. During the time we hold any mortgage loans, we are subject to increased credit risks, including risks of borrower defaults and bankruptcies and special hazard losses that are not covered by standard hazard insurance, such as those occurring from earthquakes or floods. In the event of a default on any mortgage loan we hold, we will bear the risk of loss of principal to the extent that the value of the secured property and any payments from an insurer or guarantor are less than the amount owed on the mortgage loan and the costs of realizing on the collateral. Any loans in default will also cease to be eligible collateral for our borrowings, which means we will have to finance the loan out of other funds until it is ultimately liquidated. Although we intend to establish reserves in amounts we believe are adequate to cover these risks, there can be no assurance that any such reserves will be sufficient to offset losses on mortgage loans in the future. Even assuming that properties securing mortgage loans we hold provide adequate security for such mortgage loans, there will likely be delays, which could be substantial, in prosecuting foreclosures. State and local statutes and rules may delay or prevent foreclosure on, or sale of, the mortgaged property and may limit revenues in which case proceeds we receive may not be sufficient to repay all amounts due on the related mortgage loan. Some properties that collateralize our mortgage loans may have unique characteristics or may be subject to seasonal factors that could materially prolong the time period required to resell the property.

         Real estate is illiquid and its value is dependent on conditions beyond
         -----------------------------------------------------------------------
our control. The fair market value of the real property underlying any mortgage
- -----------
we acquire may decrease. The value is largely dependent on factors beyond our control and may be affected by adverse changes in national or local economic conditions. The value may also be affected by the need to comply with environmental laws or the ongoing need for capital improvements, particularly in older structures. National disasters could result in unusual loss as could adverse changes in zoning laws and other factors which are beyond our control.

         We are liable for representations and warranties made to purchasers and
         -----------------------------------------------------------------------
insurers. In the ordinary course of business, we make representations and
- --------
warranties to the purchasers and insurers of mortgage loans and the related mortgage servicing rights regarding compliance with laws, regulations and program standards. In broker generated loans, we generally receive similar representations and warranties from the brokers from whom we purchase the loans. If any of these representations and warranties are inaccurate, we may be required to repurchase the corresponding mortgage loans and/or may be liable for damages. Although we were not required to repurchase any loans during the last year, for the two previous years, we were required to repurchase one loan each year. Prior to that, we typically were required to repurchase two to three loans each year. These loans averaged approximately $165,000. In some cases, a portion of the costs of a repurchase are covered by our errors and omissions insurance. Some or all of the costs are also often recovered upon the sale of the collateral for the loan or by ultimate repayment. There can be no assurances that we will not experience greater losses in the future.

         We have not always been in compliance with all of HUD's regulations
         -------------------------------------------------------------------
which means that HUD could prevent us from originating HUD insured loans which
- ------------------------------------------------------------------------------
made up 50% of our loan volume in fiscal year 2001. Federal, state and local
- --------------------------------------------------
authorities regulate and examine the origination, processing, underwriting, selling and servicing of mortgage loans. The United States Department of Housing and Urban Development, commonly known as HUD, has approved us as a mortgagee in HUD programs. HUD insured loans comprised 50%, 61% and 71% of total loans we originated based on total dollar value during the years ended March 31, 2001, 2000 and 1999, respectively. Among other consequences, the failure to comply with HUD regulations could prevent us from reselling our mortgage loans or restrict our ability to service mortgage loans should we choose to do so. Such failure could also result in demands for indemnification or mortgage loan repurchase, rights of recission for mortgage loans, class action lawsuits and administrative enforcement actions, any of which could have a material adverse effect on our operations and financial condition. We failed to maintain the minimum adjusted net worth required by HUD in fiscal years 1998, 1999, 2000 and 2001. We filed a capital restoration plan and had satisfied the net worth requirement by September 15, 1998, but were again out of compliance in fiscal years 1999, 2000 and 2001. We have increased our capital and currently meet the HUD net worth requirements. HUD has the ability to take away certification at any time. If we lost our HUD approval, we would no longer be able to operate as we are now operating and may not be able to continue operations.

         We have not always been in compliance with Fannie Mae regulations which could affect our ability to resell mortgage loans. In December of 2001, our listing as a Fannie Mae approved lender was suspended since we did not meet the $250,000 net worth requirement under the June 30, 2001 financial statements which were at the time the last ones submitted. We were reinstated on January 2, 2002, upon submission of the September 30, 2001 financial statements. Less than 1% of our loans are sold to Fannie Mae; however, many purchasers of our loans require that we be a Fannie Mae approved lender. Thus, the failure to comply with the Fannie Mae regulations could prevent us from reselling our mortgage loans and could prevent us from continuing to operate in the manner in which we currently operate and could prevent us from remaining in business.


         Mortgage loans are subject to significant government regulation.
         ---------------------------------------------------------------
Federal, state and local governmental authorities also regulate our activities as a lender. The Truth in Lending Act, and Regulation Z promulgated thereunder, mandate that mortgage lenders meet requirements designed to provide consumers with uniform, understandable information on the terms and conditions of mortgage loans and credit transactions. The Equal Credit Opportunity Act prohibits creditors from discriminating against applicants on the basis of race, color, sex, age or marital status, among other restrictions and requirements. In instances in which the applicant is denied credit, or the rate or charge for a mortgage loan increases as a result of information obtained from a consumer credit agency, the Fair Credit Reporting Act of 1970 requires the lender to supply the applicant with a name and address of the reporting agency. The Real Estate Settlement Procedures Act and the Debt Collection Practices Act require us to file an annual report with HUD.

         We currently hold licenses or exception certificates in the following states: Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Georgia, Hawaii, Idaho, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Montana, Nevada, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, South Carolina, Tennessee, Texas, Utah, Washington and Wisconsin. We are subject to the laws of all of these states which include licensing requirements as well as limitations on interest rates. We believe that we are in substantial compliance with the laws of all states in which we do business.

         There can be no assurance that we will maintain compliance with these requirements in the future without additional expenses, or that more restrictive local, state or federal laws, rules and regulations will not be adopted or that existing laws and regulations will not be interpreted in a more restrictive manner, which would make compliance more difficult and more expensive for us.

         Our business is concentrated in the Southern California area. Based on
         ------------------------------------------------------------
total dollar values, 44% of our mortgage loan originations and purchases are typically secured by property in the Southern California area. Although we are working to diversify our holdings, there is no assurance that we will be successful in entering any other markets. Even if we do expand to new markets, there is no assurance that we will be able to generate revenues exceeding the costs associated with activities in the new markets or that the business activity in those new markets will match that achieved in the Southern California area. Whether or not we enter into new geographic markets, our results of operations and financial condition will be significantly affected by general trends in the economy and the real estate market in the Southern California area for the foreseeable future.

         We are dependent on the services of key personnel. Our business is
         -------------------------------------------------
substantially dependent on the efforts of Marshall Stewart, our President, and Daryl Meddings, our Chief Financial Officer. We have entered into employment agreements with both of them which are described in the "Management" section of this prospectus. However, under the employment agreements either of them may terminate employment on thirty days notice. Loss of either of their services could have a material adverse effect on our operations.

         Marshall Stewart and Daryl Meddings control the company. Ocean West has
         -------------------------------------------------------
four classes of stock authorized in its Certificate of Incorporation and currently has three classes of voting stock which are issued and outstanding. Although each holder of Common Shares, Class B Common Shares and currently outstanding Preferred Shares is entitled to one vote for each share of stock held, the holders of Class B Common Shares are entitled to elect 75% of the members of the board of directors of Ocean West which is presently two members out of three. Holders of Common Shares and currently outstanding Preferred Shares, together with holders of Class D Common Shares and any additional series of voting Preferred Shares which are created, are only entitled to elect 25% of the members of the board of directors, presently one member. Thus, holders of Class B Common Shares will control the board of directors and, therefore, Ocean West. Mark Stewart and Daryl Meddings, the founders of Ocean West Enterprises, together own 100% of the issued and outstanding Class B Common Shares and will, therefore, control votes by holders of Class B Common Shares. In addition, they own 72% of the issued and outstanding Common Shares and will therefore also elect the remaining director so long as they hold more than 50% of the number of issued and outstanding Common Shares. On all matters other than the election of directors, Mark Stewart and Daryl Meddings together control 73% of the issued and outstanding shares of voting stock of Ocean West and therefore will control the company.

         No payment of dividends on Common Shares is expected in the near
         ----------------------------------------------------------------
future. Ocean West is newly formed and has not paid dividends. Presently, the
- ------
only significant source of earnings out of which to pay dividends is dividends from its subsidiary, Ocean West Enterprises. Ocean West Enterprises has not historically paid dividends to its common shareholders; although it has paid dividends on outstanding preferred stock. Ocean West will be required to pay dividends on all currently issued classes of Preferred Shares. Dividends on Series C shares are 12% per annum or $12 per share and based on $100,000 in investment total $12,000 per year. Dividends on Series E shares are 18% per annum or $45 per share and based on $170,000 in investment total $30,600 per year. Dividends on Series F shares are 14% per annum or $14 per share and based on $105,000 in investment total $14,700 per year. Dividends on Series G shares are 24% per annum or $24 per share and based on $200,000 in investment total $48,000 per year. Dividends on Series I shares are 15% per annum or $15 per share and based on $12,500 in investment total $1,875 per year. Dividends on Series L shares are 12% per annum or $120 per share and based on $1,016,000 in investment total $121,920 per year. Dividends total $229,095 annually assuming no changes in outstanding preferred stock. Ocean West has no present plans to institute a policy of declaring dividends on other than Preferred Shares. In the foreseeable future, our capital requirements will likely consume all operating profits and other available cash. There is no guarantee that Ocean West Enterprises, and therefore Ocean West, will pay dividends in the future or will pay dividends in excess of those owed on the Preferred Shares.

         We have issued and may issue additional Preferred Shares which have
         -------------------------------------------------------------------
preferences over Common Shares. Ocean West's Certificate of Incorporation
- ------------------------------
authorizes the issuance of Preferred Shares with designations, rights and preferences as determined from time to time by its Board of Directors. Currently, Ocean West has 5,871 Preferred Shares of six series outstanding. The Board of Directors is empowered, without shareholder approval, to issue additional series of Preferred Shares with dividends, liquidation, conversion, voting or other rights that could adversely affect the rights of the holders of Common Shares. The voting rights of any Preferred Shares, however, are limited by the Certificate of Incorporation and cannot exceed the voting rights of any Common Shares. The issuance of preferred shares can be used as a method of discouraging, delaying or preventing a change of control of Ocean West.

         The exercise price of the warrants is not based on market prices. The
         ----------------------------------------------------------------
exercise price of the warrants was determined by management based upon management's assessment of business potential and earnings prospects. It reflects management's opinion relating to the future and may not be indicative of future market prices of the warrants or the underlying shares, revenues or profitability.

         Future sales of shares by substantial shareholders may adversely affect
         -----------------------------------------------------------------------
the price of shares. Assuming the exercise of all warrants, 5,253,596 shares are
- -------------------
registered and available for public sale. The remaining outstanding common shares, including the 210,096 Class B Common Shares which may be converted to Common Shares, numbering 3,547,524 are "restricted securities" as defined in Rule 144 promulgated under the Securities Act of 1933. The restricted shares constitute approximately 40% of the issued and outstanding common shares including shares which would be issued upon the exercise of the warrants and conversion of the Class B Common Shares. Sales of securities by affiliates of Ocean West may also be subject to Rule 144 resale limitations. Rule 144 provides a safe harbor from registration requirements for some sales of restricted securities or securities held by affiliates. Currently, all of the restricted Common Shares are held by Mark Stewart, Daryl Meddings and Agape Foundation Trust. In general, under Rule 144, if adequate public information on Ocean West is available, beginning ninety days after the date of this prospectus, a person who has satisfied a one year holding period may sell, during any three month period, up to the greater of 1% of the then outstanding Common Shares or the average weekly trading volume during the four calendar weeks prior to such sale. Sales under Rule 144 are also subject to restrictions relating to manner of sale and notice. Sales of restricted securities by a person who is not an affiliate of Ocean West under the Securities Act and who has satisfied a two year holding period may be made without regard to volume limitations, notice or other requirements of Rule 144. Management is unable to predict the effect that sales made pursuant to Rule 144 or other exemptions under the 1933 Act may have on the prevailing market price of the registered Common Shares, or when such sales may begin under Rule 144.

                              PLAN OF DISTRIBUTION
                              --------------------


         Ocean West issued 300,000 Common Shares and 3,000,000 Common Stock Purchase Warrants to Monogenesis, a closed-end registered investment company, and Monogenesis distributed 261,400 of those shares and 2,614,000 of those warrants to its shareholders as of the date of this prospectus. The Monogenesis shareholders received 100 Common Shares and 1,000 warrants for each share of stock of Monogenesis held on ______________, 2002. Monogenesis is distributing the shares and warrants on behalf of Ocean West to make it a public company with a substantial shareholder base without having to sell shares in a traditional initial public offering. Monogenesis will retain the 38,600 shares and 386,000 warrants which were not distributed as well as the 88,800 shares acquired upon exercise of warrants as compensation for distributing the shares and warrants to its shareholders. It expects to sell the shares periodically and may also exercise or sell the warrants.

         Monogenesis purchased the 300,000 shares at a price of $0.01 each and the warrants, most of which are being distributed to its shareholders, at a price of $0.001 each. It also exercised warrants it received from Ocean West Enterprises for a total exercise price of $7,104 and purchased shares of Ocean West Enterprises which were exchanged in the reorganization for 88,800 shares of Ocean West. Monogenesis received the warrants as compensation on November 1, 1999. In addition, Monogenesis agreed to distribute shares and warrants to its shareholders approximately 1,200 of which are considered institutional shareholders and include employee benefit plans and trust funds. The price was determined by Monogenesis and management of Ocean West Enterprises. As of the date of this prospectus, Ocean West will record $223,954 in expense and in additional paid in capital based on the estimated fair value of the 388,800 Common Shares and 3,000,000 warrants issued to Monogenesis less the price Monogenesis paid for the shares and warrants. Of the $223,954 expense to be recorded by Ocean West, $157,363 relates to the shares and warrants distributed under this prospectus. The estimated fair value used to calculate the expense is based on an appraisal of the value of Ocean West Enterprises by Norman Jones Enlow & Co., Certified Public Accountants. Monogenesis will retain the shares and warrants not distributed as compensation for effecting the distribution. The following tables describe the compensation received by Monogenesis and the estimated offering expenses to be paid by us:

                                                   Less Purchase       Total
       Undistributed Shares        Estimated       Price Paid by     Estimated
         From Ocean West             Value          Monogenesis        Value
         ---------------             -----          -----------        -----
127,400 Common Shares (1)         $   76,695       $     10,104      $  66,591

386,000 Warrants (2)              $        0       $      3,000         (3,000)

                  Total Compensation                                 $  63,591


- --------------------------------------------------------------------------------

(1) The estimated value of $0.602 per Common Share is based on an appraisal by Norman Jones Enlow & Co., Certified Public Accountants. The appraisal was based on the discounted cash flow method and consideration of the market method based upon transactions of similiar type companies.

(2) The warrants have an estimated value of zero based on the Black-Scholes pricing model under Statement of Financial Accounting Standards No. 123.

- --------------------------------------------------------------------------------


         Expense                                          Estimated Amount
         -------                                          ----------------
         Registration fee                                    $   2,200

         Transfer Agent fees                                     6,000

         Printing and EDGAR filing costs                        18,000

         Legal fees                                             80,000

         Accounting fees                                        30,000

         Estimated value stock-based compensation
         to Monogenesis                                         63,591
                                                             ---------
             Total Expenses                                  $ 199,791

- --------------------------------------------------------------------------------

         Monogenesis will own approximately 2% of the outstanding Common Shares of Ocean West after the distribution. Through the distribution of the shares and warrants by Monogenesis and the periodic sale of shares by shareholders we hope to create a public trading market in our Common Shares. We hope that a public market for the shares will facilitate access to public markets and equity capital for future acquisitions and working capital and provide liquidity for employee stock incentive programs and existing shareholders.

         Since Monogenesis is purchasing shares and warrants with the intent to distribute them, it is deemed an underwriter under the 1933 Act. An underwriter is a person who purchases securities from an issuer with a view to the distribution of such securities. Monogenesis is not a broker-dealer and has not participated in any traditional underwritings. It is registered as a closed-end investment company under the Investment Company Act of 1940 and was formed to provide a mechanism for companies to become reporting companies under the 1934 Act in transactions similar to the distribution described in this prospectus. Monogenesis completed one such distribution in 1992 and two in 1997. Ocean West and it shareholders have agreed to indemnify Monogenesis against any liability arising out of a breech of any representation, warranty or covenant made by Ocean West Enterprises or its shareholders in the agreement with Monogenesis.

         Shareholders of Monogenesis that receive shares and warrants will receive such securities as a dividend. No holder of Monogenesis stock will be required to pay any cash or other consideration for the shares or the warrants received in the distribution or surrender or exchange Monogenesis stock in order to receive shares or warrants. Holders of the warrants will be required to pay the exercise price to exercise the warrants.

         Shareholders, including the recipients of Common Shares distributed by Monogenesis, will be able to sell their shares and warrants which are registered, at any time, although the sale of securities by affiliates is limited and will generally be subject to Rule 144. Monogenesis does not believe that any person who receives shares or warrants in the distribution will be an affiliate. It is expected that registered shares or warrants will be sold through the selling efforts of brokers or dealers. There is no agreement with any specific brokers or dealers relating to the shares or the warrants nor has any plan of distribution or sale of the shares or warrants been developed, other than the distribution to Monogenesis shareholders described in this section.

     Shareholders of Ocean West holding registered shares may sell them:

     .    to purchasers directly

     . in ordinary brokerage transactions and transactions in which the broker solicits purchasers

     . through underwriters or dealers who may receive compensation in the form of underwriting discounts, concessions or commissions from such shareholders or from the purchasers of the securities for whom they may act as agent

     . by the pledge of the shares or warrants as security for any loan or obligation, including pledges to brokers or dealers who may effect distribution of the shares or warrants or interests in such securities

     . to purchasers by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus

     . in a block trade in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate a transaction

     . through an exchange distribution in accordance with the rules of the exchange or in transactions in the over-the-counter market

     .    pursuant to Rule 144

Such sales may be made at then prevailing prices and terms which may be related to the then current market price or at negotiated prices and terms. In effecting sales, brokers or dealers may arrange for other brokers or dealers to participate.

         Shareholders that sell their shares or their successors in interest, and any underwriters, brokers, dealers or agents that participate in the distribution of the shares and warrants held by such shareholders, may be deemed "underwriters" within the meaning of the 1933 Act, and any profit on the sale of securities by them and any discounts, concessions or commissions received by any of them may be deemed to be underwriting commissions or discounts under the 1933 Act. We have agreed to pay all expenses incident to the registration of shareholders' shares and warrants other than underwriting discounts or commissions, brokerage fees and the fees and expenses of counsel to such shareholders, if any. We will not receive any proceeds from the sale of shares or warrants by the shareholders. In the event of a material change in the information disclosed in this prospectus, the shareholders will not be able to effect transactions in the shares and warrants pursuant to this prospectus until a post-effective amendment to the registration statement is filed with, and declared effective by, the SEC.

         Ocean West became subject to the reporting requirements of the 1934 Act on the date of this prospectus. The first report will be due _______________, 2002. We intend to apply for quotation of the shares and warrants on the OTC Bulletin Board.

                                 USE OF PROCEEDS
                                 ---------------

         The cash proceeds of $13,104 derived from the sale of the shares and warrants to Monogenesis will be used to pay the expenses of registering shares and warrants or as working capital. We will not receive any proceeds from the sale of shares or warrants by the selling shareholders.

         If all of the warrants are exercised, we expect to use the $3,750,000 proceeds as follows:

Balance Sheet Data (1):

- --------------------------------------------------------------------------------

                    Use                                      Amount
                    ---                                      ------

    Pay down warehouse line of credit (1)                 $ 1,700,000

    Redeem outstanding Preferred Shares (2)                   836,000

    Working capital                                         1,214,000
                                                          -----------
            Total                                         $ 3,750,000
                                                          ============

- --------------------------------------------------------------------------------


(1) Depending on the timing of the receipt of the funds, we anticipate that the payments under the line of credit would be to First Collateral Services. The current line with First Collateral expires on February 15, 2002, although the bank has continued to fund loans under the line after expiration in the past. It bears interest at the bank reference rate plus 2.5%.

(2) The preferred shares would be redeemed to reduce the amount of dividends owed to preferred shareholders, making such amounts available for other uses. The most likely order in which preferred stock would be redeemed is as follows:


                             Number
             Series        of Shares            Holder                    Amount
             ------        ---------            ------                    ------
            Series E            800       Ron and Judy Meddings        $   200,000
            Series F            750       Ron and Judy Meddings             75,000
            Series G          2,000       Barum Ashem, Inc.                200,000
            Series L             74       Jennifer Ericson                  74,000
            Series L            104       Daryl Meddings                   104,000
            Series L            100       Alice Ramsey                     100,000
            Series L             83       Mark Stewart                      83,000
                                                                       -----------
                                                                       $   836,000
                                                                       ===========


If we receive less than $3,750,000 and more than a de minimus amount, any proceeds will first be used to pay down the warehouse line of credit, then to redeem outstanding Preferred Shares. Use of the proceeds is subject to change based upon our financial position and other factors which might be applicable at the time the proceeds are received.

                                 CAPITALIZATION
                                 --------------

       The capitalization of Ocean West Enterprises (prior to acquisition by Ocean West) and the pro forma capitalization of Ocean West (giving effect to the acquisition of shares of Ocean West Enterprises) as of September 30, 2001 are as follows:

================================================================================

Capitalization of Ocean West Enterprises Prior to Acquisition:

================================================================================

       Stockholders' Equity:

       Preferred Stock; no par value; 50,000 shares authorized:

          Series C, 1,000 shares issued and outstanding                100,000
          Series D; 1,500 shares issued and outstanding                600,000
          Series E, 1,200 shares issued and outstanding                300,000
          Series F, 1,250 shares issued and outstanding                125,000
          Series G, 2,000 shares issued and outstanding                200,000
          Series I, 550 shares issued and outstanding                   55,000
          Series K, 1,000 shares issued and outstanding                120,000
          Series L, 1,071 shares issued and outstanding              1,070,000

       Common stock no par value; 100,000 shares authorized;

              31,340 shares issued and outstanding                   408,348
         Accumulated deficit                                      (2,003,583)
                                                                ------------

              Total stockholders' equity                        $    974,765
                                                                ============

================================================================================

Pro Forma Capitalization of Ocean West Assuming Acquisition of Shares of Ocean West Enterprises (1):

================================================================================

       Stockholders' Equity:

              Common Shares
                  par value - $0.01 per share; 30,000,000 shares authorized ;
                  5,591,024 shares issued and outstanding (2)                    $     55,910


              Class B Common Shares

                  par value - $0.01 per share; convertible; 5,000,000 shares
                  authorized; 210,096 shares issued and outstanding                     2,101

              Class D Common Shares

                  par value - $0.01 per share; convertible; 600,000 shares
                  authorized; no shares issued and outstanding                            -0-

              Preferred Shares

                  par value - $0.01 per share; 10,000,000 shares authorized;
                  Series C, 1,000 shares issued and outstanding                       100,000
                  Series E, 680 shares issued and outstanding                         170,000
                  Series F,1,050 shares issued and outstanding                        105,000
                  Series G, 2,000 shares issued and outstanding                       200,000
                  Series I, 125 shares issued and outstanding                          12,500
                  Series L, 1,016 shares issued and outstanding                     1,016,000

         Additional paid-in capital                                                 1,553,895
         Accumulated deficit                                                       (2,227,537)
                                                                                 ------------

              Total stockholders' equity                                         $    987,869
                                                                                 ============

- --------------------------------------------------------------------------------

(1) Pro forma balance sheets assuming acquisition of Ocean West Enterprises by Ocean West and showing pro forma adjustments are included in their entirety in the Financial Statements section of this prospectus.

(2) The number of issued and outstanding Common Shares of Ocean West includes 5,202,224 shares held by the former shareholders of Ocean West Enterprises and the 388,800 Common Shares issued to Monogenesis for $10,104. This number does not include the 3,000,000 Common Shares which may be issued upon the exercise of the warrants.

                                    BUSINESS
                                    --------

General
- -------

         Ocean West Enterprises, which also does business under the name Ocean West Funding, is a real estate finance company principally engaged in mortgage banking. We originate, package, fund and sell on a whole loan basis conventional, government and non-conforming residential mortgage loans secured by one-to-four family residences. We consider "non-conforming" loans to be loans made to borrowers who are unable to obtain mortgage financing from conventional mortgage sources whether for reasons of credit impairment, income qualifications or credit history or have a desire or need to receive funding on an expedited basis. We primarily make loans to purchase existing or new residential properties, refinance existing mortgages, consolidate other debt or finance home improvements, education or similar items. We do not currently make any commercial loans.

         Ocean West Enterprises originates and funds loans with the goal of selling the loans into the secondary market as quickly as possible for a profit. In most cases, the loans are funded through advances from a credit facility which advances are repaid upon sale of the loans. The interest we receive from the borrowers prior to sales of the loans is in most cases equal to the interest we pay on our line of credit. The secondary market is any investor willing to purchase these types of loans; however, we sell loans almost exclusively to institutional investors, such as financial institutions. Typically, the institutional investors will specialize in purchasing a specific type of loan and will require that the loan documentation contain specified provisions and the loans meet specified parameters.

         The only loans that we do not sell are loans which for one reason or another are not immediately salable into the secondary market. Usually, these are loans that do not fit a purchaser's guidelines. This happens in the case of less than 1% of the loans we fund. Typically, we will hold the loans for a period of time, usually less than a year, and then sell them in the secondary market. It is easier to sell these loans after a payment history has been established. We usually hold only a few of these loans at any one time; as of September 30, 2001, we held ten of them.

         Ocean West Enterprises was formed in 1988. From the beginning, we have been primarily engaged in the origination and sale of residential real estate mortgages. Almost all of our originations were derived through independent mortgage brokers until 1998 when we established a retail telemarketing division to market loans directly to homeowners. With interest rate increases and the resultant decline in the refinancing market, we closed the telemarketing division in the first quarter of fiscal 2000. However, we continue to market loans directly to homeowners, using primarily other methods than telemarketing, through a retail division and through branch offices.

Our current expansion plans are centered on new geographic markets and marketing directly to builders and real estate agents.


     Although still under development, applicants may complete loan applications through our website at www.oceanwest.com. The domain is currently registered to Golden State Communications, the initial developer and host of the website.

     The mortgage loans we originate generally range in size from $80,000 to $2,000,000 with most loans being in the $100,000 to $180,000 range. The following table illustrates the breakdown by size of loans originated during the last three fiscal years:

                                                                   Year ended March 31,
                                                   2001                    2000                   1999
                                                   ----                    ----                   ----
                                            Number                 Number                  Number
                                           of Loans    Percent    of Loans     Percent    of Loans    Percent
                                           --------    -------    --------     -------    --------    -------
Less than $100,000                            1,062       40%          634        32%          827       35%

Between $100,000 and $180,000                 1,047       40%          949        49%        1,292       55%

More than $180,000                              543       20%          375        19%          245       10%
                                           --------     -----     --------      -----     --------     -----

         Total                                2,652      100%        1,958       100%        2,364      100%
                                           ========    ======     ========      =====     ========     =====

     Substantially all loans we originate are secured by a first priority real estate mortgage with the remainder secured by less than a first priority mortgage. Typically less than 2% of the principal balance of loans are secured by second priority mortgages. Our core borrower base is individuals who purchase homes using government financing. Our non-conforming borrower base is individuals who do not qualify for traditional "A" credit because their credit history, income or some other factor does not conform to standard agency lending criteria.

HUD Loans
- ---------


     We are an approved mortgage lender for HUD programs under which eligible loans are insured. HUD insured loans comprised 50% of the total loans in dollar value we originated during our most recent fiscal year and 61% and 71% during the two previous fiscal years. In order to maintain HUD certification, we must, among other things, maintain a minimum adjusted net worth of $1,000,000 calculated in accordance with HUD regulations which we failed to maintain in our last four fiscal years 2001, 2000, 1999 and 1998. The deficiencies were $184,972 in fiscal year 2001, $1,208,529 in 2000, $172,901 in 1999 and $772,926 in 1998.
We raised additional capital recently and are currently in compliance with the net worth requirements.

     In addition to maintaining the required net worth, we must maintain liquid assets of 20% of our net worth up to a maximum of $100,000. We must maintain a fidelity bond of $300,000 and $300,000 of errors and omission insurance coverage. We are required to maintain a warehouse line of credit sufficient to fund sixty days of average loan production. Our personnel must be trained and we must have one or more full time senior corporate officers with authority over the loan origination and servicing operations with a minimum of three years experience in mortgage activities similar to ours. A staff of at least three employees is also required. There are also additional requirements relating to conducting business, execution of insurance applications, office facilities, office approval, communications among offices, quality control, staffing reports, fees, compliance with laws, and agencies. We must submit a yearly verification report including certified audit reports prepared in accordance with HUD standards as part of the annual recertification procedure.


     Our loss of the right to make loans under the HUD program would have a material adverse effect on our business. Termination of the right to make HUD insured loans would not affect the insured status of loans previously made or our right to apply for, and be granted, a new certification if we later meet the criteria. In the event of such loss, we might be able to maintain a lower approval status allowing us to broker HUD loans, but not fund them.

Business Strategy
- -----------------

     We have had an operating loss in three of the last five years. However, for the first six months of fiscal 2002, we had net income before taxes of $425,966 compared to net income of $424,681 for the same period of the previous year.

     Management believes that the primary strengths of Ocean West Enterprises are the following:

     . Our management has over forty years of combined experience in the lending industry. Marshall Stewart, Daryl Meddings and Thomas Melsheimer have worked together since 1989.

     . Our management's experience in the mortgage lending industry means that these individuals have worked with many of the mortgage brokers that originate loans for us for a number of years enhancing efficiency and trust in the working relationship.

     . We have worked to foster, and believe that we have established, a reputation for a service oriented sales culture emphasizing quick and efficient responses to customer needs and market demands. One recent feature implemented to further this goal is the use of automated underwriting and laptop computers to provide "point of sale" loan approvals.

     . We have also worked to establish an operating philosophy among our employees requiring adherence to consistent and prudent underwriting guidelines for loans we make designed to produce mortgage products which are desirable to the secondary market.

     . We have been able to remain a low cost originator of loans by controlling expenses despite the fact that we have suffered losses in many years. The losses have been primarily due to expansion costs or misrepresentations which were made on a few loans. We revised our quality control procedures to reduce the risks of misrepresentations in the future.

     Our operating strategy is based on the following key elements:

     Whole Loan Sales for Cash: We sell almost all of our originated mortgage loans monthly for cash, historically at a premium over the principal balance of the mortgage loans which practice we plan to continue.

     Continuing Growth of Wholesale Production: We believe that we can continue to grow wholesale production of loans by increasing penetration in existing markets and by selectively expanding into new geographic markets. We plan to increase penetration in existing markets by increasing our sales force targeted to such markets. Management believes that this is the most cost effective way of increasing the market share since "account executives" are compensated primarily through commissions, creating little expense for us if revenues are not being generated in a market. Establishing a sales force there is also the method for expanding into new markets. We select new geographic markets by analyzing an area's existing market and growth potential. Then, if acceptable, applying for lending approval for that area.

     Expansion of Product Offerings: We use relationships with mortgage loan brokers and real estate professionals which we have developed over the last six years to obtain the information necessary to quickly and efficiently tailor existing products or introduce new products to satisfy broker and consumer product needs. As part of this expansion, we have set up a wholesale web site and begun to use the internet to solicit new retail borrowers. Currently, since August 2000, we have been working on an Alternative "A" program. Alternative A loans are loans that are not standard documentation loans. This product would be sold directly to the Wall Street Capital Markets based on a risk grade model developed by one of our capital market investors, Credit Swisse First Boston. This product has higher loan-to-value ratios, borrowers with less than exceptional credit scores and uses higher debt service-to-income ratios. It also allows for greater flexibility than the standard agency guidelines. Although still in the developmental stage, we have begun selling it and it now accounts for approximately 15% of current production.

     Servicing: Currently, we sell more than 99% of the servicing rights to loans we originate.

     Warehouse Facility: Our management intends to continue to work to lower our costs of originating loans by attempting to negotiate more favorable credit facilities.

     As part of the benefits of expanding the business into other markets. we believe that a presence in other markets may help lessen the effect of any downturn in the Southern California market which is where 44% of our current loans are generated. We can only expand into states in which we have licenses or exemption certificates, although we may also make occasional loans in states which do not require a license for certain types, such as cash out refinancings involving a first priority mortgage or a certain number of loans made in a given period. For example, several states do not require a license if no more than three loans are made in that state during a twelve month period.

     In furthering the expansion, we currently hold license or exemption certificates in thirty-six states although we have not had significant loan activity in all of those. Currently, in addition to California, during our last fiscal year we made ten or more loans in Hawaii, Indiana, Michigan, Missouri, Nevada, Oregon, Tennessee, Texas and Washington. We also made occasional loans in sixteen additional states. We believe we are in substantial compliance with the laws of all states in which we do business.

Divisions
- ---------

     Ocean West Enterprises currently has two divisions -- a wholesale division and a retail division. In wholesale transactions, we typically do not have any contact with the borrower at application while in retail funding, we have contact with the borrower from the beginning of the application process. Our wholesale division has relationships with approximately 1,000 approved independent loan brokers and has historically accounted for substantially all of our loan originations. Our retail branch division was created to expand our loan originations across the nation. Several years ago, we created a retail telemarketing division to market loans directly to homeowners. As the interest rate increased and the refinancing market decreased, we determined that the telemarketing efforts were no longer profitable and ceased telemarketing in the first quarter of fiscal 2000.


     Ocean West Enterprises is in the process of developing new retail divisions to market loans directly to builders and real estate agents. Management is currently negotiating an agreement with a person to fill the position of Retail Manager and oversee this division. Other items regarding recruitment of employees and location of the office have been discussed, but further action requires the input of the Retail Manager.

     During fiscal year 2001, 51% in total dollar value of loans we made were originated by wholesale brokers with no brokers originating more than 10% of such loan volume. The remaining 49% in dollar value of the loans were originated through our retail division branch offices through direct contact with borrowers. We are also working to develop a retail division to market loans directly to builders and real estate agents.

     The following table sets forth the volume of mortgage loans originated through the Wholesale Division versus the Retail Division (which numbers include loans generated through the telemarketing division before it was closed):

                                                    Year ended March 31,
                                  2001                      2000                            1999
                                  ----                      ----                            ----
                           Volume          Percent         Volume          Percent         Volume          Percent
                           ------          -------         ------          -------         ------          -------
Wholesale            $   185,049,472         51%    $   219,997,953           84%     $   218,987,397         73%

Retail                   179,951,094         49%         42,606,223           16%          81,657,518         27%
                     ---------------      -----     ---------------        -----     ---------------      ------

      Total          $   365,000,566        100%    $   262,604,176          100%     $   300,644,915        100%
                     ===============      =====     ===============        =====      ===============     ======

Wholesale Division
- ------------------

     Historically, our primary source of mortgage loans has been our Wholesale Division which maintains relationships with approximately 1,000 independent mortgage brokers. The mortgage loan brokers act as intermediaries in arranging mortgage loans. We typically receive loans from 128 brokers in a year with approximately $3 million to $4 million per month, or 10% to 20% of our loans based on the dollar value, originated through First Capital Mortgage.

     We typically enter into a mortgage broker agreement with each independent mortgage broker requiring the broker to meet licensing and other criteria. Basically, we establish a non-exclusive relationship with the mortgage brokers who generally also act for other mortgage loan companies as well. The mortgage broker, from time-to-time and at its option, will submit completed mortgage loan application packages from the general public to us for funding consideration and then will facilitate the closing of mortgage loan applications that we approve for funding. The broker's role is to identify applicants, assist in completing loan application forms, gather necessary information and documents and serve as our liaison with the borrower throughout the lending process.

     We review and underwrite the applications submitted by brokers, approve or deny the applications and set the interest rate and other terms of the loans. Upon acceptance by the borrower and satisfaction of all of the lending conditions, we fund the loan. Because brokers conduct their own marketing and use their own employees to obtain loan applications and maintain contact with borrowers, originating loans through brokers allows us to increase loan volume without incurring marketing, labor and other overhead costs associated with retail originations. We have no obligation to pay a mortgage broker any sums owed to the mortgage broker by a borrower or to pay a mortgage broker any sum with respect to any mortgage loan application package which is not closed and funded.

     Generally, mortgage brokers submit loan applications to an account executive in one of our sales offices. The loan is logged-in as required by the Real Estate Settlement Procedures Act, underwritten and, in most cases, conditionally approved or denied within forty-eight hours of receipt. We attempt to respond to each application as quickly as possible, since mortgage brokers generally submit individual loan files to several perspective lenders simultaneously and the lender with the quickest response has a better chance of obtaining the loan. If the application meets our underwriting criteria, we will issue a "conditional approval" to the broker with a list of specific conditions to be met and additional documents to be supplied prior to funding the loan. Some examples of additional documents which may be required are credit verifications and independent third party appraisals. In most cases, we fund loans within fifteen days of the approval of the loan application.

     We require that all independent brokers submitting loans to us be registered or licensed in the jurisdiction in which they operate and be approved by us in advance. We annually audit all brokers that submit loans to us in order to confirm possession of current licenses or registrations and to update the broker's financial statements and employees' names and addresses. We believe that an important element in developing, maintaining and expanding our relationships with independent mortgage loan brokers is to provide a high level of product knowledge and customer service to the brokers.

Product Types
- -------------

     Ocean West Enterprises offers a broad range of mortgage loan products to provide flexibility to mortgage loan brokers and retail divisions. These products vary in loan-to-value ratio and income requirements as well as other factors.

     The following is a list of our primary standard products:

     .    FHA/VA - Thirty-year fully amortizing adjustable or fixed rate program
          ------
          -- adjustable rate program indexed to the one-year treasury featuring a cap of annual interest rate increases of 1% and a life cap on increases of 5%.

     .    95% LTV (loan-to-value) First Mortgage Loan -- Thirty-year fully
          -------------------------------------------
          amortized adjustable or fixed rate program that meets guidelines provided by purchasers of loans.

     .    Conforming Mortgage Products -- Adjustable and fixed rate loan
          ----------------------------
          programs that meet the guidelines for purchase by government-sponsored entities, such as FNMA and FHLMC which guarantee mortgage backed securities, and by permanent investors in mortgage backed securities secured by, or representing ownership in, such mortgage loans.

     .    Second Mortgage Program -- Fixed rate amortizing and fixed rate with a
          -----------------------
          balloon payment programs that are limited to borrowers identified as A+ through B credit, risks, with a maximum combined loan-to-value ratio equal to 100%. Borrowers are given a credit grade through two basic methods. One is through an underwriter that knows and understands the end investors' credit requirements and grades the borrowers accordingly. The other is through automated underwriting systems used by many investors including Fannie Mae and Freddie Mac. In the automated system, the borrower's credit information is entered into a computer-driven underwriting system which analyzes the data and runs a credit report.

     .    JUMBO Loans -- Adjustable and fixed rate loan program for loans that
          -----------
          exceed the loan limits set by the Federal National Mortgage Association (Fannie Mae) and the Federal Home Loan Mortgage Association (Freddie Mac). These loans are sold to investors in the secondary market that specialize in these types of loans and are structured to meet the guidelines provided by specific investors.

For non-conforming loans, we typically offer fixed-rate first mortgage loans which are amortized over a fifteen- or thirty-year period as well as loans with a balloon payment in fifteen years and payable during the fifteen year period under a thirty-year amortization schedule.

     The following table sets out loan originations by product type for the last three fiscal years:

                                                               Year ended March 31,
                                            2001                       2000                        1999
                                            ----                       ----                        ----
                                   Volume       Percent        Volume       Percent         Volume      Percent
                                   ------       -------        ------       -------         ------      -------
                               (in thousands)              (in thousands)               (in thousands)
                               --------------              --------------               --------------
Loan Types:
- ----------

FHA/VA-Government                $   159,221        43%      $  159,894         61%      $   213,967        71%

Conforming - Conventional            135,458        37%          76,881         29%           62,585        21%

Jumbo Loans                           68,075        19%          24,684          9%           21,311         7%

Second Mortgages                       2,247         1%           1,145          1%            2,782         1%
                                 -----------      ----       ----------       ----       -----------      ----

         Total                   $   365,001       100%      $  262,604        100%      $   300,645       100%
                                 ===========      ====       ==========       ====       ===========      ====
Loan Products:
- -------------

15/30 Year Fixed - All Loan
   Types                         $   333,734        91%      $  230,254         88%      $   289,538        96%

Adjustable - All Loan Types           31,267         9%          33,350         12%           11,107         4%
                                 -----------      ----       ----------       ----       -----------      ----

         Total                   $   365,001       100%      $  262,604        100%      $   300,645       100%
                                 ===========      ====       ==========       ====       ===========

Quality Control
- ---------------

     Ocean West Enterprises has implemented a loan quality control process to help enforce sound lending practices and compliance with our policies and procedures as well the compliance requirements of agencies such as HUD, Fannie Mae and the requirements of other purchasers of mortgages. Prior to funding a loan, we perform a "pre-funding quality control audit" in which our staff re-verifies the borrower's credit history and employment, using automated services as well as verbal verifications. In addition, properties which will potentially secure the mortgage loans are appraised by an independent appraiser. All appraisals must be conducted by a qualified licensed independent appraiser and the appraisal must conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation. Our personnel also review every appraisal to confirm the adequacy of the property as collateral prior to funding.

     In addition, our quality assurance department audits a percentage of all loans which are funded. The department reviews the documentation, including appraisals and recertifications, for compliance with established underwriting guidelines and lending procedures. The department also reexamines the funding documents for accuracy, completeness and adherence to corporate, state and federal requirements. As part of the audit process, any deficiencies discovered are reported to senior management to determine trends and any need for additional training of personnel.

Underwriting
- ------------

     Ocean West Enterprises has established underwriting criteria under which mortgage loans are originated. The loans originated under these underwriting guidelines generally also satisfy the underwriting standards used by the Federal Housing Association, the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation. The underwriting guidelines are intended to aid in evaluating the credit history of the potential borrower, the capacity of the borrower to repay the mortgage loan, the value of the real property which will secure the loan and the adequacy of such property as collateral for the proposed loan. The loan terms, including interest rate and maximum loan-to-value ratio, are determined based upon the underwriter's review of the loan application and related data and the application of the underwriting guidelines.

     We employ only experienced underwriters. Our Underwriting Manager must approve the hiring of all underwriters, including those who will be located in a regional or branch office. Our underwriters must have had either substantial underwriting experience or substantial experience with us in other aspects of the mortgage finance industry before becoming part of the underwriting department. All underwriters are required to participate in ongoing training, including regular supervisory critiques of each underwriter's work. We believe that our underwriting personnel have the ability to analyze the specific characteristics of each loan application and make appropriate credit judgments.

     The underwriting guidelines include three levels of documentation requirements for applicants which are referred to as the "Full Documentation," "Lite Documentation" and "Stated Income Documentation" programs. The level of documentation required for a specific loan is dictated by the purchasers in the secondary market. Under all three programs, we review:

     .    the applicant's source of income;
     . calculate the amount of income from sources listed on the loan application or other documentation;
     .    review the credit history of the applicant;
     . calculate the debt service-to-income ratio to determine the applicant's ability to repay the loan;
     .    review the type and use of the property being financed; and
     .    review the property.

In determining the ability of the applicant to repay the loan, our underwriters use: (a) a qualifying rate that is equal to the stated interest rate on fixed-rate loans, (b) the initial interest rate on loans which provide for three years of fixed interest rate and payments before the initial interest rate adjustment, or (c) 2% above the initial interest rate on other adjustable-rate loans. The underwriting guidelines require that mortgage loans be underwritten following a standard procedure which complies with applicable federal and state laws and regulations and requires our underwriters to be satisfied of the value of the property to be mortgaged based upon a review of the appraisal. In general, the maximum principal amount of loans originated under our conventional program is $650,000; however, management may approve and make larger loans on a case-by-case basis. Larger loans also require approval by the intended purchaser of the loan.

     Under the Full Documentation program, applicants are generally required to submit two written forms of verification of stable income for at least twelve months. Under the Lite Documentation program, the applicant submits twenty-four months of bank statements. Under the Stated Income Documentation program, an application may be accepted based upon the monthly income stated on the mortgage loan application if other criteria are met. All of the programs require a telephone verification of the employment of salaried employees. In the case of purchase money loans, under the Full Documentation program guidelines and, on all purchase loans where the loan-to-value ratio is greater than 80%, we also verify source of funds to be deposited by the applicant into escrow.

     Management evaluates the underwriting guidelines on an ongoing basis and periodically modifies them to reflect current assessments of various issues relating to underwriting analysis. In addition, as new loan products are developed, we adopt underwriting guidelines which are appropriate for the new products. Conventional mortgage loans and second mortgage loans, including 125% loan-to-value loans, are underwritten to the standards of the intended purchasers of the loans and use information, including credit scores, which we do not generally consider under our standard underwriting guidelines.

Sale of Loans
- -------------


     Ocean West Enterprises generally sells substantially all of the loans originated. The dollar amount of loans held for sale varies from day to day, but on September 30, 2001 was approximately $21,942,800. Once we have funded a loan through a credit facility, the next objective is to sell the loan as quickly as possible which typically happens in ten to fifteen business days. A reconciliation package is prepared for accounting. The file then moves on to the shipping department where it is copied and stacked to specific investor guidelines. After we receive the final HUD or other closing statement, usually two to three days after funding, the file is sent to the appropriate investor and revenue is recognized. We typically make general representations and warranties to purchasers of the mortgages relating to borrower disclosures, closing procedures, credit documentation, follow-up documentation and accuracy of representations. In many cases, purchasers of the mortgages will require language in the documentation mandating that we return all or a portion of the premium and any premium paid for servicing rights for loans that are paid off early, typically prior to the end of the first year. In most cases, we are only liable for premium recapture if the loan is being prepaid as a result of a refinancing with us or one of our affiliates.

     Most of our loans are purchased by the following institutional investors:
Chase Manhattan Mortgage, Citmorgage, Inc., Headlands Mortgage Corporation, Green Point Mortgage, Indy Mae, G.E. Capital Corporation, Interfirst Mortgage, Fleet Mortgage, Firstar Bank N.A., First Union Mortgage Corporation, Saxon Mortgage and Washington Mutual. Purchasers of loans vary from time to time as the purchasers get in and out of the market. For the fiscal year which ended March 31, 2001, one buyer purchased in excess of 10% of our production; Credite Suisse First Boston purchased approximately 18%. The purchaser for a particular loan is chosen by our secondary marketing department. Commitments to purchase loans are made on a loan by loan basis. We are not required to provide a certain number of loans to any purchaser.

Mortgage Loan Servicing Rights
- ------------------------------

     Ocean West Enterprises currently sells the servicing rights on the loans it funds to the purchaser of the loan. At the time the loan is sold, the purchaser of the loan typically pays us a premium for the release of the servicing rights. The premium is paid for the right to collect the servicing fees for the period the loan remains on the investor's books. A typical spread for an "A" grade loan is 1/4 of 1% annually. In the past, we occasionally retained servicing rights, but no longer do so regularly. Since we are not currently set up to service loans in-house, we contract with Dovenmuehle Mortgage, Inc. to subservice any loans for which we have servicing rights. The subservicer is responsible for accepting and posting all payments, maintaining escrow accounts and reporting to the end investors, such as Fannie Mae, Indy Mae, etc. For this service, we typically pay the subservicer a monthly fee averaging $6 to $7 per loan. Currently, the subservicer is servicing fifty-five loans with approximately $4,635,000 in total principal balance. The amounts paid to the subservicer will decline as the loans are paid off.

Competition
- -----------

     The mortgage banking business is highly competitive and there are many participants. The market for mortgage loans is influenced by interest rate levels as well as other general economic and demographic factors. We compete with other wholesale and retail mortgage banking entities and financial institutions, many of which have substantially greater financial and other resources than we do. We also compete with mortgage brokers, including those that have agreements with us who usually represent and submit applications to more than one mortgage provider. Mortgage brokers compete on the basis of service, range of mortgage loan products and pricing. We currently depend primarily on mortgage brokers for loan originations. Competitors seek to establish relationships with the same mortgage brokers we do. The mortgage brokers are not obligated to continue to provide loans to us.

Mortgage Loan Funding and Financing Arrangements
- ------------------------------------------------

     Ocean West Enterprises funds mortgage loans primarily through warehouse facilities provided by First Collateral Services and Provident Bank. A warehouse facility or warehouse line of credit is a credit facility under which the borrower may borrow funds from time to time for a specific purpose, in this case, to fund mortgage loans. First Collateral provides us with up to $20,000,000 (under an orally granted increase in the line limits), and Provident provides us with up to $5,000,000, for a total of $25,000,000 in warehouse line capabilities. Both facilities are secured by the mortgage loans financed through the line, related mortgage servicing agreements and the personal guarantees of the two primary shareholders.

     The warehouse line provided through First Collateral bears interest at the bank reference rate plus 2.5% (5.139% on September 30, 2001) and will expire on February 15, 2002. When we have our December 31, 2001 financial statements prepared, we will discuss extension of the line with the lender. The lender has imposed restrictions on the types of loans and maximum amounts per individual loans which may be funded through the line. Borrowing pursuant to the line is limited to the lesser of the credit line and the value of the loans securing the line calculated as provided in the loan documents. The value of the loans for the purposes of calculating the borrowing limits is typically limited to 96% of the purchase price of the loan; we must fund the remaining 4% out of working capital. Interest is payable monthly and each advance is payable at the time of the loan sale. The outstanding balance under this warehouse line of credit was $19,647,364 at September 30, 2001.

     The loan agreement governing the terms of the First Collateral line of credit contains various restrictive covenants relating to tangible net worth and various debt and other ratios. Payment of cash dividends or redemption of shares is also restricted to net income after the date of the applicable agreement computed on a cumulative basis. At times, we have drawn funds in excess of the limits of the line of credit, and are in violation of the restrictive covenants. The lender has waived the covenant violations through September 30, 2001 and will reexamine the status of the covenants upon the receipt of our financial statements for the period ended December 31, 2001. Although the lender has not chosen to do so, it is entitled to cease funding loans at any time and/or declare the balance to be immediately due and payable. In such case, the interest rate on the outstanding balance would be increased by 4% and we would be required to pay any costs incurred by the lender in collection. The lender could also execute on the mortgage loans which are the collateral for the line. Upon the lender's sale of the collateral, we would be responsible for the difference between the amount the lender received on sale and the amounts we owe the lender.

     Our second warehouse line of credit with Provident Bank currently bears interest at the prime rate as reflected in The Wall Street Journal plus 1.00%
                                           -----------------------
and was 7.75% on September 30, 2001. Interest is payable monthly and each advance must be repaid within 60 days. The lender may terminate the line upon notice. On September 30, 2001, the outstanding balance under this line of credit was $402,605. Upon termination of the line, the interest rate on any amounts not paid would be increased by 4% and we would be required to pay any expenses incurred by the lender in collection.

Employees
- ---------

     Ocean West Enterprises has approximately 106 employees of which a little over one-half are primarily employed in sales. Approximately one-third of such employees hold clerical positions. The remaining employees hold administrative positions and include Marshall Stewart, the Chief Executive Officer, and Daryl Meddings, the Chief Financial Officer.

     Ocean West Enterprises entered into a financial consulting agreement with a holder of its preferred stock on November 21, 1996 in connection with the purchase of such stock. Under the agreement, Cheyenne Properties, Inc., agreed to provide advice with respect to corporate policies in the area of finance. For such services, Ocean West Enterprises pays the consultant $6,000 per month. This agreement remains in place.

     Ocean West Enterprises also entered into a consulting agreement with another holder of its preferred stock, Southern Cross Financial, Inc., in September 1996, in connection with the redemption of stock. Under the agreement, Southern Cross agreed to provide Ocean West Enterprises with advice regarding corporate policies in the area of finance in return for payments of $6,000 per month. The last payment was made under the agreement on November 25, 1998 when it was terminated.

Properties
- ----------

     Our headquarters are located at 15991 Redhill Avenue, #110 in Tustin, California. We lease approximately 13,160 square feet of office space under a lease the current term of which expires November 30, 2003. The two founding shareholders personally guaranteed the lease. Rent is currently $17,503 per month plus overrides and increases annually beginning December 1, 1999 to $18,556 for the last year of the term. We have the right to renew the lease for one additional sixty month term. During the renewal term, the rent will be adjusted to the then current market rate. We also have forty-eight branch offices. Our primary branch offices are located at: Ocean West Funding, 12211 West Bell Road #203, Surprise, Arizona 85374; Ocean West Funding, 300 Carlsbad Village Drive #108A/108, Carlsbad, California 92008; Ocean West Funding, 35 Laurel Creek Lane, Laguna Hills, California 92653; Pacific Loan Company, 40671 Hwy. 41, Ste. N, Oakhurst, California 93644; Ameribank Mortgage of California, 2875 Moorpark Avenue #208, San Jose, California 95128; Freedom Lending Group, 42156 10th Street West, Lancaster, California 93534; Ocean West Funding, 1954 Placentia Avnue #104, Costa Mesa, California 92627; Ocean West Funding, 3975 Bradford Walk Trail, Buford, Georgia 30519; Progressive Home Loans (also operates as National Equity Lenders), 8440 Allison Pointe Blvd. #350, Indianapolis, Indiana 46250; and Ocean West Funding, 3209 Buckingham Drive, Johnson City, Tennessee 37604.

Regulation
- ----------

     The consumer finance industry is highly regulated, therefore Ocean West Enterprises is subject to extensive and complex rules and regulations of, and examinations by, various federal, state and local government authorities. These rules impose obligations and restrictions on our loan origination, credit activities and secured transactions. In addition, these rules limit the interest rates, finance charges and other fees that we may assess, mandate extensive disclosure to borrowers, prohibit discrimination, and impose multiple qualifications and licensing obligations. Failure to comply with these requirements may result in, among other things, loss of HUD approved status, demands by purchasers of mortgages for indemnification or mortgage loan repurchases, exercise of rights of recission of mortgage loans by borrowers, class action lawsuits by borrowers, administrative enforcement actions, and civil and criminal liability. We use our quality assurance program to monitor compliance and, based upon assessments of our compliance staff, believe that we are in compliance with applicable rules and regulations in all material respects.

     Our loan origination activities are subject to the laws and regulations in each state in which we conduct lending activities. For example, state usury laws limit the interest rates that we can charge on our loans. In connection with plans to expand on geographic reach, we have investigated licensing requirements in additional states. We currently hold licenses or exemption certificates in thirty-six states. We do not have operations or significant loan activity in all of these states at this time. Our current operations and loan activity is primarily in California. However, we made ten or more loans in nine other states and occasional loans in sixteen more states.

     Our lending activities are also subject to various federal laws, including the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Real Estate Settlement Procedures Act and the Home Mortgage Disclosure Act. We are not currently making loans subject to the Homeownership and Equity Protection Act of 1994. More specifically, we are subject to disclosure requirements under the Truth-in-Lending Act and Regulation Z promulgated thereunder. The Truth-in-Lending Act is designed to provide consumers with uniform, understandable information relating to specified terms and conditions of loan and credit transactions and, by standardizing the form of information provided, facilitate comparisons among available credit options. The act also gives consumers the right to change their minds about a credit transaction by guaranteeing consumers a three-day right to cancel some credit transactions, such as loans of the type we originate. In addition, the Truth-in-Lending Act gives consumers the right to rescind the loan transaction if the lender fails to provide the required disclosures to the consumer.

     We are also required to comply with the Equal Credit Opportunity Act of 1994 and Regulation B promulgated thereunder, the Fair Credit Reporting Act, the Real Estate Settlement Procedures Act of 1975 and the Home Mortgage Disclosure Act of 1975. The Equal Credit Opportunity Act prohibits lenders from discriminating against an applicant for a loan on the basis of race, color, sex, age, religion, national origin or marital status. Regulation B prohibits lenders from requesting some types of information from loan applicants. The Fair Credit Reporting Act requires lenders to supply applicants with information relating to the denial of any loan application. Beginning with loans originated in 1997, the Home Mortgage Disclosure Act requires that we file annual reports with HUD for collection and reporting of statistical data in loan transactions. The Real Estate Settlement Procedures Act mandates disclosures concerning settlement fees and charges and mortgage servicing transfer practices. It also prohibits the payment or receipt of kickbacks or referral fees in connection with the performance of settlement services.

     Ocean West Enterprises is highly regulated by government entities. The laws and regulations under which we operate are subject to change at any time. In addition, new laws or regulations may be added at any time. There can be no assurance that any change or addition of laws will not make compliance more difficult or more extensive, restrict ability to originate, broker, purchase or sell loans, further limit the amount of commissions, interest or other charges which may be earned, or otherwise adversely affect our business or prospects.

Legal Proceedings
- -----------------

     Ocean West Enterprises is involved in litigation relating to a loan which it sold; the land and house securing the loan was condemned because of a slide problem. A complaint for breach of contract relating to repurchase obligations was filed on May 20, 1999 in the Los Angeles, California Superior Court. The case was styled Homeside Lending, Inc. v. Ocean West Enterprises, Inc. et al.
                -------------------------------------------------------------
The case with the purchaser of the mortgage was settled for approximately $84,000 which amount includes costs and attorneys fees. We received a judgment for the same amount plus our costs and fees against the broker and the appraiser. We may or may not be able to collect the judgment. We are not aware of any pending or threatened claims which might materially affect our business.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                  ---------------------------------------------

Overview
- --------

     Ocean West Enterprises is primarily engaged in the origination, packaging, funding and sale of mortgage loans secured by one-to-four family residences. Our income mainly consists of gains from sales of mortgage loans on the secondary market and to private investors. We also generate revenues through fees such as underwriting fees, processing fees and document drawing fees, in connection with the funding of a loan. During fiscal year 2001 approximately two-thirds of our revenues were derived from the sale of loans and approximately one-third were derived from fees charged in connection with loans originated. This breakdown is typical and has not changed significantly in recent years.

     For the most part, we fund loans through credit facilities. The amount drawn from a line of credit for a particular loan is repaid when that loan is sold to an investor. We receive funds from loan fees and origination and/or discount fees charged to the borrower. The fees collected at the time of funding are paid to us and recorded to the loan balance on the day of funding. When a loan is purchased by an investor, the remaining fees, including a fee for the release of the servicing rights, are paid, less any fees to investors and any further servicing obligations on that loan. Servicing release premiums range from 0% to 2.55% of loan principal depending on the type of loan, term and principal amount. Revenues from sales are recognized at the time of sale, net of the related loan balance and net fees paid on the sale.


     Currently, we fund loans primarily through a line of credit with First Collateral Services. The line of credit will expire on February 15, 2002. We are not in compliance with the restrictive covenants; however, the noncompliance was waived through September 30, 2001 and will be reviewed again when our December 31, 2001 financial statements are available. We hope then to renew the line of credit for an additional year, which is the typical term of a line of credit.


     We receive most of our revenues from the sale of loans to investors. Once a loan is sold, the amount advanced through the warehouse line of credit is repaid and the overage is deposited in our account. Frequently, we receive the borrower's first monthly payment if the investor buys the loan one payment down. Loan fees we charge are made up of underwriting, funding, administrative, document drawing and other miscellaneous fees depending on the type of loan funded which also provide revenue. Fees collected on loans range from $575 to $995 per loan. The amount of the fees generated on a particular loan vary based upon the type of loan.

     A loan broker generally receives commissions on the individual loan transactions submitted by the broker. Commissions vary based upon loan type, loan amount, interest rate and fees charged by the broker. Typical commissions range between $4,000 and $4,300 per loan transaction.

     Occasionally, typically two to three times per year, Ocean West Enterprises is required to repurchase loans from investors. The repurchase price is equal to the amount of the original purchase price, plus interest and fees associated with the loan, less any payments made by the borrower. Our disposition of the loan upon repurchase depends upon the reason for the repurchase. In most cases, the repurchase occurs because the investor believes the loan does not fit into the investor's guidelines. Usually, in these cases, we are able to sell the loan to another investor as a "seasoned" loan with a payment history in three to six months time. In the event of resale, there is little ultimate effect on our results of operations other than a delay in recognition of income and a loss potential of 10% to 15% of the loan balance based on our historical experience. If the loan is not resalable as is, we will work with the borrower to refinance the loan into a different loan program. On rare occasions, three times over the last five to six years, we were forced to hold the loan for a longer period of time.

Results of Operations
- ---------------------

     The uncertainty which potentially has the single largest effect on the results of operations of Ocean West Enterprises is interest rate trends. Trends in interest rates are not only important to the refinance business, but are also very important in the purchase market as well. As interest rates rise, more individuals are eliminated as potential borrowers. The reason for this is simple
- - as interest rates get higher, so do the mortgage payments. Higher payments mean fewer people have the ability to qualify for loans. Historically, a rising interest rate market is more difficult for mortgage bankers like us to deal with than for banks. The reason for this is that banks tend to have an advantage in an adjustable rate market, because banks have the ability to hold loans and, therefore, can be more creative in designing adjustable rate loans to fit the borrower's needs. Mortgage bankers are limited to loan products which can be sold in the secondary market or securitized. These programs have become more competitive in recent years, but banks still retain a competitive advantage.

     Inflation has an impact on us because it typically has an impact on interest rates. As the threat of inflation becomes more of a concern, interest rates tend to rise. This result is based upon the perception that the FED will revise short-term interest rates to keep inflation in check. This concern ultimately affects mortgage rates.

     During the last three fiscal years, we have had operating losses and in the year prior to those, had a significant decrease in operating income. Management attributes the decrease in income and increase in loss to the following:

     . broker fraud resulting in loss on two loans of approximately $250,000 which was recognized in fiscal year 1998

     . decrease in loan volume resulting from the adoption of stricter prefunding quality control measures

     . costs of operating the telemarketing division which was recently shut down

To counter the reduction in loan volume, we lowered some of our prices and volume levels increased. More favorable pricing was then reestablished and loan volumes are holding up. For the first six months of fiscal year 2002, we had income from operations of $425,966.

     Our revenues are derived approximately two-thirds from sale of loans and one-third from fees generated in connection with such sales. Revenues generated from the sale of a loan vary based on loan type and size. Premiums paid can range from 1/8% to 2 1/2% of the loan amount. Conventional conforming loans have lower premiums while government and "Alternative A" products have higher premiums. Fees received also vary depending on loan type and origination source and generally range from $495 to $995 per loan. For example, typically FHA refinances generate $495 in fees and conventional conforming loans generate $995 in fees.

Six Months Ended September 30, 2001 Compared to Six Months Ended September 30, 2000

     During the six month period ending September 30, 2001, Ocean West Enterprises made 1,794 loans with an aggregate dollar value of approximately $273,765,000 compared to 1,524 loans with an aggregate dollar value of approximately $201,510,000 for the same period of the previous fiscal year. Most of the loans originated and sold for the six month period ending September 30, 2001 were in principal amounts between $140,000 and $149,999 and for the six month period ending September 30, 2000, between $130,000 and $139,999.

     Net revenues from origination and sales of loans for the six month period ending September 30, 2001 increased 28% to $5.9 million from $4.6 million for the same period in the previous year. Of such revenues, for the six months ending September 30, 2001, approximately $2,464,000 were income from loan fees, as opposed to income from premiums on the sale of loans and for the six months ending September 30, 2000, approximately $2,217,000 were income from loan fees. Income from operations increased slightly to $425,966 from $424,681.


     General and administrative expenses increased by 32% to $2,497,600 for the six month period ended September 30, 2001 from $1,896,119 for the same period of fiscal 2001. These expenses were primarily made up of rent, advertising services, fees for professional services, insurance and office expenses. Rent, insurance and related office expenses increased as more branch offices were added to handle increased loan originations. Advertising expenses also increased with the addition of branches. Salaries and wages increased by 31% from $1,982,544 for the six months ended September 30, 2000 to $2,587,710 for the same period of fiscal year 2002. The increase was due to the addition of employees to handle increased loan volume. Interest expense decreased 20% from $36,171 to $28,813.

     Ocean West Enterprises had net income before taxes of $436,464 for the six month period ending September 30, 2001 as opposed to net income before taxes of $425,332 for the same six month period of the previous year. The slight improvement was primarily due to an increase in dollar volume of loans and a decrease in the cost of originating such loans. For the six month period ending September 30, 2001, Ocean West Enterprises also had a tax benefit of $427,000 resulting in net income of $863,464 as opposed to a tax benefit of $243,105 and net income of $668,437 for the same period of the previous year.

Year Ended March 31, 2001 Compared to Year Ended March 31, 2000

     During fiscal year 2001, Ocean West Enterprises made 2,652 loans with an aggregate dollar value of approximately $365,000,600 compared to 1,958 loans with an aggregate dollar value of approximately $262,604,000 in fiscal year 2000. Most of the loans originated in both years were in principal amounts between $100,000 and $180,000.

     Net revenue from origination and sale of loans increased 120% to $8.5 million for fiscal year 2001 from $3.9 million for fiscal year 2000. Net servicing fees decreased by 100% from $61 for fiscal year 2000 to $0 for fiscal year 2001. Gains on the origination of mortgage servicing rights also decreased by 100% from $20,861 for fiscal year 2000 to $0 for fiscal year 2001. Both decreases were due to management's decision to sell all servicing right in mortgages originated. Approximately $1,837,000 of the revenue for fiscal year 2001 was attributable to income from loan fees, as opposed to income from premiums on the sale of loans. The portion attributable to fee income for fiscal 2000 was approximately $1,299,000.

     Total operating expenses increased by 82% to $9.1 million for fiscal year 2001 from $5.0 million for fiscal year 2000. General and administrative expenses were primarily made up of rent, advertising services, fees for professional services, insurance and office expenses. Most of the increase was the result of a 90% increase in general and administrative expenses from $2.2 million for fiscal year 2000 to $4.2 million for fiscal year 2001 and an 81% increase in salaries, wages and payroll taxes from $2.4 million in fiscal year 2000 to $4.3 million in fiscal year 2001. Rent, insurance and related office expenses increased as more branch offices were added to handle increased loan volume. Advertising expenses also increased with the addition of branches. Salaries and wages increased as more employees were hired to handle the increased loan volume. Interest expense decreased by 45% from $126,715 to $69,506 from fiscal year 2000 to 2001.

     Ocean West Enterprises had a net loss of $514,459 for fiscal year 2001 compared to a net loss before extraordinary item of $1,169,457 for fiscal year 2000. Gain on forgiveness of debt reduced the net loss to $1,152,028 in fiscal year 2000. The decrease in net loss was primarily due to a larger increase in revenues than in expenses. Other income decreased from $184,581 to $34,921 from fiscal year 2000 to 2001. The difference was attributable to a gain from a sale of property in fiscal 2000.

Year Ended March 31, 2000 compared to Year Ended March 31, 1999

     During fiscal year 2000, Ocean West Enterprises made 1,958 loans with an aggregate dollar value of approximately $262,604,000 compared to 2,364 loans with an aggregate dollar value of approximately $300,645,000 in fiscal year 1999. Most of the loans originated were in principal amounts between $100,000 and $180,000.

     Net revenues from origination and sale of loans decreased 15% from $4.6 million for fiscal year 1999 to $3.9 million for fiscal year 2000. This decrease resulted from the closing of the telemarketing division in the first quarter of fiscal year 2000. As the refinancing market declined, the costs of operating the division outweighed the benefits. The cost of closing the division was minimal, but eliminated approximately $100,000 in monthly expenses. Net servicing fees decreased 99% to $61 for fiscal year 2000 from $5,924 for fiscal year 1999 due to the prior sale of most of the servicing rights. Gain on origination of mortgaging servicing rights increased by 22% from $17,105 for fiscal year 1999 to $20,861 for fiscal year 2000. Approximately $1,299,000 of the revenue for fiscal year 2000 was attributable to income from loan fees, as opposed to income for premiums on the sale of loans. The portion attributable to fee income for fiscal 1999 was approximately $1,519,000.

     Total operating expenses increased 5% from $4.8 million for fiscal year 1999 to $5.0 million for fiscal year 2000. Salary, wages and payroll taxes decreased by 9% from $2.9 million for fiscal year 1999 to $2.7 million for fiscal year 2000 and other general and administrative expenses increased 31% to $2.2 million for fiscal year 2000 from $1.7 million for fiscal year 1999. General and administrative expenses were primarily made up of rent, advertising services, fees for professional services, insurance and office expenses. Interest expense decreased 16% from $149,172 for fiscal year 1999 to $126,715 for fiscal year 2000. This decrease was a result of reductions in borrowings due to the payoff of capital leases.

     Ocean West Enterprises posted net income of $341,635 for fiscal year 1999 compared to a net loss of $1,152,028 for fiscal year 2000. We had a net operating loss of $1,110,324 in fiscal year 2000 which was slightly offset by interest and other income of $184,581 compared to a net operating loss of $87,773 for fiscal year 1999 offset by other income of $187,974. Approximately 32% of the difference in results between fiscal year 2000 and fiscal year 1999 are due to the effect of income taxes. For fiscal year 1999, we recognized a tax benefit of $241,434 which resulted from the elimination of the valuation allowance on income taxes as a result of the 1999 net income. In fiscal year 2000, we paid income taxes of $800 and recognized a 100% valuation allowance of $241,434 on the tax benefit recognized in fiscal year 1999. In fiscal year 2000, we recorded an extraordinary item which was gain on the forgiveness of debt of $17,429. There was no comparable item for fiscal year 1999.

Liquidity and Capital Resources
- -------------------------------

     Liquidity is the ability of a company to generate funds to support asset growth, satisfy disbursement needs, maintain reserve requirements and otherwise operate on an ongoing basis. If our loan volume increases too rapidly, the increase could have a severe impact on liquidity. The warehouse facilities limit the amount which may be advanced on each loan funded. Therefore, we must use our cash to fund the additional dollars needed to close escrow. The cash is not recognized until the loan is sold. Thus, it is crucial that we monitor loan volume closely.

     Ocean West Enterprises funds operations through a combination of borrowings and issuance of preferred stock. From April 1, 1998 through September 30, 2001, we received proceeds of $335,000 from the issuance of 1,340 shares of Ocean West Enterprises common stock, $1,868,500 from the issuance of Ocean West Enterprises preferred stock, redeemed $423,500 of preferred stock and paid dividends on preferred stock of $582,921. Of the shares of preferred stock issued during this period, $200,000 in value of the shares were made up of shares received upon the exercise of a conversion feature of certain notes payable and $236,500 in value of the shares were made up of notes payable which were converted to preferred shares upon agreement between the issuer and the holder of the notes. Of the shares that were redeemed, $54,000 were redeemed in connection with a write off of a note receivable.

     Immediately prior to the effective date of this registration statement, 3,700 shares of the outstanding preferred stock of Ocean West Enterprises were exchanged for 774,000 Common Shares of Ocean West based on the following formula: stated value divided by five with the result multiplied by four. The remaining 5,871 preferred shares were exchanged for 5,871 preferred shares of Ocean West.

     Our primary need for operating capital is to fund mortgage loans upon closing prior to their eventual delivery to purchasers in the secondary market. We typically fund these loans through our warehouse lines of credit. We have two primary credit facilities that will typically fund up to 96% of the price paid by the purchaser to a maximum of 100% of the note amount. The average time between funding a mortgage and the receipt of the proceeds from the sale of the mortgage was approximately fifteen days during fiscal 2001.

         Our primary line of credit is with First Collateral Services with an orally granted limit of $20,000,000, although First Collateral has loaned us funds in excess of the stated limit. The line of credit will expire on February 15, 2002. We are in violation of covenants relating to the line and First Collateral may terminate the line at any time. First Collateral has waived covenant violations through September 30, 2001 and will reexamine the covenants based upon our December 31, 2001 financial statements when they are available. As of September 30, 2001, the outstanding balance on the line of credit with First Collateral Services was $19,647,364. It bears interest at a rate equal to the bank references rate plus 2.5% and the rate on September 30, 2001 was 5.139%.

         We also have a line of credit with Provident Bank with a limit of $5,000,000. The lender may terminate the line upon notice for any reason. The balance on this line of credit as of September 30, 2001 was $402,605. It bears interest at a rate equal to the prime rate as reflected in The Wall Street Journal plus 1.00% and was 7.75% on September 30, 2001.

         Upon termination and demand under either line of credit, the interest rate on any unpaid amounts would be increased by 4% and we would be required to pay any expenses of collection incurred by the lender. The lenders also could execute on the mortgage loans which are the collateral for the lines. We would be responsible for the difference between any amounts received by the lender upon the sale of the collateral loans and amounts sold under the line. Typically all of the fundings under the lines are short-term and the lines would most likely be substantially repaid upon the sale of the mortgages in due course without incurring large amounts of additional interest.

         At the present time, our liquidity resources are minimal. We have not consistently met the HUD net worth requirements, but are currently in compliance. We are also not in compliance with substantially all of the restrictive covenants of the primary credit facility. In addition, the primary line has been drawn on in excess of the maximum amount provided for in the agreement.

         HUD has not rescinded our certifications nor have the lenders declared us in default and covenant violations through September 30, 2001 have been waived. If either HUD rescinded our certification or our primary lender declared us in default, we would not be able to operate as we are now operating and we may not be able to continue operations. At this time, management believes that we are able to fund current production levels; provided that we are able to maintain production levels sufficient to produce profits. Currently, we believe a loan volume level of at least $25,000,000 per month is necessary to do that. For our fiscal year ended March 31, 2001, our average loan volume per month was $23,407,365. For the six months ended September 30, 2001, our average loan volume per months was $33,492,302. These numbers reflect only fundings through the warehouse lines of credit and do not include loans which we broker to other companies that are funded by such other companies.

         During its fiscal year 2000, Ocean West Enterprises converted amounts due under a line of credit it had with Union Bank of California to a term note. The amount due under the line at the time of conversion was $95,310. As of March 31, 2001, the remaining principal was $64,748. The note bears interest at 12% per annum and had a maturity date of February 2003. Payments in the amount of $3,165 are due monthly. The proceeds of the initial loan were used as operating capital.

         Ocean West Enterprises also had outstanding on March 31, 2001 three notes payable to related parties. Two are in favor of Ron Meddings, a shareholder and the father of one of the controlling shareholders. As of March 31, 2001, the outstanding principal amounts were $20,000 and $55,000, the former bearing interest at 20% per annum and the latter at 24% per annum. The $20,000 note was paid in August of 2001. The other note is due March 1, 2003 with interest only payable monthly until maturity. The proceeds of the notes were used for operating capital.

         Ocean West Enterprises borrowed $30,000 from another shareholder, Jennifer Ericson, which note currently bears interest at 12% per annum. Interest only is payable monthly prior to maturity and the principal is due on February 1, 2002. The proceeds were used for operating capital.

         Ocean West Enterprises also had outstanding at March 31, 2001 a note payable to Independent National Mortgage Corp. with outstanding principal of $43,057 on such date. The note bears interest at 8.375% per annum and is payable in monthly installments of $334 through August 2028. It is secured by a Deed of Trust on property held by Ocean West Enterprises.

         During the six month period which ended on September 30, 2001, Ocean West Enterprises incurred capital lease obligations of $27,742 for new telephones and related equipment and computer equipment. During our 2000 fiscal year, we incurred capital lease obligations of $219,272 for four copiers, a fax machine and a mortgage banking database system and related support. In fiscal year 1999, we incurred capital lease obligations of $42,279 for office furniture and phone equipment.

         From time to time, upon defaults in payments on loans funded by us, we take back real property mortgaged to secure the loans. In fiscal year 2000, we sold a single family home and a condominium. The sale of the home for $329,195 generated a loss of $15,806. The sale of the condominium for $266,025 resulted in a gain of $155,525. During fiscal 1999, we sold two single family homes for a total of $704,000 - $61,279 in cash, $166,428 by promissory note, and the settlement of $476,293 of notes payable. In fiscal 1999, we also and incurred debt of $44,000 to purchase real property in connection with a default on a loan. The property has not yet been resold.

         In the future, we hope to be able to increase capital and liquidity so that we can increase loan production. Management believes that, in the long-term, a development of a market in our stock should aid in increasing capital. Management intends to retain earnings for the foreseeable future to help increase liquidity and hopes that the share price will be high enough so that some of the warrants are exercised. Future offerings are possible, although management does not currently have any specific offering plans.

         In the short term, management's goal is to maintain current production levels with no significant increases or decreases until our liquidity increases. Management believes that the increase in net income will aid liquidity.

         Net cash provided by operating activities for the fiscal year ended March 31, 2001 was $398,801. The primary sources of this cash were mortgage loans held for sale and receivables from loans sold. For the six month period ended September 30, 2001, net cash used in operating activities totaled $235,322 which was primarily made up of an increase in receivables from loans sold with lesser increases in other current assets, accounts payable and restricted cash offset by a decrease in mortgages held for sale. As loans are purchased by investors, the amounts advanced for such loans through the warehouse line of credit are paid. At that time, the receivables are cleared and the cash deposited in our operating account.

         Net cash used in investing activities during fiscal year 2001 was $40,377 which was used to purchase property and equipment and issue notes receivable. Net cash used by investing activities for the first six months of fiscal 2002 was $30,075 and was attributable to purchases of property and equipment of $54,832 and offset by the collection of notes receivable in the amount of $24,757.

         Net cash used by financing activities for the 2001 fiscal year was $38,567 which was used primarily to repay the warehouse line of credit ($504,358). Issuance of stock ($736,000) provided funds to offset the repayments. Additional funds were used to make payments on capital lease obligations ($76,453) and pay dividends on preferred stock ($176,027). Net cash provided by financing activities for the six month period ending September 30, 2001 was $421,363 consisting of borrowings under the warehouse lines of credit of $372,028 and proceeds from the issuance of preferred stock of $300,000. These were offset by payments of $35,695 on long-term debt, $12,786 on capital leases, $110,500 for redemption of preferred stock and $91,684 of preferred stock dividends.

         As of March 31, 2001, Ocean West Enterprises had net operating loss carryforwards for Federal income tax purposes of approximately $2,193,000 and, for state reporting purposes, of approximately $928,000, available to reduce future taxable income, portions of which expire on various dates through 2020. At September 30, 2001, management has recorded a valuation allowance for a portion of the related deferred tax asset as the asset may not be fully realized through future taxable income.

Interest Rate Risks
- -------------------

         The primary market risks that we face are interest rate risks. Interest rate movements affect the interest expense on our warehouse lines of credit, the interest income earned on loans held for sale, the value of mortgages held for sale and the ultimate gain recognized on mortgage loans which are sold. In a high interest rate environment, borrower demands for mortgage loans, especially refinancing of existing mortgages, decline. Higher interest rates may also adversely affect the volume of mortgage loans. In a low interest rate market, typically one in which the interest rates have declined sufficiently to make refinancings for lower rates economical, we may incur prepayment penalties when significant number of loans we originate are refinanced early on the life of the loan to take advantage of lower interest rates.

         We protect against interest rate risks to the extent we can by pre-selling most loans to investors prior to funding, locking in rates and returns. The method of locking in rates and returns varies from investor to investor. Some investors will commit to rates by telephone while others require written commitments via facsimile or e-mail. The investor responds with a commitment or trade number upon confirmation. At that point, the rate and purchase price for that loan are guaranteed for a definite period of time. We have the option with most investors to lock in rates for either a "best efforts" or mandatory delivery. A mandatory delivery brings the best price, typically 1/4 of 1% higher, but requires us to deliver the loan within the committed time frame. If we do not meet the deadline, we may have to pay a penalty, usually ranging from $300 to $1,000. The lock period that we give to the broker/borrower is typically a minimum of five days before the loan package needs to be delivered to the investor. The loan must be in "fundable" form when it is delivered to the investor. This means that both the credit and the collateral packages must be complete. If this is not the case, which happens rarely, the investor may reprice the loan. In such event, if the market has deteriorated, we have some interest rate risk.

         We also monitor and work to match the interest rates we charge on our loans to the interest rates on the warehouse line of credit used to fund the loan. Since the time period that the financing for any one loan is outstanding is short, typically ten to fifteen business days, the risk of a negative interest rate gap continuing for an extended period time is lessened. Upon sale of the loan, the interest rate risk shifts to the investor. In the past, management has at times used hedging strategies to lessen the risks arising out of rising and falling interest rates, but is not currently using hedging strategies due to the complexities involved in hedging and personnel needed to properly manage it.

                                   MANAGEMENT
                                   ----------

Executive Officers and Directors of Ocean West and Ocean West Enterprises
- -------------------------------------------------------------------------

Name                    Position with Ocean West(1)           Position with Ocean West Enterprises
- ----                    ---------------------------           ------------------------------------
Marshall L. Stewart     President, Chief Executive Officer,   President, Chief Executive Officer, Director
                        Director

Daryl S. Meddings       Executive Vice President, Chief       Executive Vice President, Chief Financial
                        Financial Officer,                    Officer, Secretary/Treasurer, Director
                        Secretary/Treasurer, Director

Thomas G. Melsheimer                                          Vice President of Operations

Charles H. Finn, Jr.    Director

________________________________________________________________________________
(1)      All persons listed were appointed to such positions in 2000.

         Officers serve at the discretion of the Board of Directors. Directors hold office until the next annual meeting of shareholders and until their successors have been elected and accept office.

         Marshall J. Stewart, 43, has worked in the mortgage industry since
         -------------------
1982. He was founder of Ocean West Enterprises and has been President, a director and an owner since 1988. Prior to founding Ocean West Enterprises, from 1986 to 1988, Mr. Stewart was a Vice President of Westport Savings Bank in Laguna Beach, California. His responsibilities included overseeing the mortgage banking department, secondary marketing and the Laguna Bank Savings branch. Prior to joining Westport Savings Bank, from 1984 to 1986, he was Production Manager of Irvine City Savings in Newport Beach, California and had the responsibilities of staffing and training the loan origination department and overseeing production, underwriting, funding, shipping and the sale of funded loans to institutional investors such as FNMA and FHLMC. Mr. Stewart received his B.A. in English with a minor in Business Administration from California State University in Fullerton, California in 1980.

         Daryl S. Meddings, 35, was also a founder of Ocean West Enterprises and
         -----------------
has been Executive Vice President, Chief Financial Officer, Secretary/Treasurer and a director and an owner since 1988. As Chief Financial Officer at Ocean West Enterprises, Mr. Meddings implemented and monitors accounting and financial reporting system. Other duties include budget planning, expense control, commercial banking relationships and oversight of quality control, loan servicing and loss mitigation. From late 1987 to 1988, Mr. Meddings was a production manager with Westport Savings Bank in Laguna Beach, California. His duties included establishing both retail and wholesale production departments and recruiting, hiring and training mortgage origination personnel. Prior to that, he began his career in mortgage banking in 1986 as a loan officer at Pro Mortgage Services in Diamond Bar, California and worked his way up to top producer at Irvine City Savings in Irvine, California. Mr. Meddings received his B.S. in Finance, Real Estate and Insurance with a concentration in Real Estate from California Polytechnical State University-Pomona in 1987.

         Thomas G. Melsheimer, 41, has been with Ocean West Enterprises for the
         --------------------
past ten years. He is currently Vice President of Operations with the responsibility of supervising underwriting, funding, shipping and data input and has held that position since May of 1999. Prior to holding this position, Mr. Melsheimer has been Operations Manager, Underwriting Manager and Underwriter Processor with Ocean West Enterprises. Before joining Ocean West Enterprises, he held positions as senior loan processor and internal auditor with Coastal Funding Corporation in Irvine, California and as an auditor with Mission Hills Mortgage in Santa Ana, California. Mr. Melsheimer is currently working on his broker's license.

         Charles H. Finn, Jr., 45, was recently elected a director of Ocean
         --------------------
West. He is currently Vice President - Marketing in connection with the origination and sale of second trust deed loans with Linear Capital Inc. in Long Beach, California and has held such position since June of 1998. Prior to taking that position, he was Vice President at Clearview Capital / Argent Capital in Huntington Beach, California for a little over eight months and managed the sale of second trust deeds into the secondary market. For the seven months prior to that, he was Vice President at Classical Financial in Tustin, California and originated second trust deeds from correspondents nationwide. From 1994 to 1997, he was Senior Vice President at Pioneer Savings and Loan in Irvine, California and supervised the loan department. From 1989 to 1994, Mr. Finn was Senior Vice President of Renet Financial in Anaheim, California and managed the Mortgage Banking Division. Mr. Finn received his B.A. in Economics from U.C. Berkeley in 1976.

Executive Compensation
- ----------------------

         The following table sets forth the compensation of the President (the Chief Executive Officer) and the Executive Vice President (the Chief Financial Officer) paid by Ocean West Enterprises for the fiscal years ending March 31, 2001, 2000 and 1999. Ocean West has not paid any compensation.

                           Summary Compensation Table
                           --------------------------

                                                                          Annual Compensation
                                                                          -------------------
                  Name and                                                                Other Annual
             Principal Position                 Year      Salary ($)      Bonus ($)     Compensation ($)
             ------------------                 ----      ----------      ---------     ----------------
Marshall L. Stewart, President, Chief          2001          180,000
 Executive Officer                             2000          123,750          0                 0
                                               1999          171,250          0                 0

Daryl Meddings, Executive Vice President,      2001          180,000
 Chief Financial Officer                       2000          123,750          0                 0
                                               1999          171,250          0                 0
- -------------------------------------------------------------------------------------------------------------

         Ocean West Enterprises has entered into substantially identical employment agreements with each of the primary shareholders, Marshall Stewart, with initial duties as President, and Daryl Meddings, with initial duties as Executive Vice President and Chief Financial Officer. The term of each agreement is five years beginning on October 1, 1999. Ocean West Enterprises may terminate the agreement for "just cause" or if it ceases operations; the employees may terminate the agreement on thirty days notice. Each employee is entitled to a base annual salary of $300,000 with amounts not paid to be considered deferred compensation. Mr. Stewart and Mr. Meddings have waived their rights to salaries not paid in these years and no compensation has been deferred.

         In addition, Ocean West Enterprises agreed to create an Officers Deferred Compensation Account for Marshall Stewart and Daryl Meddings on October 1, 1999. Each is entitled to receive an amount equal to 20% of net profit before taxes each year. Each of them is entitled to such amounts annually or within thirty days of termination of employment. No amounts have been accrued under these accounts. There are currently no other officers eligible for this benefit.

Compensation Committee Interlocks and Insider Participation in Compensation
- ---------------------------------------------------------------------------
Decisions
- ---------

         For all years referenced in the Summary Compensation Table, the two shareholders of Ocean West Enterprises, Mark Stewart and Daryl Meddings, determined executive compensation. Ocean West has not paid any compensation to date and does not expect to pay any in the near future.

Certain Relationships and Related Transactions
- ----------------------------------------------

         Douglas M. Sharp, an agent of Agape Foundation Trust which benefits his children and which holds 9.9% of the Common Shares, purchased residential real estate from Ocean West Enterprises. The appraised value of the real estate was $420,000 and we received it as a result of a default on a loan in March of 1998. The property was purchased with a note with original principal amount of $375,000 which matures in April 2005 and bears interest at 7.5% per annum. Interest is payable monthly and principal at maturity of the note. Mr. Sharp defaulted on the note, Ocean West took the property back and has sold it for approximately $405,000.

         During its 2000 fiscal year, Ocean West Enterprises sold property held for sale with a net book value of $345,000 for approximately $369,000. Selling costs were approximately $40,000 resulting in a loss of approximately $16,000. To finance the repurchase, the President of Ocean West, Marshall Stewart, obtained financing in his name. All proceeds of the financing were used to repurchase the property and Ocean West Enterprises made the payments on the debt. At the time of the sale of the property, the debt outstanding was $346,000 of which $17,429 due to the President was forgiven. The forgiveness of debt was recorded as an extraordinary item on the financial statements.

         In November 1996, Ocean West Enterprises redeemed 1,500 shares of the Series B Preferred Stock for $400,000 in cash, $200,000 in promissory notes and a guaranteed two year consulting agreement under which Southern Cross Financial, Inc. was entitled to receive consulting fees of

$6,000 per month in return for providing services to the management of Ocean West Enterprises on corporate policies in the area of finance. A total of $144,000 in consulting fees were paid over the two year term of the agreement which ended in November 1998. The Series B Preferred Shares had a stated value and initial purchase price of $400 per share and entitled the holder to cumulative dividends at an annual rate of 2% of the stated value, payable on a monthly basis. Southern Cross Financial's only relationship to Ocean West Enterprises was that of a preferred shareholder. All remaining shares of its preferred stock were redeemed in 1998.

         In connection with the issuance of 1,500 shares of Series D Preferred Stock in 1997, Ocean West Enterprises entered into a consulting agreement with Arthur Mickel and Ed Simmons of Cheyenne Properties, Inc., the purchaser of the shares. Cheyenne Properties owns 8% of the Common Shares. Under the agreement, Cheyenne Properties is entitled to consulting fees in the amount of $6,000 per month in return for providing services to the management of Ocean West Enterprises on corporate policies in the area of finance. The agreement expires upon the redemption of the shares. Consulting fees totaling $72,000 were paid under this agreement in each of fiscal 1999, 2000 and 2001.

                       PRINCIPAL AND SELLING SHAREHOLDERS
                       ----------------------------------

Management and 5% or Greater Shareholders
- -----------------------------------------

         The following table sets forth information with respect to ownership of issued and outstanding stock and warrants of Ocean West by management and 5% or greater shareholders as of the date hereof:

                                                            Total Number of     Percent       Number of     Percent
                                                           Securities Owned        of        Registered      After
Name and Address               Title of Class                Beneficially      Class (1)       Shares      Sale (2)
- ----------------               --------------                ------------      ---------       ------      --------
Daryl Meddings (3)             Common Shares                    2,059,388         36.2%        488,585       27.6%
21791 Via del Lago             Class B Common Shares              105,048          50%           (4)          (4)
Trabuco, CA                    Series L Preferred                     218         21.5%          (4)          (4)

Marshall L. Stewart (5)        Common Shares                    2,047,388         35.9%        485,585       27.4%
21372 Brookhurst St., #515     Class B Common Shares              105,048          50%           (4)          (4)
Huntington Beach, CA           Series L Preferred                     213         20.8%          (4)          (4)

Agape Foundation Trust         Common Shares                      553,224          9.9%        138,306       7.4%
607 S. Pathfinder Trail
Anaheim, CA

Cheyenne Properties, Inc.      Common Shares                      480,000          8.6%        480,000        0%
219 N.E. 100/th/ Avenue
Portland, OR

Monogenesis Corp. (6)          Common Shares                      513,400          8.8%        127,400        0%
88 Walker Creek Road           Common Stock Purchase              386,000         12.9%        386,000        0%
Walker, WV                     Warrants

                                                             Total Number of     Percent       Number of     Percent
                                                            Securities Owned        of        Registered       After
Name and Address               Title of Class                 Beneficially      Class (1)       Shares       Sale (2)
- ----------------               --------------                 ------------      ---------       ------       --------
Thomas G. Melsheimer (7)       Common Shares                       11,840            *           11,840           0%
5 Westchester Court
Coto DeCaza, CA

Total number of shares owned   Common Shares                    4,328,712          74.6%        986,010        57.6%
by directors and executive     Class B Common Shares              210,096           100%          (4)           (4)
officers as a group (8)        Series L Preferred                     431          42.4%          (4)           (4)
- --------------------------------------------------------------------------------------------------------------------------

* less than 1%

(1) The percentage calculation does not include Common Shares which may be issued upon the exercise of the warrants or any outstanding employee stock options, unless otherwise noted.

(2) This percent relates to the shares held by selling shareholders assuming all 1,992,196 shares registered on behalf of the selling shareholders are sold and no warrants are exercised.

(3) The number of Common Shares listed as beneficially owned by Mr. Meddings and the related percentages include the 105,048 Common Shares which Mr. Meddings would receive if he converted his Class B Common Shares to Common Shares.

(4) No Class B Common Shares or Preferred Shares will be registered or available for public sale by selling shareholders.


(5) The number of Common Shares listed as beneficially owned by Mr. Stewart and the related percentage include the 105,048 Common Shares which Mr. Stewart would receive if he converted his Class B Common Shares to Common Shares.

(6) The number of Common Shares listed as beneficially owned by Monogenesis Corporation and the related percentages include the 386,000 Common Shares which Monogenesis Corporation would receive if it exercised its warrants.

(7) The number of Common Shares listed as beneficially owned by Mr. Melsheimer is made up of 5,920 shares held by him as custodian for his daughter, Megan, and 5,920 shares held by him as custodian for his daughter, Madison.

(8) The number of Common Shares beneficially owned by officers and directors as a group and the related percentage include the 105,048 Common Shares which Mr. Meddings would receive if he converted his Class B Common Shares to Common Shares and the 105,048 Common Shares which Mr. Stewart would receive if he converted his Class B Common Shares to Common Shares.

Other Selling Shareholders
- --------------------------

         The following table sets forth information with respect to ownership of Ocean West by selling shareholders who are not part of management and hold less than 5% of the issued and outstanding shares of any class as of the date hereof.

                                                             Total Number of     Percent       Number of      Percent
                                                            Securities Owned        of        Registered       After
Name and Address                   Title of Class             Beneficially      Class (1)     Securities       Sale
- ----------------                   --------------             ------------      ---------     ----------       ----
Tracy A. Jochen                    Common Shares                  118,400          2.1%           118,400         0%
3272 Redrock Street
Las Vegas, NV

Ronald C. and Judy M.              Common Shares                   40,000           *              40,000         0%
  Meddings (2)                     Series E Preferred                 680          100%                 0       100%
8271 Simerdale Lane                Series F Preferred               1,050          100%                 0       100%
LaPalma, CA

Kingsley and Nancy Cannon          Common Shares                   29,920           *              29,920         0%
1193 Mountainside Trace            Series L Preferred                  90          8.8%
Kennesaw, GA


Kevin P. Burke                     Common Shares                   14,800           *              14,800         0%
400 Crenshaw Blvd., #105
Torrance, CA


Jennifer Ericson                   Common Shares                   10,000           *              10,000         0%
601 Vista Bonita                   Series I Preferred                 125          100%                 0       100%
Newport Beach, CA                  Series L Preferred                  74          7.3%                 0       100%

William H. and Denise A. Van       Common Shares                    8,880           *               8,880         0%
  Herpen
40 Via Tronido
Rancho Santa Margarita, CA


John S. Allgyer                    Common Shares                    5,920           *               5,920         0%
13831 Grovesite Drive
Santa Ana, CA


Milton G. Brandolino               Common Shares                    5,920           *               5,920         0%
2150 Glendon Avenue
Los Angeles, CA


Robert Brandolino                  Common Shares                    5,920           *               5,920         0%
1068 San Pueblo Circle
Costa Mesa, CA

Frederick J. Thomson               Common Shares                    5,920           *               5,920         0%
10861 Colima Road
Whitter, CA

                                                             Total Number of     Percent       Number of      Percent
                                                            Securities Owned        of        Registered       After
Name and Address                   Title of Class             Beneficially      Class (1)     Securities       Sale
- ----------------                   --------------             ------------      ---------     ----------       ----
Thomas Thomson                     Common Shares                    5,920           *              5,920          0%
1110 Candace Lane
La Habra, CA


Victoria Lee Coine-Arguello        Common Shares                    2,960           *              2,960          0%
604 E. Almond Avenue
Orange, CA


Roy Jenkins                        Common Shares                    2,960           *              2,960          0%
1224 Burnside Avenue
Los Angeles, CA


Scott Herbert Robinson             Common Shares                    2,960           *              2,960          0%
14780 Beach Blvd.
La Mirada, CA

- ----------------------------------------------------------------------------------------------------------------------

* less than 1%

(1) The percentage calculation does not include any Common Shares which may be issued upon the exercise of the warrants or any outstanding options.

(2) Ronald C. and Judy M. Meddings are the parents of Daryl Meddings, the Chief Financial Officer of Ocean West.


                                   SECURITIES
                                   ----------

Common Shares
- -------------

       Issued. Ocean West is authorized to issue 30,000,000 Common Shares, par
       ------
value $.01 per share, of which 5,591,024 shares were issued and outstanding on the date of this prospectus. There will be approximately 1,270 holders of the issued and outstanding Common Shares after the distribution. However, Mark Stewart and Daryl Meddings currently own 70% of the issued and outstanding Common Shares and together with their ownership of 100% of the Class B Common Shares control Ocean West. All Common Shares now outstanding are fully paid and nonassessable and do not have preemptive rights.

       Voting. The holders of Common Shares are generally entitled to one vote
       ------
per share on all entitled matters including the election of directors. However with respect to the election of directors, holders of Common Shares, Class D Common Shares and preferred shares with voting rights, vote as a separate class. Such holders elect only 25% of the members of the Board of Directors of Ocean West. Holders of Class B Common Shares are entitled to elect the remaining directors and control the board of directors. Except with respect to some exchange listed shares described in the statute, California law generally requires that corporations domiciled there allow holders of common shares to cumulate votes for the election of directors. Holders may give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shares are normally entitled or distribute such votes on the same principle among as many candidates as the shareholder determines. However, no shareholder may cumulate votes unless a candidate has been nominated prior to voting and the shareholder has given notice at the meeting, prior to the voting, of the intention to cumulate votes. Under Ocean West's Bylaws, shareholders of Ocean West will only be entitled to cumulative voting rights as long as required under California law.

         Dividends. The holders of Common Shares have a noncumulative $.05 per
         ---------
share annual dividend preference over non-stock dividends paid on Class B Common Shares if declared by the Board of Directors. In addition, holders of Class B Common Shares may not receive any dividends unless holders of Common Shares receive a dividend at least equal to the dividend paid to holders of Class B Common Shares. Stock dividends may only be paid to holders of Common Shares in Common Shares and only if the same number of Class B Common Shares will be paid with respect to each outstanding Class B Common Share. The payment of dividends are subject to the preferential dividend rights of the issued and outstanding Preferred Shares.

         Liquidation. Common Shares have a liquidation preference equal to the
         -----------
par value of the shares, $0.01 per share. Otherwise, holders of Common Shares share ratably in all assets available for distribution with all other classes of common shares. Any distribution with respect to Common Shares will not be made until the stated value and any unpaid cumulative dividends of the issued and outstanding Preferred Shares is first distributed to holders of such shares and is also subject to any preferential rights of the holders of any other outstanding securities.

Class B Common Shares
- ---------------------

         Issued. In addition to Common Shares, Ocean West is authorized to issue
         ------
5,000,000 Class B Common Shares, $.01 par value per share, of which 210,096 shares were issued and outstanding on the date of this prospectus. There are two holders of Class B Common Shares, Mark Stewart and Daryl Meddings. Holders of Class B Common Shares have preemptive rights, but only with respect to the issuance of Class B Common Shares. All Class B Common Shares now outstanding are fully paid and nonassessable.

         Voting. Holders of Class B Common Shares have the right to one vote per
         ------
share on all matters on which they are entitled to vote. However with respect to the election of directors, the holders of Class B Common Shares elect 75% of the members of the Board of Directors. Holders of Class B Common Shares have the same cumulative voting rights as holders of Common Shares.

         Dividends. Holders of Class B Common Shares are entitled to receive
         ---------
dividends if declared subject to dividend rights of holders of Preferred Shares and to a non-cumulative $.05 per share annual dividend preference on each Common Share. In addition, holders of Class B Common Shares may not receive any dividend unless holders of Common Shares receive a dividend at least equal to the dividend paid to holders of Class B Common Shares. Stock dividends may only be paid to holders of Class B Common Shares in Class B Common Shares and may only be paid in shares at all if the same number of Common Shares will be paid with respect to each outstanding Common Share.

         Liquidation. Holders of Class B Common Shares are entitled to share
         -----------
ratably in all of the assets of Ocean West available for distribution to holders of all classes of its common shares upon liquidation, dissolution or winding up, subject to the preference of holders of Common Shares, the stated value and unpaid cumulative dividend of outstanding Preferred Shares and to any preferential rights of other shareholders.

         Additional Terms. The Board of Directors must seek the approval of a
         ----------------
majority of the holders of Class B Common Shares to grant rights to subscribe for, purchase or issue additional Class B Common Shares. Each Class B Common Share may also be converted into one Common Share at any time at the option of the holder.

Class D Common Shares
- ---------------------

         General. Class D Common Shares are a convertible security created in
         -------
order to secure highly motivated executive personnel for Ocean West and its subsidiaries and take the place of compensation stock options, although Ocean West remains authorized to issue stock options and intends to establish an equity incentive plan. There are 600,000 Class D Common Shares authorized at $.01 par value per share. Class D Common Shares are identical to Common Shares and have equal rights and privileges with Common Shares except as described below. Class D Common Shares are nontransferable. The Board of Directors may authorize the issuance of Class D Common Shares; provided that, any resolution issuing the shares contains a formula under which the shares may be converted to Common Shares. In no case may the Board of Directors set any conversion rights which could result in the issuance of more than ten Common Shares for each Class D Common Share. At the close of business on the fifth anniversary of the date of a resolution authorizing the issuance of any Class D Common Shares, any unconverted shares will be deemed to have been converted at the rate of one Common Share for each Class D Common Share. There are no issued and outstanding Class D Common Shares on the date of this prospectus.

Preferred Shares
- ----------------

         General. The Board of Directors has the authority to issue, in one or
         -------
more series, up to 10,000,000 Preferred Shares. Such shares will have the preferences, rights and limitations established by the Board of Directors, except that the voting rights, if any, of one Preferred Share may not exceed the voting rights of one Common Share. Six Series of Preferred Shares have been created with a total of 5,871 Preferred Shares issued and outstanding on the date of this prospectus. So long as any of the currently issued Preferred Shares are outstanding, Ocean West may not, without the approval of the holders of two-thirds of the outstanding shares of each series, amend the Certificate of Incorporation of Ocean West to: (a) alter or change any rights of, or adversely affect, the holders of a series; (b) increase the authorized number of shares of a series; or (c) transfer, lease or encumber all or substantially all of the assets of the company. The outstanding Preferred Shares have the same voting rights as the Common Shares (including cumulative voting rights).


         Preferred Shares - Series C. There are 1,000 Series C Preferred Shares
         ---------------------------
which are outstanding held by one person. The shares are redeemable by Ocean West at any time for the investment amount ($100,000) plus an amount representing an annual rate of return of 12% on the investment less any amounts paid as dividends on the shares. The holder of the shares has a liquidation preference in the same amount over all other outstanding shares. The holders of Series C Preferred Shares received $11,000 in dividends in fiscal year 2001 and $12,000 in fiscal years 2000 and 1999 on the shares of preferred stock of Ocean West Enterprises exchanged for these shares.


         Preferred Shares - Series E. Ocean West has 680 Series E Preferred
         ---------------------------
Shares held jointly in one account which are outstanding and which were received in exchange for shares sold for $250 per share. Each of the shares is entitled to cumulative annual dividends at the rate of 18% of the purchase price or $45 payable in equal monthly installments. The holders have a liquidation preference over holders of all shares except Series C Preferred Shares in an amount equal to the purchase price of the shares plus any unpaid dividends. Ocean West may redeem the shares at any time upon payment of the original purchase price plus any unpaid dividends. The holder must give Ocean West notice of any intent to transfer the shares and Ocean West has the right of first refusal to purchase at the lesser of the offered price and terms or the redemption price and terms. The holders of Series E Preferred Shares received $30,600 in dividends in each of the years ended March 31, 2001, 2000 and 1999 on the shares of preferred stock of Ocean West Enterprises exchanged for these shares.


         Preferred Shares - Series F, G, I and L. Ocean West also has
         ---------------------------------------
outstanding 1,050 Series F Preferred Shares, 2,000 Series G Preferred Shares, 125 Series I Preferred Shares and 1,016 Series L Preferred Shares. There is only one holder of each series except Series L. Series L has eight holders. Series F Preferred Shares have a liquidation preference in an amount equal to the purchase price of the shares plus any unpaid dividends over all shares except Series C and Series E Preferred Shares. Series G Preferred Shares have the same liquidation preference over all shares except Series C, Series E and Series F Preferred Shares. Series I Preferred Shares have the same liquidation preference over all shares except Series C, Series E, Series F and Series G Preferred Shares. Series L Preferred Shares have the same liquidation preference over all shares except Series C, Series E, Series F, Series G and Series I Preferred Shares. All of the listed series have the same terms as Series E except for liquidation preference and the purchase price of the shares for which they were exchanged and dividend amounts which are as follows: Series F - purchase price $100 per share, cumulative annual dividend at the rate of 14% of the purchase price or $14; Series G - purchase price $100 per share, cumulative annual dividend at the rate of 24% of the purchase price or $24; Series I - purchase price $100 per share, annual cumulative dividend at the rate of 15% of the purchase price or $15; and Series L - purchase price $1,000 per share, cumulative annual dividend at the rate of 12% of the purchase price or $120. The holder of Series F Preferred Shares received $14,700 in dividends in each of the fiscal years ended March 31, 2001, 2000 and 1999 on the shares of preferred stock of Ocean West Enterprises exchanged for these shares. The holder of Series G Preferred Shares received dividends of $48,000, $48,000 and $20,833 in the fiscal years ended March 31, 2001, 2000 and 1999, respectively, on the shares of preferred stock of Ocean West Enterprises exchanged for these shares. The holder of Series I Preferred Shares received dividends of $1,875, $1,875 and $1,125 in the fiscal years ended March 31, 2001, 2000 and 1999, respectively, on the shares of preferred stock of Ocean West Enterprises exchanged for these shares. The holders of Series L Preferred Shares received dividends of $6,157 and $3,218 in the fiscal years ended March 31, 2001 and 2000, respectively, on the shares of preferred stock of Ocean West Enterprises exchanged for these shares. None of the shares exchanged for Series L Preferred Shares were issued prior to fiscal year 2000.


Common Stock Purchase Warrants
- ------------------------------

         Issued. Ocean West has outstanding 3,000,000 Common Stock Purchase
         ------
Warrants, each warrant entitling the holder to purchase one Common Share. There are approximately 1,250 holders of the warrants. A holder of warrants will not have any rights or privileges of a shareholder prior to exercise of such warrants. Ocean West will keep available a sufficient number of authorized Common Shares to permit exercise of the warrants. The warrants were issued pursuant to a Warrant Agreement between Ocean West and Registrar and Transfer Company. All descriptions of the warrants are qualified in their entirety by reference to the Warrant Agreement which is included as an exhibit to the Registration Statement of which this prospectus is a part.

         Exercise. The warrants may be exercised at any time during the 10 month
         --------
period beginning on the date of this prospectus at an exercise price of $1.25 per share, subject to adjustment. No fractional Common Shares will be issued in connection with the exercise of warrants. Ocean West has no right to call the warrants. If a holder of warrants fails to exercise the warrants prior to their expiration, the warrants will expire and the holder will have no further rights under the warrants. The exercise price of the warrants and the number of shares issuable upon exercise of the warrants will be subject to adjustment in the event of stock dividends, stock splits, combinations, reorganizations, subdivisions and reclassifications. No assurance can be given that the market price of Ocean West's Common Shares will exceed the exercise price at any time during the term of the warrants.

         Trading. If a market for the warrants develops, the holder may sell the
         -------
warrants instead of exercising them. There can be no assurance that a market for the warrants will develop or continue. If Ocean West is unable to qualify the Common Shares underlying the warrants for sale (or the shares are exempt from qualification) under the securities laws of the states in which the various holders of the warrants then reside, holders of the warrants may have no choice but to let the warrants expire.

Transfer Agent, Registrar and Warrant Agent
- -------------------------------------------

         The transfer agent and registrar for the Common Shares and the Warrant Agent is Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey 07016-3572.

                                    DIVIDENDS
                                    ---------

         Ocean West has not paid any dividends and must receive funds from its subsidiary, Ocean West Enterprises, in order to pay dividends. In addition, Ocean West Enterprises historically has only paid dividends on preferred shares. We agreed not to pay any dividends in excess of our net income in connection with our warehouse line of credit. There is no guarantee that Ocean West Enterprises, and therefore Ocean West, will pay dividends in the future and payment of dividends on Common Shares will not occur, if at all, until the dividend preferences of outstanding Preferred Shares are satisfied.

                        LIABILITY AND INDEMNIFICATION OF
                             DIRECTORS AND OFFICERS
                             ----------------------

         Officers and directors of Ocean West are covered by provisions of the Delaware General Corporation Law and the Certificate of Incorporation and Bylaws of Ocean West, which serve to limit, and, sometimes to indemnify them against, some of the liabilities which they may incur in such capacities.

Limitations on Liability
- ------------------------

         Both Delaware and California have enacted legislation which authorizes corporations to limit or eliminate the personal liability of directors to corporations and their shareholders for monetary damages for breach of a director's fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations authorized by the legislation, directors are accountable to corporations and their shareholders for monetary damages for conduct constituting negligence or gross negligence in the exercise of their duty of care. Although the statute does not change a directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission by including specified provisions in its Certificate of Incorporation.

         Ocean West's Certificate of Incorporation limits the liability of its directors to the corporation or its shareholders (in their capacity as directors, but not in their capacity as officers) to the fullest extent permitted by the legislation. Specifically, the directors of Ocean West will not be personally liable for monetary damages for breach of director's fiduciary duty as a director, except for liability:

         (a) for any breach of the director's duty of loyalty to Ocean West or its shareholders;

         (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing and culpable violation of law;

         (c) for acts or omissions that a director believes to be contrary to the best interests of Ocean West or its shareholders or that involve the absence of good faith on the part of the director;

         (d) for unlawful payments of dividends or making of a distribution or unlawful stock repurchases or redemptions;

         (e) for any transaction from which the director derived an improper personal benefit;

         (f) for acts or omissions that show a reckless disregard for the director's duty to Ocean West or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing his duties, of a risk of services injury to Ocean West or its shareholders; or

         (g) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to Ocean West or its shareholders.

Indemnification
- ---------------

         Ocean West's Certificate of Incorporation provides that Ocean West indemnify its directors or officers, its former directors or officers, or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor, against expenses of the defense of any proceeding in which any of them is a party because they are or were directors or officers of Ocean West, or of such other corporation, to the fullest extent permitted under California or other law. There is no indemnification if such person is found to be liable for negligence or misconduct in the performance of duty or if the exclusion of personal liability of directors for monetary damage described above is not available.

         The indemnification and advancement of expenses under Ocean West's Bylaws are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may otherwise be entitled. It is our policy that indemnification of the persons specified in the Bylaws is to be made to the fullest extent permitted by law. The indemnification and advancement of expenses under Ocean West's Bylaws, unless otherwise provided when authorized or ratified, continues as to a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such person.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Ocean West pursuant to the foregoing provisions, Ocean West has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                              AVAILABLE INFORMATION
                              ---------------------

         Ocean West will furnish annual reports containing audited financial statements to shareholders. Additional unaudited reports may be provided to shareholders at such time as Ocean West may determine or as required by law. Ocean West also expects to be subject to the reporting requirements of the Securities Exchange Act of 1934.

         Ocean West has filed a registration statement on Form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission in Washington, D.C. The prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement as filed including the exhibits thereto. The registration statement may be reviewed and copied at the Public Reference Room of the SEC located at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, Ocean West is an electronic filer. The SEC maintains an Internet site which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov. Statements made in this
                                     -------------------
prospectus as to the contents of any contract or other document are not necessarily complete, and, where such contract or other document has been filed as an exhibit to the registration statement, reference is hereby made to such exhibit and each such statement is qualified in all respects by such reference.

                                  LEGAL MATTERS
                                  -------------

         Ocean West has been advised with respect to some legal aspects of the offering by Ogden Newell & Welch PLLC, 1700 PNC Plaza, 500 West Jefferson, Louisville, Kentucky 40202-2874.

                                     EXPERTS
                                     -------

         The financial statements of Ocean West Enterprises as of March 31, 2001 and the year ended March 31, 2001 included in this prospectus have been audited by Stonefield Josephson, Inc. certified public accountants, as included in their report with respect thereto, and are included herein in reliance upon the authority of said firm in giving said reports.

         The financial statements of Ocean West Enterprises as of March 31, 2000 and each of the two years in the period then ended included in this prospectus have been audited by Corbin & Wertz, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

         Corbin & Wertz resigned as auditors of Ocean West Enterprises on August 22, 2000; they have consented to the inclusion of their report in this prospectus. Their report on the fiscal 2000 and 1999 financial statements dated June 14, 2000 was unqualified. There were no disagreements with the accountants which were not resolved to the satisfaction of the accountants.

         The financial statements of Ocean West Holding Corporation as of March 31, 2001 and for the period from inception (August 15, 2000) to March 31, 2001 included in this prospectus have been audited by Stonefield Josephson, Inc., independent public accountants as indicated in their report with respect thereto, and are included herein on reliance upon the authority of said firm as experts in giving said reports. Link, Murrel & Company prepared the initial financial statements of Ocean West Corporation, but have been replaced with Stonefield Josephson, Inc. Management believes that it is more efficient for both sets of financial statements to be prepared by the same firm. Their report was unqualified and there were no disagreements with the accountants which were not resolved to the satisfaction of the accountants.

         The appraised value of the shares of stock of Ocean West on June 30, 2001 and assuming the acquisition of Ocean West Enterprises by Ocean West Holding Corporation included in this prospectus and elsewhere in the Registration Statement, have been included in reliance on the valuation prepared by Norman Jones Enlow & Co., Certified Public Accountants & Management Consultants, given on the authority of that firm as experts.

                              FINANCIAL STATEMENTS
                              --------------------
                                TABLE OF CONTENTS
                                -----------------

                          Ocean West Enterprises, Inc.

                    Years Ended March 31, 2001, 2000 and 1999
                and Six Months Ended September 30, 2001 and 2000
                                   (unaudited)

                         Ocean West Holding Corporation
        For the Period August 15, 2000 (inception) through March 31, 2001 and the Six Months Ended September 30, 2001 (unaudited)

Ocean West Enterprises, Inc.                                                                           Page
- ----------------------------                                                                           ----
Independent Auditors' Report - Stonefield Josephson, Inc. ........................................    F -  1
Independent Auditors' Report - Corbin & Wertz ....................................................    F -  2
Balance Sheets - September, 30, 2001 and March 31, 2001 and 2000 .................................    F -  3
Statements of Operations - For the six months ended September 30, 2001 and 2000
    (unaudited) and the three years ended March 31, 2001 .........................................    F -  5
Statements of Stockholders' Equity (Deficit) - For the years ended March 31, 2001,
    2000 and 1999 and six months ended September 30, 2001 ........................................    F -  7
Statements of Cash Flows - For the years ended March 31, 2001, 2000 and 1999 and
    six months ended September 30, 2001 and 2000 (unaudited) .....................................    F - 11
Notes to Financial Statements ....................................................................    F - 14


Ocean West Holding Corporation
- ------------------------------
Independent Auditors' Report - Stonefield Josephson, Inc. ........................................    F - 37
Balance Sheets - September 30, 2001 (unaudited) and March 31, 2001 ...............................    F - 38
Statements of Operations - For the six months ended September 30, 2001 (unaudited)
    and the period from inception on August 15, 2000 to March 31, 2001 ...........................    F - 39
Statements of Cash Flow - For the period from inception on August 15, 2001 to
    March 31, 2001 and the six months ended September 30, 2001 (unaudited) .......................    F - 40
Notes to Financial Statements ....................................................................    F - 41

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Ocean West Enterprises, Inc.
  dba Ocean West Funding
Tustin, California

We have audited the balance sheets of Ocean West Enterprises, Inc. dba Ocean West Funding (the "Company") as of March 31, 2001 and the related statements of operations, stockholders' equity (deficiency) and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosure in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above presently fairly, in all material respects, the financial position of Ocean West Enterprises, Inc. as of March 31, 2001, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Stonefield Josephson, Inc.

CERTIFIED PUBLIC ACCOUNTANTS

Santa Monica, California
June 22, 2001

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------

To the Board of Directors
Ocean West Enterprises, Inc.
dba Ocean West Funding

We have audited the balance sheet of Ocean West Enterprises, Inc. dba Ocean West Funding (the "Company") as of March 31, 2000, and the related statements of operations, stockholders' equity (deficit) and cash flows for each of the two years in the period ended March 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ocean West Enterprises, Inc. dba Ocean West Funding as of March 31, 2000, and the results of its operations and its cash flows for each of the two years in the period ended March 31, 2000 in conformity with accounting principles generally accepted in the United States of America.

                                                    CORBIN & WERTZ

Irvine, California
June 14, 2000

                          OCEAN WEST ENTERPRISES, INC
                             dba OCEAN WEST FUNDING

                                 BALANCE SHEETS

                                                         September 30,          March 31,            March 31,
                                                             2001                 2001                 2000
                                                        ---------------      ---------------      ---------------
                                                           (unaudited)
         ASSETS

Current assets:
    Cash and cash equivalents                           $       625,985      $       470,019      $       150,162
    Restricted cash                                             246,313              169,731               17,644
    Mortgage loans held for sale                              3,240,723            6,184,839            6,494,910
    Receivable from loans sold                               18,702,091           15,341,805           15,583,418
    Current maturities of notes receivable                           --                5,494                  760
    Deferred income taxes                                       427,000                   --                   --
    Other current assets                                        548,499              386,684              191,553
                                                        ---------------      ---------------      ---------------

         Total current assets                                23,790,611           22,558,572           22,438,447
                                                        ---------------      ---------------      ---------------

Property and equipment, net                                     325,539              336,708              429,443
                                                        ---------------      ---------------      ---------------

Other assets:
    Originated mortgage servicing rights                         44,841               49,203               78,375
    Property held for sale                                       65,144               65,144               65,144
    Notes receivable, less current maturities                     9,884               29,147              185,575
    Deposits                                                    105,855              105,855              105,855
                                                        ---------------      ---------------      ---------------

         Total other assets                                     225,724              249,349              434,949
                                                        ---------------      ---------------      ---------------

                                                        $    24,341,874      $    23,144,629      $    23,302,839
                                                         ==============       ==============       ==============

See accompanying independent auditors' reports and notes to financial statements.

                          OCEAN WEST ENTERPRISES, INC
                             dba OCEAN WEST FUNDING

                            BALANCE SHEETS (CONTINUED)

                                                         September 30,           March 31,           March 31,
                                                             2001                  2001                2000
                                                        ---------------      ----------------     ---------------
                                                           (unaudited)
         LIABILITIES AND STOCKHOLDERS'
            EQUITY (DEFICIENCY)

Current liabilities:
    Accounts payable and accrued expenses               $     1,591,924      $     1,756,087      $     1,459,358
    Client trust payable                                        246,313              169,731               17,644
    Current maturities of long-term debt                         63,708               87,355              126,316
    Current maturities of capital lease obligations              69,667               63,645               76,786
    Warehouse lines of credit                                21,261,269           20,889,241           21,393,599
                                                        ---------------      ----------------     ---------------

         Total current liabilities                           23,232,881           22,966,059           23,073,703

Long-term debt, less current maturities                         107,442              125,450              334,718

Capital lease obligations, less current maturities               26,786               39,635              102,947
                                                         --------------      ---------------      ---------------

         Total liabilities                                   23,367,109           23,131,144           23,511,368
                                                        ---------------      ---------------      ---------------

Stockholders' equity (deficiency):
    Preferred stock, no par value; 50,000 shares authorized:
      Series C, 1,000 shares issued and outstanding             100,000              100,000              100,000
      Series D, 1,500 shares issued and outstanding             600,000              600,000              600,000
      Series E, 1,200 shares issued and outstanding             300,000              300,000              300,000
      Series F, 1,250 shares issued and outstanding             125,000              125,000              125,000
      Series G, 2,000 shares issued and outstanding             200,000              200,000              200,000
      Series I, 550 shares issued and outstanding                55,000               55,000               55,000
      Series K, 1,000 shares issued and outstanding             120,000              120,000              120,000
      Series L, 1,071, 881 and 183 shares issued and
         outstanding, respectively                            1,070,000              880,500              183,000
    Common stock, no par value; 100,000 shares
      authorized; 31,340, 31,340 and 30,000 shares
      issued and outstanding, respectively                      408,348              408,348              193,348
    Accumulated deficit                                      (2,003,583)          (2,775,363)          (2,084,877)
                                                        ---------------      ---------------      ---------------

      Total stockholders' equity (deficiency)                   974,765               13,485             (208,529)
                                                        ---------------      ---------------      ---------------

                                                        $    24,341,874      $    23,144,629      $    23,302,839
                                                        ===============      ===============      ===============

See accompanying independent auditors' reports and notes to financial statements.

                          OCEAN WEST ENTERPRISES, INC.
                             dba OCEAN WEST FUNDING

                            STATEMENTS OF OPERATIONS

                                                          Six months ended September 30,              Year Ended March 31,
                                                          ------------------------------  ------------------------------------------
                                                               2001            2000             2001         2000           1999
                                                          ------------------------------  ------------------------------------------
                                                           (unaudited)    (unaudited)
Revenues:
  Revenue from origination and sale of
    mortgage loans, net                                   $  5,877,815    $  4,584,983    $  8,523,153  $  3,855,339   $  4,642,172
                                                                     -               -               -            61          5,924
  Servicing fees, net                                                -         (19,437)              -        20,861         17,105
  Gain on origination of mortgage servicing rights        ------------    ------------    ------------  ------------   ------------

        Net revenues                                         5,877,815       4,565,546       8,523,153     3,876,261      4,665,201
                                                          ------------    ------------    ------------  ------------   ------------

Operating expenses:
  Interest expense                                              28,813          36,171          69,506       126,715        149,172
  Other general and administrative expenses                  2,497,600       1,896,119       4,151,190     2,184,280      1,668,094
  Salaries and wages                                         2,587,710       1,982,544       4,345,635     2,404,245      2,672,109
  Payroll taxes                                                337,726         226,031         506,202       271,345        263,599
                                                          ------------    ------------    ------------  ------------   ------------

        Total operating expenses                             5,451,849       4,140,865       9,072,533     4,986,585      4,752,974
                                                          ------------    ------------    ------------  ------------   ------------

Income (loss) from operations                                  425,966         424,681        (549,380)   (1,110,324)       (87,773)
                                                          ------------    ------------    ------------  ------------   ------------

Other income:
  Gain on sale of property                                           -            (443)              -       139,719        104,500
  Interest and other                                            10,498           1,094          34,921        44,862         83,474
                                                          ------------    ------------    ------------  ------------   ------------

        Total other income                                      10,498             651          34,921       184,581        187,974
                                                          ------------    ------------    ------------  ------------   ------------

Income (loss) before (benefit) provision for income
  taxes and extraordinary item                                 436,464         425,332        (514,459)     (925,743)       100,201

(Benefit) provision for income taxes                          (427,000)       (243,105)              -       243,714       (241,434)
                                                          ------------    ------------    ------------  ------------   ------------

Income (loss) before extraordinary item                        863,464         668,437        (514,459)   (1,169,457)       341,635

Extraordinary item - Gain on forgiveness of debt, net of
  income taxes of $0                                                 -               -               -        17,429              -
                                                          ------------    ------------    ------------  ------------   ------------

Net income (loss)                                         $    863,464    $    668,437    $   (514,459) $ (1,152,028)  $    341,635
                                                          ============    ============    ============  ============   ============

                                   (Continued)

      See accompanying independent auditors' reports and notes to financial statements.

                          OCEAN WEST ENTERPRISES, INC.
                             dba OCEAN WEST FUNDING

                      STATEMENTS OF OPERATIONS (CONTINUED)

                                                         Six months ended September 30,             Year Ended March 31,
                                                         ------------------------------   ----------------------------------------
                                                              2001            2000            2001        2000            1999
                                                         ------------------------------   ----------------------------------------
                                                          (unaudited)    (unaudited)
Net income (loss)                                            $ 863,464   $  668,437       $ (514,459)   $ (1,152,028)  $   341,635

Dividends on preferred shares                                  (91,684)     (84,155)        (176,027)       (186,600)     (128,610)
                                                             ---------   ----------       ----------    ------------   -----------

Net income (loss) applicable to common stockholders          $ 771,780   $  584,282       $ (690,486)   $ (1,338,628)  $   213,025
                                                             =========   ==========       ==========    ============   ===========

Net income (loss) available to common shareholders
    per common share - basic and dilutive:
      Income (loss) before extraordinary item                $   24.63   $    18.64       $   (22.09)   $     (45.20)  $      7.10

      Extraordinary item - gain on forgiveness of debt               -            -                -            0.58             -
                                                             ---------   ----------       ----------    ------------   -----------

      Income (loss) income per common share                  $   24.63   $    18.64       $   (22.09)   $     (44.62)  $      7.10
                                                             =========   ==========       ==========    ============   ===========

      Weighted average common shares outstanding -
           basic and diluted                                    31,340       31,340           31,261           30,000       30,000
                                                             =========   ==========       ==========    =============  ===========

     See accompanying independent auditor's reports and notes to financial statements.

                          OCEAN WEST ENTERPRISES, INC.
                             dba OCEAN WEST FUNDING

                  STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

 YEARS ENDED MARCH 31, 2001, 2000 AND 1999 SIX MONTHS ENDED SEPTEMBER 30, 2001
                                  (UNAUDITED)

                                                                                      Preferred Stock
                                                                                      ---------------
                                                               Series C                   Series D                   Series E
                                                        ----------------------     -----------------------     ---------------------
                                                          Shares        Amount       Shares         Amount       Shares       Amount
                                                        --------     ---------     --------      ---------     --------    ---------
Balance at April 1, 1998                                   1,000     $ 100,000        1,500      $ 600,000        1,200    $ 300,000
Issuance of Series G preferred stock
  pursuant to conversion of notes payable
Issuance of Series H preferred stock
Issuance of Series I preferred stock
Issuance of Series J preferred stock
Issuance of Series K preferred stock
Redemption of Series H preferred stock
Redemption of Series J preferred stock
Dividends on preferred stock
Net income for the year ended March 31, 1999
                                                        --------     ---------     --------      ---------     --------    ---------
Balance at March 31, 1999                                  1,000       100,000        1,500        600,000        1,200      300,000
Issuance of Series L preferred stock
Redemption of Series L preferred stock
Dividends on preferred stock
Subscription advances received in March 2000
  for the purchase of 480 shares of
common stock not yet issued
Net loss for the year ended March 31, 2000
                                                        --------     ---------     --------      ---------     --------    ---------
Balance at March 31, 2000                                  1,000       100,000        1,500        600,000        1,200      300,000
Redemption of Series L preferred stock for cash
Redemption of Series L preferred stock at $0
  redemption price in connection with note receivable
  write-off

Issuance of Series L preferred stock
Conversion of notes payable to Series L preferred
  stock
Common stock issued in April 2000 for subscription
Issuance of common stock in April 2000
Dividends on preferred stock
Net loss for the year ended March 31, 2001
                                                        --------     ---------     --------      ---------     --------    ---------
Balance at March 31, 2001                                  1,000       100,000        1,500        600,000        1,200      300,000
Redemption of Series L preferred stock for cash
Dividends on preferred stock
Issuance of Series L preferred stock for cash
Redemption of Series L preferred stock for cash
Net income for the six months ended September 30,
  2001 (unaudited)
Balance at September 30, 2001 (unaudited)                  1,000     $ 100,000        1,500      $ 600,000        1,200    $ 300,000
                                                        ========     =========     ========      =========     ========    =========

     See accompanying independent auditor's reports and notes to financial statements.

                          OCEAN WEST ENTERPRISES, INC.
                             dba OCEAN WEST FUNDING

                  STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

 YEARS ENDED MARCH 31, 2001, 2000 AND 1999 SIX MONTHS ENDED SEPTEMBER 30, 2001
                                  (UNAUDITED)

                                                                                      Preferred Stock
                                                                                      ---------------
                                                               Series F                   Series G                  Series H
                                                        ----------------------     -----------------------    ---------------------
                                                          Shares        Amount       Shares         Amount      Shares       Amount
                                                        --------     ---------     --------      ---------    --------    ---------
Balance at April 1, 1998                                   1,250     $ 125,000           --      $      --          --    $      --
Issuance of Series G preferred stock
  pursuant to conversion of notes payable                                             2,000        200,000
Issuance of Series H preferred stock                                                                             1,000       35,000
Issuance of Series I preferred stock
Issuance of Series J preferred stock
Issuance of Series K preferred stock
Redemption of Series H preferred stock                                                                          (1,000)     (35,000)
Redemption of Series J preferred stock
Dividends on preferred stock
Net income for the year ended March 31, 1999
                                                        --------     ---------     --------      ---------    --------    ---------
Balance at March 31, 1999                                  1,250       125,000        2,000        200,000          --           --
Issuance of Series L preferred stock
Redemption of Series L preferred stock
Dividends on preferred stock
Subscription advances received in March 2000
  for the purchase of 480 shares of common stock
  not yet issued
Net loss for the year ended March 31, 2000
                                                        --------     ---------     --------      ---------    --------    ---------
Balance at March 31, 2000                                  1,250       125,000        2,000        200,000          --           --
Redemption of Series L preferred stock for cash
Redemption of Series L preferred stock at $0 redemption
  price in connection with note receivable write-off

Issuance of Series L preferred stock
Conversion of notes payable to Series L preferred stock
Common stock issued in April 2000 for subscription
Issuance of common stock in April 2000
Dividends on preferred stock
Net loss for the year ended March 31, 2001
                                                        --------     ---------     --------      ---------    --------    ---------
Balance at March 31, 2001                                  1,250       125,000        2,000        200,000          --           --
Redemption of Series L preferred stock for cash
Dividends on preferred stock
Issuance of Series L preferred stock for cash
Redemption of Series L preferred stock for cash
Net income for the six months ended September 30,
  2001 (unaudited)
Balance at September 30, 2001 (unaudited)                  1,250     $ 125,000        2,000      $ 200,000          --    $      --
                                                        ========     =========     ========      =========    ========    =========

     See accompanying independent auditor's reports and notes to financial statements.

                          OCEAN WEST ENTERPRISES, INC.
                             dba OCEAN WEST FUNDING

                   STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

         YEARS ENDED MARCH 31, 2001, 2000 AND 1999 AND SIX MONTHS ENDED
                         SEPTEMBER 30, 2001 (UNAUDITED)

                                                                                               Preferred Stock
                                                                                               ---------------
                                                                    Series I                      Series J
                                                           --------------------------   ----------------------------
                                                              Shares         Amount        Shares          Amount
                                                           ------------   -----------   -------------   ------------
Balance at April 1, 1998                                             --   $        --              --   $         --
Issuance of Series G preferred stock pursuant
    to conversion of notes payable
Issuance of Series H preferred stock
Issuance of Series I preferred stock                                550        55,000
Issuance of Series J preferred stock                                                            1,000        160,000
Issuance of Series K preferred stock
Redemption of Series H preferred stock
Redemption of Series J preferred stock                                                         (1,000)      (160,000)
Dividends on preferred stock
Net income for the year ended March 31, 1999
                                                           ------------   -----------   -------------   ------------
Balance at March 31, 1999                                           550        55,000
Issuance of Series L preferred stock
Redemption of Series L preferred stock
Dividends on preferred stock
Subscription advances received in March 2000 for the
    purchase of 480 shares of common stock not yet issued
Net loss for the year ended March 31, 2000
                                                           ------------   -----------   -------------   ------------
Balance at March 31, 2000                                           550        55,000              --             --
Redemption of Series L preferred stock for cash
Redemption of Series L preferred stock at $0 redemption
    price in connection with note receivable write-off
Issuance of Series L preferred stock
Conversion of notes payable to Series L preferred stock
Common stock issued in April 2000 for subscription
Issuance of common stock in April 2000
Dividends on preferred stock
Net loss for the year ended March 31, 2001
                                                           ------------   -----------   -------------   ------------
Balance at March 31, 2001                                           550        55,000              --             --
Redemption of Series L preferred stock for cash
Dividends on preferred stock
Issuance of Series L preferred stock for cash
Redemption of Series L preferred stock for cash
Net income for the six months ended
   September 30, 2001 (unaudited)
Balance at September 30, 2001 (unaudited)                           550   $    55,000              --   $         --
                                                           ============   ===========   =============   ============

                                                                    Series K
                                                            ---------------------------
                                                              Shares         Amount
                                                            -----------    ------------
Balance at April 1, 1998                                             --    $         --
Issuance of Series G preferred stock pursuant
    to conversion of notes payable
Issuance of Series H preferred stock
Issuance of Series I preferred stock
Issuance of Series J preferred stock
Issuance of Series K preferred stock                              1,000         120,000
Redemption of Series H preferred stock
Redemption of Series J preferred stock
Dividends on preferred stock
Net income for the year ended March 31, 1999
                                                            -----------    ------------
Balance at March 31, 1999                                         1,000         120,000
Issuance of Series L preferred stock
Redemption of Series L preferred stock
Dividends on preferred stock
Subscription advances received in March 2000 for the
    purchase of 480 shares of common stock not yet issued
Net loss for the year ended March 31, 2000
                                                            -----------    ------------
Balance at March 31, 2000                                         1,000         120,000
Redemption of Series L preferred stock for cash
Redemption of Series L preferred stock at $0 redemption
    price in connection with note receivable write-off
Issuance of Series L preferred stock
Conversion of notes payable to Series L preferred stock
Common stock issued in April 2000 for subscription
Issuance of common stock in April 2000
Dividends on preferred stock
Net loss for the year ended March 31, 2001
                                                            -----------    ------------
Balance at March 31, 2001                                         1,000         120,000
Redemption of Series L preferred stock for cash
Dividends on preferred stock
Issuance of Series L preferred stock for cash
Redemption of Series L preferred stock for cash
Net income for the six months ended
   September 30, 2001 (unaudited)
Balance at September 30, 2001 (unaudited)                         1,000    $    120,000
                                                            ===========    ============

      See accompanying independent auditors' reports and notes to financial statements.

                         OCEAN WEST ENTERPRISES, INC.
                             dba OCEAN WEST FUNDING

                   STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

                    YEARS ENDED MARCH 31, 2001, 2000 AND 1999
               AND SIX MONTHS ENDED SEPTEMBER 30, 2001 (UNAUDITED)

                                                                          Preferred Stock
                                                                          ---------------
                                                                              Series L                       Common Stock
                                                                    ----------------------------     ----------------------------
                                                                       Shares         Amount           Shares         Amount
                                                                    -----------    ------------     -----------    ------------
Balance at April 1, 1998                                                     --    $          --         30,000    $     73,348
Issuance of Series G preferred stock
    pursuant to conversion of notes payable
Issuance of Series H preferred stock
Issuance of Series I preferred stock
Issuance of Series J preferred stock
Issuance of Series K preferred stock
Redemption of Series H preferred stock
Redemption of Series J preferred stock
Dividends on preferred stock
Net income for the year ended March 31, 1999
                                                                    -----------    ------------     -----------    ------------
Balance at March 31, 1999                                                    --              --          30,000          73,348
Issuance of Series L preferred stock                                        241         241,000
Redemption of Series L preferred stock                                      (58)        (58,000)
Dividends on preferred stock
Subscription advances received in March 2000 for the
    purchase of 480 shares of common stock not yet issued
Net loss for the year ended March 31, 2000
                                                                    -----------    ------------     -----------    ------------
Balance at March 31, 2000                                                   183         183,000          30,000          73,348
Redemption of Series L preferred stock for cash                              (6)         (6,000)
Redemption of Series L preferred stock at $0 redemption price in            (54)        (54,000)
    connection with note receivable write-off
Issuance of Series L preferred stock                                        521         521,000
Conversion of notes payable to Series L preferred stock                     237         236,500
Common stock issued in April 2000 for subscription                                                          480         120,000
Issuance of common stock in April 2000                                                                      860         215,000
Dividends on preferred stock
Net loss for the year ended March 31, 2001
                                                                    -----------    ------------     -----------    ------------
Balance at March 31, 2001                                                   881         880,500          31,340         408,348
Redemption of Series L preferred stock for cash                            (110)       (110,000)
Dividends on preferred stock
Issuance of Series L preferred stock for cash                               300         300,000
Redemption of Series L preferred stock for cash                             (.5)           (500)
Net income for the six months ended
    September 30, 2001 (unaudited)
                                                                    -----------    ------------     -----------    ------------
Balance at September 30, 2001 (unaudited)                                 1,071    $  1,070,000          31,340    $    408,348
                                                                    ===========    ============     ===========    ============

                                                                   Common Stock Subscribed
                                                                 ---------------------------     Accumulated
                                                                    Shares          Amount           Deficit          Total
                                                                 ------------    -----------    --------------    -------------
Balance at April 1, 1998                                                   --    $        --    $    (959,274)    $     239,074
Issuance of Series G preferred stock
    pursuant to conversion of notes payable                                                                             200,000
Issuance of Series H preferred stock                                                                                     35,000
Issuance of Series I preferred stock                                                                                     55,000
Issuance of Series J preferred stock                                                                                    160,000
Issuance of Series K preferred stock                                                                                    120,000
Redemption of Series H preferred stock                                                                                  (35,000)
Redemption of Series J preferred stock                                                                                 (160,000)
Dividends on preferred stock                                                                         (128,610)         (128,610)
Net income for the year ended March 31, 1999                                                          341,635           341,635
                                                                 ------------    -----------    -------------     -------------
Balance at March 31, 1999                                                  --             --         (746,249)          827,099
Issuance of Series L preferred stock                                                                                    241,000
Redemption of Series L preferred stock                                                                                  (58,000)
Dividends on preferred stock                                                                         (186,600)         (186,600)
Subscription advances received in March 2000 for the
    purchase of 480 shares of common stock not yet issued                                480          120,000           120,000
Net loss for the year ended March 31, 2000                                                         (1,152,028)       (1,152,028)
                                                                 ------------    -----------    -------------     -------------
Balance at March 31, 2000                                                 480        120,000       (2,084,877)         (208,529)
Redemption of Series L preferred stock for cash                                                                          (6,000)
Redemption of Series L preferred stock at $0 redemption price in                                                        (54,000)
    connection with note receivable write-off
Issuance of Series L preferred stock                                                                                    521,000
Conversion of notes payable to Series L preferred stock                                                                 236,500
Common stock issued in April 2000 for subscription                       (480)      (120,000)                                --
Issuance of common stock in April 2000                                                                                  215,000
Dividends on preferred stock                                                                         (176,027)         (176,027)
Net loss for the year ended March 31, 2001                                                           (514,459)         (514,459)
                                                                 ------------    -----------    -------------     -------------
Balance at March 31, 2001                                                  --             --       (2,775,363)           13,485
Redemption of Series L preferred stock for cash                                                                        (110,000)
Dividends on preferred stock                                                                          (91,684)          (91,684)
Issuance of Series L preferred stock for cash                                                                           300,000
Redemption of Series L preferred stock for cash                                                                            (500)
Net income for the six months ended
    September 30, 2001 (unaudited)                                                                    863,464           863,464
                                                                 ------------    -----------    -------------     -------------
Balance at September 30, 2001 (unaudited)                                  --    $        --    $  (2,003,583)    $     974,765
                                                                 ============    ===========    =============     =============

      See accompanying independent auditors' reports and notes to financial statements.

                          OCEAN WEST ENTERPRISES, INC.
                             dba OCEAN WEST FUNDING

                            STATEMENTS OF CASH FLOWS

            YEARS ENDED MARCH 31, 2001, 2000 AND 1999 AND SIX MONTHS
                 ENDED SEPTEMBER 30, 2001 AND 2000 (UNAUDITED)


                                                              Six months ended September 30,         Year Ended March 31,
                                                              ------------------------------ --------------------------------------
                                                                   2001           2000          2001          2000          1999
                                                               (unaudited)   (unaudited)
Cash flows provided by (used for) operating activities:
    Net (loss) income                                          $   863,464   $   668,437    $  (514,459) $ (1,152,028) $    341,635

Adjustments to reconcile net (loss) income to net cash
 provided by (used for) operating activities:
         Provision for doubtful receivables                             --            --              -             -        33,055
         Depreciation and amortization                              70,362        71,687        127,670       127,600        81,689
         Mortgage servicing rights                                      --            --         19,437       (20,861)      (17,105)
         Deferred income taxes                                    (427,000)     (243,105)             -       242,234      (242,234)
         Write-off of note receivable                                   --            --        112,428        60,000             -
         Gain on sale of property                                       --            --            443      (139,719)     (104,500)
         Forgiveness of debt                                            --            --              -       (17,429)            -

Changes in operating assets and liabilities:
(Increase) decrease in assets:

         Restricted cash                                           (76,582)      (34,961)      (152,087)       23,966       (41,610)
         Mortgage loans held for sale                            2,944,116     3,423,852        310,071    (1,931,497)   12,609,239
         Receivable from loans sold                             (3,360,286)   (2,987,082)       241,613      (670,390)  (14,913,028)
         Other current assets                                     (161,815)     (265,228)      (195,131)       77,472       (77,880)
         Deposits                                                       --            --              -         3,064        (4,208)
Increase (decrease) in liabilities:
         Accounts payable and accrued expenses                     (87,581)      225,095        448,816       543,641        69,258
                                                               -----------   -----------    -----------  ------------  ------------

         Net cash provided by (used for) operating activities     (235,322)      858,695        398,801    (2,853,947)   (2,265,689)
                                                               -----------   -----------    -----------  ------------  ------------

Cash flows provided by (used for) investing activities:
    Collection (issuance) of notes receivable                       24,757           300        (14,734)       25,130         6,185
    Purchases of property and equipment                            (54,832)       (9,674)       (25,643)      (20,897)     (103,016)
    Proceeds from sale of property and equipment                        --            --              -       206,219        61,279
    Purchases of property held for sale                                 --            --              -             -       (21,144)
    Sale (purchase) of mortgage loan held for investment                --            --              -             -        22,491
                                                               -----------   -----------    -----------  ------------  ------------

         Net cash provided by (used in) investing activities       (30,075)       (9,374)       (40,377)      210,452       (34,205)
                                                               -----------   -----------    -----------  ------------  ------------

                                   (Continued)

      See accompanying independent auditors' reports and notes to financial statements.

                          OCEAN WEST ENTERPRISES, INC.
                             dba OCEAN WEST FUNDING

                      STATEMENTS OF CASH FLOWS (CONTINUED)

            YEARS ENDED MARCH 31, 2001, 2000 AND 1999 AND SIX MONTHS
                 ENDED SEPTEMBER 30, 2001 AND 2000 (UNAUDITED)

                                                               Six months ended September 30            Year Ended March 31,
                                                              ------------------------------- -------------------------------------
                                                                  2001           2000            2001          2000        1999
                                                               ---------------------------    -----------  ----------- ------------
                                                               (unaudited)   (unaudited)
Cash flows provided by (used for) financing activities:
    Net borrowings (repayments) under bank line of credit              --               --             --       (1,855)         407
    Net borrowings (repayments) under warehouse lines
      of credit                                                   372,028         (867,271)      (504,358)   2,632,305    1,969,034
    Proceeds from long-term debt                                       --           55,000         55,000      331,237      480,500
    Payments on long-term debt                                    (35,695)        (283,422)       (66,729)    (425,853)    (127,802)
    Payments on capital lease obligations                         (12,786)         (45,591)       (76,453)    (101,219)     (36,321)
    Proceeds from sale of common stock                                 --          215,000        215,000      120,000           --
    Proceeds from issuance of preferred stock                     300,000          234,900        521,000      183,000      370,000
    Redemption of preferred stock                                (110,500)              --         (6,000)          --     (195,000)
    Additional paid in capital                                         --           75,000             --           --
    Preferred stock dividends                                     (91,684)         (84,155)      (176,027)    (161,350)    (128,610)
                                                               ----------   --------------    -----------  ----------- ------------

         Net cash provided by (used for) financing activities     421,363         (700,539)       (38,567)   2,576,265    2,332,208
                                                               ----------   --------------    -----------  ----------- ------------

Net increase (decrease) in cash and cash equivalents              155,966          148,782        319,857      (67,230)      32,314
Cash and cash equivalents, beginning of year                      470,019          150,162        150,162      217,392      185,078
                                                               ----------   --------------    -----------  ----------- ------------

Cash and cash equivalents, end of year                         $  625,985   $      298,944    $   470,019  $   150,162  $   217,392
                                                               ==========   ==============    ===========  ===========  ===========

Supplemental disclosure of cash flow information:
    Interest paid                                              $  614,567   $      367,112    $ 1,529,288  $ 1,196,996  $ 1,276,925
                                                               ==========   ==============    ===========  ===========  ===========

    Income taxes paid                                          $       --   $           --    $         -  $      800   $       800
                                                               ==========   ==============    ===========  ===========  ===========

                                  (Continued)

      See accompanying independent auditors' reports and notes to financial statements.

                          OCEAN WEST ENTERPRISES, INC.
                             dba OCEAN WEST FUNDING

                      STATEMENTS OF CASH FLOWS (CONTINUED)

  YEARS ENDED MARCH 31, 2001, 2000 AND 1999 AND SIX MONTHS ENDED SEPTEMBER 30,
                            2001 AND 2000 (UNAUDITED)

Supplemental schedule of non-cash investing and financing activities:

    During the six months ended September 30, 2001, the Company incurred capital lease obligations in the amount of $27,742 for the purchase of property and equipment.

    During fiscal 2001, notes payable totaling $236,500 were converted into 241 shares of Series L preferred stock.

    During fiscal 2001, 54 shares of Series L preferred stock were redeemed at $0 redemption price. Stock redemption was done in connection with write off of note receivable of $54,000.

    During fiscal 2000, the Company sold property held for sale with a book value of $345,000 for $329,194 which was comprised of a receivable of $449 and the settlement of notes payable in the amount of $328,745 and a $17,429 note payable due to the president of the Company which was forgiven, resulting in a loss on sale of property held for sale of $15,806.

    During fiscal 2000, the Company sold property and equipment with a book value of $110,500 for $266,025 which was comprised of $206,219 in cash and the settlement of a note payable in the amount of $59,806, resulting in a gain on sale of property and equipment of $155,525.

    During fiscal 2000, the Company refinanced its line of credit in the amount of $95,310 into a term note payable.

    During fiscal 2000 and 1999, the Company incurred capital lease obligations in the amount of $219,272 and $42,279, respectively, for the purchase of property and equipment.

    During fiscal 1999, the Company incurred long-term debt in the amount of $44,000 for the purchase of property held for sale.

    During fiscal 1999, the Company sold property with a cost of $599,500 for $704,000 which was comprised of $61,279 in cash, a note receivable for $166,428 and the settlement of notes payable in the amount of $476,293.

    During fiscal 1999, holders of notes payable totaling $200,000 exercised the conversion feature which allowed them to convert the notes payable into 2,000 shares of Series G preferred stock.

        See accompanying independent auditors' reports and notes to financial statements.

                          OCEAN WEST ENTERPRISES, INC.
                             dba OCEAN WEST FUNDING

                          NOTES TO FINANCIAL STATEMENTS

                    YEARS ENDED MARCH 31, 2001, 2000 AND 1999
                              AND SIX MONTHS ENDED
                     SEPTEMBER 30, 2001 AND 2000 (UNAUDITED)

(1)  Summary of Significant Accounting Policies:

     Nature of Business:

          Ocean West Enterprises, Inc., dba Ocean West Funding (the "Company"), a C corporation, was incorporated in November 1988 in the State of California for the purpose of engaging in mortgage banking activities. The Company is involved in the process of originating, packaging and funding of HUD and other government insured loans and non-government insured loans in the United States. HUD insured loans comprised 50%, 61% and 71% of total loans originated by the Company during the years ended March 31, 2001, 2000 and 1999, respectively. Certain of the non-government insured loans are sold "servicing retained" whereby the Company receives a fee for servicing the loans.

     Risks and Uncertainties:

          The Company originates HUD and other government insured loans in the United States, generating revenue from the origination, sale and servicing of these loans. Significant changes in interest rates or the underlying economic condition of the United States or any specific region of the United States real estate market could have a materially adverse impact on the Company's operations.

     Basis of Presentation:

          The Company has historically had recurring losses from operations and sustained negative cash flows from operations and as of March 31, 2001, the warehouse line of credit had expired. The Company is in violation of certain loan covenants for which the lender has not provided a waiver and balances were in excess of maximum limits, and the Company had not maintained the HUD minimum net worth requirements. Management believes the following arrangements will be sufficient to fund its capital expenditures, working capital requirements and other cash requirements through March 31, 2002.

          . The shareholders have contributed to the Company $300,000 by the purchase of 300 shares of Series L preferred stock.

          . The Company is forecasting approximately 38% increase in total loan funding in the fiscal year ending March 31, 2002.

     See accompanying independent auditors' reports.

                          OCEAN WEST ENTERPRISES, INC.
                             dba OCEAN WEST FUNDING

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                    YEARS ENDED MARCH 31, 2001, 2000 AND 1999
                              AND SIX MONTHS ENDED
                     SEPTEMBER 30, 2001 AND 2000 (UNAUDITED)

(1)     Summary of Significant Accounting Policies, Continued:

                . The Company is in negotiations with lenders to establish new lines of credit with terms, conditions and covenants suitable to the Company's financial position.

                There can be no assurance the Company will be able to obtain sufficient additional funds when needed, or that such funds if available, will be on terms satisfactory to the Company.

        Use of Estimates:

                The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported periods. Significant estimates made by the Company's management include, but are not limited to, the realizability of mortgage loans held for sale, mortgage servicing rights and property held for sale, the collectibility of notes receivable, and the recoverability of property and equipment through future operating profits. Actual results could materially differ from those estimates.

        Interim Financial Information:

                The financial information as of September 30, 2001, and for the six-month periods ended September 30, 2001 and 2000 is unaudited but includes all adjustments (consisting of only normal recurring accruals) that the Company considers necessary for a fair presentation of the financial position at such date and the operating results and cash flows for those periods. Operating results for the six months ended September 30, 2001 are not necessarily indicative of the results that may be expected for the entire year.

        Concentration of Credit Risk:

                The Company maintains, at times, cash balances at certain financial institutions in excess of amounts insured by Federal agencies.

                For the three years ended March 31, 2001 three buyers purchased 18%, 9% and 9% (2001), 30%, 26% and 5% (2000) and 69%, 5% and 4%
                (1999), respectively, of loans sold.

        See accompanying independent auditors' reports.

                          OCEAN WEST ENTERPRISES, INC.
                             dba OCEAN WEST FUNDING

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                   YEARS ENDED MARCH 31, 2001, 2000 AND 1999
                              AND SIX MONTHS ENDED
                    SEPTEMBER 30, 2001 AND 2000 (UNAUDITED)

(1)     Summary of Significant Accounting Policies, Continued:


        Cash and Cash Equivalents:

                  For the purpose of the statement of cash flows, the Company considers all highly liquid holdings with maturities of three months or less, at the time of purchase, to be cash equivalents.

        Restricted Cash:

                  Restricted cash represents monies deposited in escrow for the Company to pay expenses for the benefit of a borrower who advanced funds to the Company.

        Mortgage Loans Held For Sale:

                  Mortgage loans held for sale to investors are stated at the lower of cost or market value computed on the aggregate method by residential loan type (unrealized losses are offset by unrealized gains) and are evaluated at the end of each year, and is determined by outstanding commitments from investors or current investor yield requirements. The amount by which cost exceeds market value is accounted for as a valuation allowance and any changes in the valuation are included in the determination of net income. As of March 31, 2001 and 2000, the Company determined no valuation allowance was required as cost was estimated to be less than fair market value. As of March 31, 2001 and 2000, included in the carrying value of mortgage loans held for sale are $448,500 and $489,350, respectively, of net expenses incurred in the origination of such loans. A substantial portion of such loans were sold to investors within 30 days subsequent to March 31, 2001 and 2000.

        Mortgage Backed Securities:

                  The Company has adopted Statement of Financial Accounting Standards No. ("SFAS") 134, "Accounting for Mortgage-Backed Securities Retained After Securitization of Mortgage Loans Held for Sale by a Mortgage Banking Enterprise." SFAS No. 134 is an amendment of SFAS No. 65 "Accounting for Certain Mortgage Banking Activities." It requires that after the securitization of mortgage loans held for sale, an entity engaged in mortgage banking activities classify the resulting mortgage-backed securities and other retained interest based on its ability and intent to sell or hold these instruments. The adoption of this standard had not material impact on the Company's results of operation, financial position or cash flows as it currently does not utilize or deal in mortgage-backed securities.


        See accompanying independent auditors' reports.

                          OCEAN WEST ENTERPRISES, INC.
                             dba OCEAN WEST FUNDING

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                   YEARS ENDED MARCH 31, 2001, 2000 AND 1999
                              AND SIX MONTHS ENDED
                    SEPTEMBER 30, 2001 AND 2000 (UNAUDITED)

(1)      Summary of Significant Accounting Policies, Continued:

         Property and Equipment:

                  Property and equipment are stated at cost, less accumulated depreciation. Depreciation is recorded using the straight-line method over the estimated useful lives of the related assets, ranging from three to thirty years. Depreciation expense related to property and equipment during the six months ended September 30, 2001 and 2000 (unaudited) was $66,000 and $66,000, respectively, and for the years ended March 31, 2001, 2000 and 1999 totaled $117,492, $114,543 and $67,851, respectively. Maintenance and repairs are charged to operations when incurred. Major betterments and renewals are capitalized. Gains or losses are recognized upon sale or disposition of assets.

         Long-Lived Assets:

                  The Company accounts for its long-lived assets in accordance with Statement of Financial Accounting Standards No. 121 ("SFAS 121"), "Accounting For The Impairment of Long-Lived Assets and For Long-Lived Assets to be Disposed Of," which requires that long-lived assets and certain identifiable intangibles to be held and used by any entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Pursuant to SFAS 121, management of the Company assesses the recoverability of property and equipment by determining whether the depreciation of such assets over their remaining lives can be recovered through projected undiscounted cash flows. The amount of impairment, if any, is measured based on fair value (projected discounted cash flows) and is charged to operations in the period in which such impairment is determined by management. To date, management has not identified any impairment of property and equipment. There can be no assurance, however, that market conditions will not change or demands for the Company's services will continue which could result in future long-lived asset impairment.

         Mortgage Servicing:

                  The Company recognizes as separate assets or liabilities the obligation to service mortgage loans for others, through loan origination by allocating total costs incurred between the loan and the servicing rights retained based on their relative fair values. Amortization of mortgage service assets or rights ("MSRs") is based on the ratio of net servicing income received in the current period to total net servicing income projected to be realized from the MSRs. Amortization of mortgage service liabilities ("MSLs") is based on the ratio of net servicing costs paid in the current period to total net servicing costs projected to be paid from

         See accompanying independent auditors' reports.

                          OCEAN WEST ENTERPRISES, INC.
                             dba OCEAN WEST FUNDING

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                   YEARS ENDED MARCH 31, 2001, 2000 AND 1999
                              AND SIX MONTHS ENDED
                    SEPTEMBER 30, 2001 AND 2000 (UNAUDITED)

(1)      Summary of Significant Accounting Policies, Continued:

                  the MSL. Based on management's estimate, the Company has no MSLs as of September 30, 2001 and September 30, 2000 (unaudited) nor as of March 31, 2001 and 2000. Projected net servicing income is in turn determined by the estimated future balance of the underlying mortgage loan portfolio, which declines over time from prepayments and scheduled loan amortization. The Company estimates future prepayment rates based on current interest rate levels, other economic conditions and market forecasts, as well as relevant characteristics of the servicing portfolio, such as loan types, interest rate stratification and recent prepayment experience. MSRs are periodically evaluated for impairment, which is recognized in the statement of operations during the applicable period through additions to an impairment reserve. For purposes of performing its impairment evaluation, the Company stratifies its servicing portfolio on the basis of certain risk characteristics including loan type and interest rate. The Company has determined that no impairment allowance is needed as of September 30, 2001 (unaudited) nor at March 31, 2001 and 2000.

                  The Company capitalized $20,861 and $17,105 of mortgage servicing rights during the years ended March 31, 2000 and 1999, respectively (none during 2001). As a result, the Company recorded a gain on the origination of mortgage servicing rights in the amounts of $20,861 and $17,105 which is reflected in the accompanying statements of operations for the years ended March 31, 2000 and 1999. Amortization expense related to mortgage servicing rights for the years ended March 31, 2001, 2000 and 1999 was $9,735, $13,057 and $13,838,
                  respectively.

         Property Held For Sale:

                  Property held for sale at March 31, 2001 and 2000 consists of one residential property which is recorded at the lower of cost or fair value less cost to sell. The Company intends to market the property for sale during the year ended March 31, 2002.

         Revenue and Cost Recognition:

                  Revenue from the sale of loans is recognized at the time the loans are sold or when the Company has shipped the loan file to independent investors consistent with the criteria established in Statement of Financial Accounting Standards No. 125 (replaced by SFAS No. 140 for transfers occurring after March 31, 2001), "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." At this point, all of the services required to be performed for such revenues have been completed. Loan origination costs and incremental direct costs are deferred and recognized over the term of the loan as an adjustment of the loan yield until the loan is sold. Incremental direct costs include credit

         See accompanying independent auditors' reports.

                          OCEAN WEST ENTERPRISES, INC.
                             dba OCEAN WEST FUNDING

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                   YEARS ENDED MARCH 31, 2001, 2000 AND 1999
                              AND SIX MONTHS ENDED
                    SEPTEMBER 30, 2001 AND 2000 (UNAUDITED)

(1)      Summary of Significant Accounting Policies, Continued:


                  reports, appraisal fees, document preparation fees, wire fees, tax and filing fees, funding fees and commissions. When the loan is sold and service is released, the unamortized loan origination costs and incremental direct selling costs are netted against the revenue and recorded to the statement of operations. Revenue from the servicing of loans is recognized as earned. Most purchase and sale agreements contain repurchase language. If it is determined that a particular loan contains misrepresentations or the loan is deemed as EPD (early payment default - usually within the first 90 days), then the Company could be requested to repurchase the loan.


         Basic and Diluted Loss Per Share:

                  In accordance with SFAS No. 128, "Earnings Per Share," the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. The Company has no potentially dilutive securities.

         Advertising:

                  The Company expenses advertising costs as incurred. The advertising costs for the six months ended September 30, 2001 and 2000 were $538,275 and $167,940 (unaudited), respectively, and for the years ended March 31, 2001, 2000 and 1999 were $527,436, $143,728 and $40,121, respectively.

         Income Taxes:

                  The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109 ("SFAS 109"), "Accounting for Income Taxes." Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided

         See accompanying independent auditors' reports.

                          OCEAN WEST ENTERPRISES, INC.
                             dba OCEAN WEST FUNDING

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                   YEARS ENDED MARCH 31, 2001, 2000 AND 1999
                              AND SIX MONTHS ENDED
                    SEPTEMBER 30, 2001 AND 2000 (UNAUDITED)

(1)      Summary of Significant Accounting Policies, Continued:

                for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

         Fair Value of Financial Instruments:

                The Company has adopted Statement of Financial Accounting Standards No. 107 ("SFAS 107"), "Disclosures About Fair Value of Financial Instruments." SFAS 107 requires disclosure of fair value information about financial instruments when it is practicable to estimate that value (see Note 13).

                For certain of the Company's financial instruments including cash, receivables, and accounts payable and accrued expenses, the carrying amounts approximate fair value due to their short maturities. The amounts shown for convertible debentures, capital lease obligations and notes payable also approximate fair value because current interest rates and terms offered to the Company for similar debt are substantially the same.

         Comprehensive Income:

                SFAS 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive income and its components in the financial statements. The Company has no items that represent other comprehensive income and, therefore, has not included a schedule of comprehensive income in the financial statements.

         Derivative Instruments and Hedging Activities:

                In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133, as amended by SFAS No. 138, is effective for fiscal years beginning after June 15, 2000. SFAS No. 133 requires the Company to recognize all derivatives as either assets or liabilities and measure those instruments at fair value. It further provides criteria for derivative instruments to be designated as fair value, cash flow and foreign currency hedges and establishes respective accounting standards for reporting changes in the fair value of the derivative instruments. Upon adoption, the Company will be required to adjust hedging instruments to fair value in the balance sheet and recognize the offsetting gains or losses as adjustments to be reported in net income or other comprehensive income, as appropriate. The Company has adopted this pronouncement as of April 1, 2001. The adoption was not material to the Company's

         See accompanying independent auditors' reports.

                          OCEAN WEST ENTERPRISES, INC.
                             dba OCEAN WEST FUNDING

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                   YEARS ENDED MARCH 31, 2001, 2000 AND 1999
                              AND SIX MONTHS ENDED
                    SEPTEMBER 30, 2001 AND 2000 (UNAUDITED)

(1)      Summary of Significant Accounting Policies, Continued:

                financial position or results of operations since the Company does not participate in such activities.

         New Accounting Pronouncements:

                In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin 101 ("SAB 101"), "Revenue Recognition," which outlines the basic criteria that must be met to recognize revenue and provides guidance for presentation of revenue and for disclosure related to revenue recognition policies in financial statements filed with the Securities and Exchange Commission. The effective date of this pronouncement is the fourth quarter of the fiscal year beginning after December 15, 1999. In the fourth quarter of the year ended March 31, 2001, the Company implemented SAB 101, which had no material impact on its financial position and results of operations.

                In March 2000, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. 44 ("Interpretation 44"), "Accounting for Certain Transactions involving Stock Compensation." Interpretation 44 provides criteria for the recognition of compensation expense in certain stock-based compensation arrangements that are accounted for under APB Opinion No. 25, "Accounting for Stock-Based Compensation." Interpretation 44 was effective July 1, 2000 with certain provisions that are effective retroactively back to December 15, 1998 and January 12, 2000. The adoption of this statement did not have a material impact on the Company's financial position, results of operations or liquidity.

                In June 2001, the FASB issued SFAS No. 141, "Business Combinations." SFAS No. 141 supersedes Accounting Principle Board ("APB") No. 16 and requires that any business combinations initiated after June 30, 2001 be accounted for as a purchase; therefore, eliminating the pooling-of-interest method defined in APB 16. The statement is effective for any business combination initiated after June 30, 2001 and shall apply to all business combinations accounted for by the purchase method for which the date of acquisition is July 1, 2001 or later. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations since the Company has not participated in such activities covered under this pronouncement.

                In June 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangibles." SFAS No. 142 addresses the initial recognition, measurement and amortization of intangible assets acquired individually or with a group of other assets (but not those acquired in a business combination) and addresses the amortization provisions for excess cost over fair value of net assets acquired or intangibles acquired in a business combination. The statement is effective for fiscal years beginning after December 15, 2001, and is effective July 1, 2001 for any

         See accompanying independent auditors' reports.

                          OCEAN WEST ENTERPRISES, INC.
                             dba OCEAN WEST FUNDING

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                   YEARS ENDED MARCH 31, 2001, 2000 AND 1999
                              AND SIX MONTHS ENDED
                    SEPTEMBER 30, 2001 AND 2000 (UNAUDITED)

(1)      Summary of Significant Accounting Policies, Continued:

                intangibles acquired in a business combination initiated after June 30, 2001. The Company does not expect the adoption to have a material impact on the Company's financial position or results of operations.

                In January 2001, the Financial Accounting Standards Board Emerging Issues Task Force issued EITF 00-27 effective for convertible debt instruments issued after November 16, 2000. This pronouncements requires the use of the intrinsic value method for recognition of the detachable and imbedded equity features included with indebtedness, and requires amortization of the amount associated with the convertibility feature over the life of the debt instrument rather than the period for which the instrument first becomes convertible. Inasmuch as all debt instruments that were entered into prior to November 16, 2000 and all of the debt discount relating to the beneficial conversion feature was previously recognized as expense in accordance with EITF 98-5, there is no impact on these financial statements. This EITF 00-27 could impact future financial statements should the Company enter into such agreements.

(2)      Property and Equipment:

                A summary is as follows:

                                                                                                     March 31,
                                                                                                     --------
                                                                                            2001                  2000
                                                                                       -------------        --------------
                  Office equipment                                                     $     355,172        $      342,563
                  Property under capital leases                                              349,908               349,908
                  Furniture and fixtures                                                      99,828                97,801
                  Automobiles                                                                 12,000                12,000
                                                                                       -------------        --------------
                                                                                             816,908               802,272
                  Less accumulated depreciation
                      and amortization                                                       480,200               372,829
                                                                                       -------------        --------------
                                                                                       $     336,708        $      429,443
                                                                                       =============        ==============

         See accompanying independent auditors' reports.

                          OCEAN WEST ENTERPRISES, INC.
                             dba OCEAN WEST FUNDING

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                   YEARS ENDED MARCH 31, 2001, 2000 AND 1999
                              AND SIX MONTHS ENDED
                    SEPTEMBER 30, 2001 AND 2000 (UNAUDITED)

(3)  Originated Mortgaging Servicing Rights:

          A summary is as follows

                                                              March 31,
                                                              ---------
                                                        2001           2000
                                                    ------------   ------------
          Balance, beginning of year                $     78,375   $     70,571
          Additions, net                                      --         20,861
          Adjustments                                    (19,437)            --
          Amortization                                    (9,735)       (13,057)
                                                    ------------   ------------
          Balance, end of year                      $     49,203   $     78,375
                                                    ============   ============

          The estimated fair market value of mortgage servicing rights approximated their respective book values as of March 31, 2001 and 2000. The fair market value was determined by discounting estimated net future cash flows from loan servicing using discount and repayment rates that approximate current market rates.

(4)  Notes Receivable:

     A summary is as follows:

                                                                                March 31,
                                                                                ---------
                                                                         2001               2000
                                                                     ------------       ------------
     Secured note receivable from an employee of the
         Company, bearing interest at 7.50% per annum,
         payable in monthly interest installments with
         all principal and unpaid interest due and
         payable in April 2005; written off in fiscal 2001.          $         --       $    166,428

     Note receivable from a third party, unsecured and
         bearing interest at 8.5% per annum; principal
         and interest payable monthly; due in March 2004.                  15,384                --

     Notereceivable from a third party, secured by a deed
         of trust and bearing interest at .001% per annum;
         principal and interest payable monthly; due
         November 1, 2026.                                                 19,257             19,907
                                                                     ------------       ------------
                                                                           34,641            186,335

     Less current maturities                                                5,494                760
                                                                     ------------       ------------
                                                                     $     29,147       $    185,575
                                                                     ============       ============

         See accompanying independent auditors' reports.

                          OCEAN WEST ENTERPRISES, INC.
                             dba OCEAN WEST FUNDING

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                   YEARS ENDED MARCH 31, 2001, 2000 AND 1999
                              AND SIX MONTHS ENDED
                    SEPTEMBER 30, 2001 AND 2000 (UNAUDITED)

(5)      Warehouse Lines of Credit

                  The Company has a $20,000,000 mortgage loan purchasing warehouse line of credit, collateralized by the related mortgage loans receivable with a carrying value of $21,526,644 and $19,292,446 at March 31, 2001 and 2000, respectively. The line of credit is personally guaranteed by Daryl Meddings and Marshall Stewart who are stockholders of the Company. Interest is due monthly at the bank reference rate plus an established percentage (totaling 7.6% and 8.9% at March 31, 2001 and 2000, respectively). The line expired on June 30, 2001, and the Company is currently in negotiations with the existing lender to renew the line of credit. For each of the periods, the Company has borrowed in excess of the maximum amount under the line and the lender has granted waivers as of March 31, 2001 and as of September 30, 2001 (unaudited). Until a new line of credit with increased borrowing limits is in effect, these waivers must be received by the lender at the end of each quarterly reporting period.

                  The warehouse line of credit has restrictions as to the types of loans (and the maximum amounts per individual loans) for which said line can be used. Furthermore, the line can only be used to fund 96% of loan amounts, as defined; the remaining 4% must be funded by the Company utilizing its own cash resources. At March 31, 2001 and 2000, the outstanding balance under the warehouse line of credit was $20,889,241 (including $1,727,241 drawn against the warehouse line of credit but not yet financed) and $20,019,054 (including $748,787 drawn against the warehouse line of credit but not yet financed), respectively.

                  The warehouse line of credit agreement contains restrictive covenants relating to net worth, tangible net worth, and various ratios, as defined and permits dividends solely to the extent of net income. Violations of the restrictive covenants have been waived by the lender which continues to provide financing. At the end of each quarterly reporting period the lender reviews the operating results of the Company prior to waiving the covenant violations. Such waivers have been received in the past; however, no assurance can be given that these waivers will be granted in the future. The loss of this line of credit could have a material adverse effect on the Company.

                  The Company has another $5,000,000 mortgage loan purchasing warehouse line of credit, collateralized by the related mortgage loans receivable with a carrying value of $1,374,545 at March 31, 2000. Daryl Meddings and Marshall Stewart, stockholders of the Company, personally guarantee this line of credit. Interest is due monthly at the bank reference rate plus an established percentage (totaling 10% at March 31, 2001 and 2000). The warehouse line of credit is terminable at will by the lender. Each advance is to be repaid within 45 days of the advance. At March 31, 2000, the outstanding balance under this warehouse line of credit was $1,374,545.


         See accompanying independent auditors' reports.

                          OCEAN WEST ENTERPRISES, INC.
                             dba OCEAN WEST FUNDING

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                   YEARS ENDED MARCH 31, 2001, 2000 AND 1999
                              AND SIX MONTHS ENDED
                    SEPTEMBER 30, 2001 AND 2000 (UNAUDITED)

(5)      Warehouse Lines of Credit, Continued:

                  Interest expense incurred under the warehouse lines of credit was $1,453,565, $984,955 and $1,115,304 for the years ended
                  March 31, 2001, 2000 and 1999, respectively.

(6)      Long-term Debt and Capital Lease Obligations:

                  A summary of long-term debt is as follows:

                                                                                                     March 31,
                                                                                                     --------

                                                                                             2001                2000
                                                                                        ---------------    ----------------
         Note payable to a bank, bearing interest at 12% per annum; payable in monthly installments of $3,165, including interest, through February
         2003 and personally guaranteed by the President of the
         Company.                                                                       $        64,748    $         93,098

         Note payable to a related party, bearing interest at 20% per annum at
         March 31, 2001 and at 24% per annum at March 31, 2000; payable in monthly interest installments only with all unpaid principal and
         interest due August 1, 2001.                                                            20,000              50,000

         Unsecured note payable to a related party, bearing interest at 16% per annum; payable in monthly installments of $1,251, including
         interest,  through  September 2006;  converted to Series L preferred                        --              68,390
         shares (see Note 9).

         Unsecured note payable to a related party, bearing interest at 16% per annum; payable in monthly installments of $1,540, including
         interest,  through  September 2006;  converted to Series L preferred                        --              77,424
         shares (see Note 9).

         Unsecured note payable to a related party, bearing interest at 13.25%
         per annum; payable in monthly installments of $1,119, including interest, through March 2030; converted to Series L
         preferred shares (see Note 9).                                                              --              98,676

         See accompanying independent auditors' reports.

                          OCEAN WEST ENTERPRISES, INC.
                             dba OCEAN WEST FUNDING

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                   YEARS ENDED MARCH 31, 2001, 2000 AND 1999
                              AND SIX MONTHS ENDED
                    SEPTEMBER 30, 2001 AND 2000 (UNAUDITED)

(6)  Long-term Debt and Capital Lease Obligations, Continued:

                                                                                            March 31,
                                                                                            ---------

                                                                                    2001                 2000
                                                                                ------------         ------------
     Note payable to an unrelated third party, bearing interest at 8.375%
     per annum; payable in monthly installments of $334, including interest,
     through August 2028; secured by deed of trust.                                 43,057               43,446

     Note payable to a related party, bearing interest at 12% per annum at
     March 31, 2001 and at 50% per annum at March 31, 2000; payable in monthly interest installments with all unpaid principal and interest
     due February 1, 2002.                                                          30,000               30,000

     Note payable to a related party, bearing interest at 24% per annum;
     payable in monthly interest installments only with all unpaid
     principal and interest due March 1, 2003.                                      55,000                   --
                                                                                ------------         ------------
                                                                                   212,805              461,034

     Less current maturities                                                        87,355              126,316
                                                                                ------------         ------------
                                                                                 $ 125,450            $ 334,718
                                                                                ============         ============

      The following table summarizes the aggregate maturities of long-term debt:

            Years ending March 31,
                   2002                                       $    87,355
                   2003                                            83,276
                   2004                                               500
                   2005                                               543
                   2006                                               591
                   Thereafter                                      40,540
                                                              -----------

                                                              $   212,805
                                                              ===========

      Interest expense incurred under long-term debt obligations amounted to $33,876, $58,995 and $126,634 for the years ended March 31, 2001, 2000 and
      1999, respectively.

See accompany independent auditors' reports.

                          OCEAN WEST ENTERPRISES, INC.
                             dba OCEAN WEST FUNDING

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                    YEARS ENDED MARCH 31, 2001, 2000 AND 1999
                              AND SIX MONTHS ENDED
                     SEPTEMBER 30, 2001 AND 2000 (UNAUDITED)

(6) Long-term Debt and Capital Lease Obligations, Continued:

       Interest expense incurred under related party debt obligations amounted to $10,095, $39,398 and $2,750 for the years ended March 31, 2001, 2000 and 1999, respectively.

       Capital Leases
       --------------

       The Company leases certain equipment under capital leases which expire through 2003, with effective interest rates ranging from 14% to 18.37%. These leases are secured by related equipment costing $377,649 (see Note
       2). The assets are depreciated over their estimated useful lives. Depreciation of the assets of $62,485, $58,828 and $16,770, respectively, was included in other general and administrative expenses for the years ended March 31, 2001, 2000 and 1999. Accumulated depreciation of the assets of $173,122 and $98,286 is included in accumulated depreciation and amortization in the accompanying balance sheets at March 31, 2001 and 2000, respectively.

       The following is a schedule by years of future minimum lease payments required under the capital lease together with the present value of the net minimum lease payments:

       Year Ending March 31,
             2002                                            $   73,579
             2003                                                44,200
                                                             ----------
       Total minimum lease payments                             117,776
       Less amount representing interest                         14,499
                                                             ----------

       Present value of net minimum lease payments              103,280
       Less current maturities                                   63,645
                                                             ----------

                                                             $   39,635
                                                             ==========

       Interest expense incurred under capital lease obligations amounted to $20,734, $28,322 and $9,849 for the years ended March 31, 2001, 2000 and
       1999, respectively.

(7) Commitments and Contingencies:

       Operating Leases
       ----------------

       The Company leases its facilities and certain equipment under noncancellable operating leases that expire through the year 2004. These agreements generally provide that the Company pay operating costs such as taxes, insurance and maintenance.

See accompanying independent auditors' reports.

                          OCEAN WEST ENTERPRISES, INC.
                             dba OCEAN WEST FUNDING

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                    YEARS ENDED MARCH 31, 2001, 2000 AND 1999
                              AND SIX MONTHS ENDED
                     SEPTEMBER 30, 2001 AND 2000 (UNAUDITED)

(7)  Commitments and Contingencies, Continued:


           Future annual minimum payments under operating leases are as follows:


           Years ending March 31,
                  2002                               $   215,010
                  2003                                   222,067
                  2004                                    92,778
                                                     -----------

                                                     $   529,855
                                                     ===========

           Rental expense under operating leases for the years ended March 31, 2001, 2000 and 1999 was $483,707, $292,215 and $172,455,
           respectively.

           Consulting Agreements
           ---------------------

           The Company entered into a financial consulting agreement whereby the former Series B preferred stockholder (see Note 9) was entitled to consulting fees of $6,000 per month through November 25, 1998. Consulting fees charged to operations totaled $48,000 for the year ended March 31, 1999.

           As part of the Series D preferred stock purchase agreement (see Notes 9 and 12), the Company entered into a financial consulting agreement whereby the Series D preferred stockholder is entitled to consulting fees of $6,000 per month. The agreement expires upon the redemption of the Series D preferred stock. Consulting fees charged to operations totaled $72,000 for each of the years ended March 31, 2001, 2000 and 1999.

           Litigation
           ----------

           In the normal course of business, the Company is involved in various legal actions. It is the opinion of management that none of these legal actions will have a material effect on the financial position or results of operations of the Company.

           During fiscal 2000, the Company was a defendant in a breach of contract lawsuit. The Company filed a cross complaint against a loan broker and a real estate appraiser. On March 17, 2000, the Company was ordered to pay the plaintiff damages in the amount of $44,000 and attorney fees of $38,000. The Company has a remaining balance of $42,000 for this judgment, which is recorded in accrued expense as of June 30, 2001. In addition, the Company prevailed in its cross compliant and was awarded damages of $44,000 and attorney

See accompanying independent auditors' reports.

                          OCEAN WEST ENTERPRISES, INC.
                             dba OCEAN WEST FUNDING

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                    YEARS ENDED MARCH 31, 2001, 2000 AND 1999
                              AND SIX MONTHS ENDED
                     SEPTEMBER 30, 2001 AND 2000 (UNAUDITED)

(7)  Commitments and Contingencies, Continued:


         fees of approximately $29,000. The Company will not record a gain on this settlement until the amounts are received.

         Employment Agreements
         ---------------------

         On October 1, 1999, the Company entered into employment agreements with its President and its Executive Vice President (collectively, the "Employees"). These agreements provide for an annual base salary of not less than $300,000 each for a five-year term plus certain additional benefits. Also, the agreements call for the Company to create "deferred compensation accounts" for each of the Employees and to credit an amount equal to 20% of the Company's pre-tax profits to the accounts for each Employee for each year or portion of year in the case of a termination of an Employee. The Employees are entitled to receive such amounts annually or within 30 days of termination. The Company is obligated to pay these amounts upon liquidation of the Company or for termination, except for termination for just cause which is defined in the agreements. No amounts are accrued for the deferred compensation as the Company has either had no pre-tax profits or the Employees have waived their rights to the deferred compensation.

(8)  Common Stock:

         In April 2000, the Company sold 860 shares of common stock for $215,000.

         During March 2000, the Company sold 480 shares of common stock for $120,000 ($250 per share). However, the shares were not issued until subsequent to March 31, 2000. As the cash was received prior to year end, the Company has included these sales of common stock as outstanding in the accompanying statement of stockholders' equity (deficit) at March 31, 2000.

(9)  Preferred Stock:

          In 1991, the Board of Directors authorized the issuance of up to 50,000 shares of non-voting preferred stock. The Company may divide the preferred stock into any number of series, and the Board of Directors shall fix the designation and number of shares of each series.

          Currently, the Company has established twelve series of preferred stock designated "Series A, B, C, D, E, F, G, H, I, J, K and L" preferred stock as follows:


See accompanying independent auditors' reports.

                          OCEAN WEST ENTERPRISES, INC.
                             dba OCEAN WEST FUNDING

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                    YEARS ENDED MARCH 31, 2001, 2000 AND 1999
                              AND SIX MONTHS ENDED
                     SEPTEMBER 30, 2001 AND 2000 (UNAUDITED)


(9)  Preferred Stock, Continued:

           Preferred Stock, Series A and B
           -------------------------------

           The Company redeemed all shares of Series A and B preferred stock prior to fiscal 1999.

           Preferred Stock, Series C
           -------------------------

           In 1993, the Board of Directors authorized the issuance of up to 1,000 shares of Series C preferred stock at $100 per share. At March 31, 2001 and 2000, 1,000 shares of the Series C preferred stock were outstanding. The Series C preferred stock is non-voting and is redeemable by the Company commencing one year from the date of issuance. The redemption price will include an annual rate of return of 12% on the original issuance price. The Series C preferred stock shall have a preference over the common stock of the Company. The Company has been paying a monthly dividend at an annual rate of 12% in lieu of the increased redemption price. Dividends of $11,000 were paid for the year ended March 31, 2001. Dividends of $12,000 were declared and paid for the years ended March 31, 2000 and 1999.

           Preferred Stock, Series D
           -------------------------

           In 1997, the Board of Directors authorized the issuance of up to 1,500 shares of Series D preferred stock at $400 per share. At March 31, 2001 and 2000, 1,500 shares of Series D preferred stock were outstanding. The Series D preferred stock in non-voting and is redeemable by the Company commencing five years from the date of issuance. The Company is limited, in each calendar year, to repurchasing 20% of the number of shares originally issued. The Company's President and Executive Vice President each own 15,240 shares of the Company's common stock. If they both sell all of their common stock of the Company, the Series D preferred stockholder may elect to have the Company redeem all issued and outstanding Series D preferred stock. The redemption price shall equal the issuance price. There are no fixed or minimum redemption requirements related to this stock. If the Company conducts an initial public offering ("IPO"), the Series D preferred stockholder may elect to convert the preferred stock to common stock at the conversion rate of $400 per share. The Series D preferred stock shall have a preference in liquidation over the common stock of the Company but shall be subject to the preference in liquidation of the Series C preferred stock. The Series D preferred stock entitles the holder to receive, on a cumulative basis, dividends at an annual rate of 3%, payable on a monthly basis. Dividends of $18,000 were declared and paid for the years ended March 31, 2001, 2000 and 1999.


See accompanying independent auditors' reports.

                          OCEAN WEST ENTERPRISES, INC.
                             dba OCEAN WEST FUNDING

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                   YEARS ENDED MARCH 31, 2001, 2000 AND 1999
                              AND SIX MONTHS ENDED
                    SEPTEMBER 30, 2001 AND 2000 (UNAUDITED)

(9)     Preferred Stock, Continued:

                In connection with the purchase of the Series D preferred stock, the Company entered into a financial consulting agreement whereby the Series D preferred stockholder is entitled to $6,000 per month until such time that the Series D preferred stock is redeemed by the Company (see Notes 7 and 12).

                Preferred Stock, Series E
                -------------------------

                In 1997, the Board of Directors authorized the issuance of up to 1,200 shares of Series E preferred stock at $250 per share. At March 31, 2001 and 2000, 1,200 shares of Series E preferred stock were outstanding. The Series E preferred stock is non-voting and is redeemable at the Company's option. The redemption price shall equal the issuance price. The Series E preferred stock shall have a preference in liquidation over the common stock of the Company but shall be subject to the preference in liquidation of the Series C and D preferred stock. The Series E preferred stock entitles the holder to receive, on a cumulative basis, dividends at an annual rate of 18%, payable on a monthly basis. Dividends of $54,000 were declared and paid for the years ended March 31, 2001, 2000 and 1999.

                Preferred Stock, Series F
                -------------------------

                In 1998, the Board of Directors authorized the issuance of up to 1,250 shares of Series F preferred stock at $100 per share. At March 31, 2001 and 2000, 1,250 shares of Series F preferred stock were outstanding. The Series F preferred stock is non-voting and is redeemable at the Company's option. The redemption price shall equal the issuance price. The Series F preferred stock shall have a preference in liquidation over the common stock of the Company but shall be subject to the preference in liquidation of the Series C, D and E preferred stock. The Series F preferred stock entitles the holder to receive, on a cumulative basis, dividends at an annual rate of 14%, payable on a monthly basis. Dividends of $17,500 were declared and paid for the years ended March 31, 2001, 2000 and 1999.

                Preferred Stock, Series G
                -------------------------

                In 1999, the Board of Directors authorized the issuance of up to 2,000 shares of Series G preferred stock at $100 per share. At March 31, 2001 and 2000, 2,000 shares of Series G preferred stock were outstanding. The Series G preferred stock is non-voting and is redeemable at the Company's option. The redemption price shall equal the issuance price plus any unpaid dividends. The Series G preferred stock shall have a preference in liquidation over the common stock of the Company but shall be subject to the preference in liquidation of the Series C, D, E and F preferred stock. The Series G preferred stock entitles

        See accompanying independent auditors' reports.

                          OCEAN WEST ENTERPRISES, INC.
                             dba OCEAN WEST FUNDING

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                   YEARS ENDED MARCH 31, 2001, 2000 AND 1999
                              AND SIX MONTHS ENDED
                    SEPTEMBER 30, 2001 AND 2000 (UNAUDITED)

(9)     Preferred Stock, Continued:

                the holder to receive, on a cumulative basis, dividends at an annual rate of 24%, payable on a monthly basis. Dividends of $48,000, $48,000 and $20,833 were declared and paid for the years ended March 31, 2001, 2000 and 1999, respectively.

                Preferred Stock, Series H
                -------------------------

                In 1999, the Board of Directors authorized the issuance of up to 1,000 shares of Series H preferred stock at $35 per share. Subsequent to their issuance, the Company redeemed all 1,000 shares issued for $35 per share. At March 31, 2001 and 2000, no shares of Series H preferred stock were outstanding.

                Preferred Stock, Series I
                -------------------------

                In 1999, the Board of Directors authorized the issuance of up to 550 shares of Series I preferred stock at $100 per share. At March 31, 2001 and 2000, 550 shares of Series I preferred stock were outstanding. The Series I preferred stock is non-voting and is redeemable at the Company's option. The redemption price shall equal the issuance price plus any unpaid dividends. The Series I preferred stock shall have a preference in liquidation over the common stock of the Company but shall be subject to the preference in liquidation of the Series C, D, E, F and G preferred stock. The Series I preferred stock entitles the holder to receive, on a cumulative basis, dividends at an annual rate of 15%, payable on a monthly basis. Dividends of $8,250, $8,250 and $4,950 were declared and paid for the years ended March 31, 2001, 2000 and 1999, respectively. If the Company conducts an IPO, the Series I preferred stockholder may elect to convert the preferred stock, plus unpaid dividends, to common stock at 50% of the Company's IPO price. The value of this beneficial conversion feature of $55,000 will be recognized as a preferred stock dividend when the Company has an IPO that is declared effective.

                Preferred Stock, Series J
                -------------------------

                In 1999, the Board of Directors authorized the issuance of up to 1,000 shares of Series J preferred stock at $160 per share. Subsequent to their issuance, the Company redeemed all 1,000 shares issued for $160 per share. At March 31, 2001 and 2000, no shares of Series J preferred stock were outstanding.

        See accompanying independent auditors' reports.

                          OCEAN WEST ENTERPRISES, INC.
                             dba OCEAN WEST FUNDING

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                   YEARS ENDED MARCH 31, 2001, 2000 AND 1999
                              AND SIX MONTHS ENDED
                    SEPTEMBER 30, 2001 AND 2000 (UNAUDITED)

(9)     Preferred Stock, Continued:

                Preferred Stock, Series K
                -------------------------

                In 1999, the Board of Directors authorized the issuance of up to 1,000 shares of Series K preferred stock at $120 per share. At March 31, 2001 and 2000, 1,000 shares of Series K preferred stock were outstanding. The Series K preferred stock is non-voting and is redeemable at the Company's option. The redemption price shall equal the issuance price plus any unpaid dividends. The Series K preferred stock shall have a preference in liquidation over the common stock of the Company but shall be subject to the preference in liquidation of the Series C, D, E, F, G and I preferred stock. The Series K preferred stock entitles the holder to receive, on a cumulative basis, dividends at an annual rate of 5%, payable on a monthly basis. The Company declared dividends of $6,000 for the year ended March 31, 2000 and was not obligated to pay dividends for Series K preferred stock in 2001 and 1999 because the obligation was waived by the preferred shareholders.

                Preferred Stock, Series L
                -------------------------

                In 1999, the Board of Directors authorized the issuance of up to 1,000 shares of Series L preferred stock at $1,000 per share. During fiscal 2001, the Company sold 521 shares of Series L preferred stock for $521,000, converted $236,500 of notes payable for 237 shares and, subsequent to their issuance, redeemed 6 shares of Series L preferred stock for $6,000. Additionally, 54 shares were redeemed in connection with an agreement with a former stockholder at $0 redemption price in connection with a write off of a note receivable. During fiscal 2000, the Company sold 241 shares of Series L preferred stock for $241,000 and subsequent to their issuance, redeemed 58 shares of Series L preferred stock for $58,000. During the six months ended September 30, 2001 (unaudited), the Company redeemed 110 shares of Series L preferred stock for $110,500 and sold an additional 300 shares for $300.000. At September 30, 2001, 1,071 shares of Series L preferred stock were outstanding. The Series L preferred stock is non-voting and is redeemable at the Company's option. The redemption price shall equal the issuance price plus any unpaid dividends. The Series L preferred stock shall have a preference in liquidation over the common stock of the Company but shall be subject to the preference in liquidation of the Series C, D, E, F, G, I and K preferred stock. The Series L preferred stock entitles the holder to receive, on a cumulative basis, dividends at an annual rate of 12%, payable on a monthly basis. Dividends of $6,600 were declared and paid for the year ended March 31, 2001. Dividends of $22,850 were declared and $4,600 was paid for the year ended March 31, 2000. The Company was not obligated to pay dividends for Series L preferred stock in 1999.

        See accompanying independent auditors' reports.

                          OCEAN WEST ENTERPRISES, INC.
                             dba OCEAN WEST FUNDING

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                   YEARS ENDED MARCH 31, 2001, 2000 AND 1999
                              AND SIX MONTHS ENDED
                    SEPTEMBER 30, 2001 AND 2000 (UNAUDITED)

(10)     Mortgage Loan Servicing:

                Mortgage loans serviced by the Company amounting to approximately $5.0 million and $7.4 million at March 31, 2001 and 2000, respectively, are not included in the accompanying balance sheets. Funds held in trust on behalf of the owners of such serviced loans are also not reflected in the accompanying balance sheets. The Company subcontracts its servicing through a third party sub-servicer. Either party may cancel the contract with 120 days written notice. Loan sub-servicing fees are based on a fixed monthly fee per outstanding loan being serviced.

(11)     Provision For Income Taxes:

                The income tax provision for the years ended March 31, 2001, 2000 and 1999 differed from the amounts computed by applying the U.S. Federal tax rate of 34 percent to the income (loss) from operations before provision (benefit) for income taxes as a result of the following:

                                                                                       Year ended March 31,
                                                                          ------------------------------------------------
                                                                               2001               2000             1999
                                                                          -------------       -----------      -----------
                  Computed "expected" tax (benefit) provision             $    (206,000)      $  (308,801)     $    24,682
                  Increase (decrease) in income taxes resulting from:
                     Non-deductible expenses                                     31,000            17,681           14,903
                     State taxes, net of Federal benefit                        (29,000)          (24,537)           4,151
                     (Decrease) increase in valuation allowance                 223,629           559,371         (297,408)
                     Other                                                      (19,629)                -           12,238
                                                                          -------------       -----------      -----------
                                                                          $           -       $   243,714      $  (241,434)
                                                                          =============       ===========      ===========

                The tax effect of temporary differences that give rise to significant portions of deferred tax assets and liabilities at March 31, are presented below:

                                                                                                    March 31,
                                                                                                    ---------
                                                                                             2001                 2000
                                                                                       --------------       --------------
                  Deferred tax assets:
                     Net operating loss carryforwards                                  $      828,000       $      612,048

                     Less valuation allowance                                                 783,000              559,371
                                                                                       --------------       --------------
                          Deferred tax assets                                                  45,000               52,677

                  Deferred tax liabilities - other                                            (45,000)             (52,677)
                                                                                       --------------       --------------

         See accompanying independent auditors' reports.

                          OCEAN WEST ENTERPRISES, INC.
                             dba OCEAN WEST FUNDING

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                    YEARS ENDED MARCH 31, 2001, 2000 AND 1999
                              AND SIX MONTHS ENDED
                     SEPTEMBER 30, 2001 AND 2000 (UNAUDITED)

(11)     Provision For Income Taxes, Continued:

                  Net deferred tax asset              $         -    $         -
                                                      ===========    ===========

                  The net change in the total valuation allowance for the years ended March 31, 2001 and 2000 was an increase of $223,629 and $559,371, respectively.

                  At March 31, 2001, the Company has net operating loss carryforwards ("NOLs") of approximately $2,193,000, for Federal income tax reporting purposes and approximately $928,000, for state reporting purposes, expiring in various years through 2020.

(12)     Related Party Transactions:

                  The Company paid consulting fees to stockholders of its Series B and D preferred stock. Total consulting fees paid were $72,000, $72,000 and $120,000 during the years ended March 31, 2001, 2000 and 1999, respectively (see Notes 7 and 9).

                  During fiscal 2000, the Company sold property previously held for sale, with a net book value of $345,000 for approximately $369,000. The Company incurred approximately $40,000 in selling costs, resulting in a loss of approximately $16,000, which the Company has recorded in the accompanying statement of operations. In addition, the Company had debt outstanding on the property of approximately $346,000, of which $17,429 was due to the President which was forgiven. The Company recorded the forgiveness of debt as an extraordinary item in the accompanying statement of operations.

(13)     Fair Value of Financial Instruments:

                  The following disclosure of the estimated fair value of financial instruments as of March 31, 2001 and 2000 is made by the Company using available market information and appropriate valuation methodologies. However, considerable judgment is required to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value.

         See accompanying independent auditors' reports.

                          OCEAN WEST ENTERPRISES, INC.
                             dba OCEAN WEST FUNDING

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                   YEARS ENDED MARCH 31, 2001, 2000 AND 1999
                              AND SIX MONTHS ENDED
                    SEPTEMBER 30, 2001 AND 2000 (UNAUDITED)

(13)    Fair Value of Financial Instruments, Continued:

                                                               March 31, 2001                      March 31, 2000
                                                      ---------------------------------   ---------------------------------
                                                          Carrying         Estimated          Carrying         Estimated
                                                           amount         fair value           amount         fair value
                                                      ----------------  ---------------   ----------------  ---------------
        Assets:
           Mortgage loans and receivable from loans
             sold                                     $     21,526,644  $    21,526,644   $     22,078,328  $    21,797,458
           Items included in other assets:
             Advances to escrow                                 16,255           16,255             24,926           24,926
             Principal and interest on advances on
               loans sold                                       56,389           56,389            114,258          114,258
             Employee advances                                 206,473          206,473             41,455           41,455
             Principal and interest advances on
               loans serviced                                        -                -             26,429           26,429

        Liabilities:
           Notes payable                              $        212,805  $       212,805   $        461,034  $       461,034

                The fair value estimates as of March 31, 2001 and 2000 are based on pertinent information that was available to management as of the respective dates. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since those dates and, therefore, current estimates of fair value may differ significantly from the amounts presented herein.

                The following describes the methods and assumptions used by the Company in estimating fair values.

                Mortgage Loans and Receivable From Loans Sold
                ---------------------------------------------

                Fair value is estimated using the quoted market prices for similar loans and dealer commitments to purchase loans.

                Notes Payable
                -------------

                Rates currently available to the Company for debt with similar terms and remaining maturities are used to estimate the fair value of existing debt. Related party debt was not revalued due to the non-arms-length origin of these instruments.

        See accompanying independent auditors' reports.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Ocean West Holding Corporation
Tustin, California   92780

We have audited the balance sheets of Ocean West Holding Corporation as of March 31, 2001 and the related statements of operations and cash flows for the period from inception (August 15, 2000) to March 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ocean West Holding Corporation as of March 31, 2001, and the results of its operations and its cash flows for the two years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Stonefield Josephson, Inc.

CERTIFIED PUBLIC ACCOUNTANTS

Santa Monica, California
September 26, 2001

                         OCEAN WEST HOLDING CORPORATION

                                 BALANCE SHEETS

                  ASSETS

                                                         September 30,         March 31,
                                                              2001               2001
                                                         ------------        ------------
                                                          (unaudited)
Assets                                                   $          --       $         --
                                                         =============       ============


                     LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
   Due to Ocean West Enterprises, Inc.                   $       4,876       $      4,876

Stockholders' equity:
   Stock (Note 2)                                                   --                 --
   Accumulated deficit                                          (4,876)            (4,876)
                                                         -------------       ------------
                                                         $          --       $         --
                                                         =============       ============

See accompanying independent auditors' report and notes to financial statements

                         OCEAN WEST HOLDING CORPORATION

                            STATEMENTS OF OPERATIONS

                                                                                       Period from
                                                             Six months                inception on
                                                                ended               August 15, 2000 to
                                                         September 30, 2001           March 31, 2001
                                                         ------------------        -------------------
                                                            (unaudited)
Selling, general and administrative expenses             $               --        $            4,876
                                                         ------------------        ------------------

Net loss                                                 $               --        $           (4,876)
                                                         ==================        ==================

Net (loss) income available to common shareholders per common share -- basic and dilutive:


       Loss per common share                             $               --        $           (4,876)
                                                         ==================        ==================

       Weighted average common shares outstanding -
         basic and diluted                                               --                        --
                                                         ==================        ==================

See accompanying independent auditors' report and notes to financial statements

                         OCEAN WEST HOLDING CORPORATION

                            STATEMENTS OF CASH FLOWS

                                                                                      Period from
                                                             Six months               inception on
                                                                ended              August 15, 2000 to
                                                         September 30, 2001          March 31, 2001
                                                         ------------------        ------------------
                                                            (unaudited)
Cash flows provided by (used for) operating activities:  $               --        $           (4,876)
   Net loss


Changes in assets and liabilities:
   Increase (decrease) in liabilities -
       Due to Ocean West Enterprises                                     --                     4,876

Net increase in cash                                                     --                        --
Cash, beginning of period                                                --                        --
                                                         ------------------        ------------------

Cash, end of period                                      $               --        $               --
                                                         ==================        ==================

See accompanying independent auditors' report and notes to financial statements

                         OCEAN WEST HOLDING CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

           PERIOD FROM INCEPTION ON AUGUST 15, 2000 TO MARCH 31, 2001
               AND SIX MONTHS ENDED SEPTEMBER 30, 2001 (UNAUDITED)

(1) Summary of Significant Accounting Policies:

    Nature of Business:

          Ocean West Holding Corporation (the "Company") was organized in the State of Delaware on August 15, 2000, as a holding company to acquire all of the issued and outstanding stock of Ocean West Enterprises, Inc. dba Ocean West Funding in exchange for stock of Ocean West Holding Corporation. Since the shareholders of Ocean West Funding will become the controlling shareholders of the Company after the exchange, the transaction will be treated, for accounting purposes, as an acquisition by Ocean West Funding of Ocean West Holding Corporation. Ocean West Enterprises, Inc. is involved in the process of originating, packaging and funding of HUD and other government insured loans and non-government insured loans in the Southern California region. Ocean West Holding Corporation has not commenced operations and the only activity to date has been solely in conjunction with the incorporation and registration process. Since inception, Ocean West Funding, Inc. has funded the cash requirements of the Company. The Company owes Ocean West Funding, Inc. $4,876 as of March 31, 2001. There have been no other related party transactions.

    Basis of Accounting:

          The balance sheet of the Company has been prepared on the accrual basis.

    Income Taxes:

          The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109 ("SFAS 109"), "Accounting for Income Taxes." Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

See accompanying independent auditors' report.

                         OCEAN WEST HOLDING CORPORATION

           PERIOD FROM INCEPTION ON AUGUST 15, 2000 TO MARCH 31, 2001
               AND SIX MONTHS ENDED SEPTEMBER 30, 2001 (UNAUDITED)

(1) Summary of Significant Accounting Policies, Continued:

    Use of Estimates:

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

    Commitments:

          The Company has not entered into any lease or rental agreements. The Company has no commitments that are not disclosed in the related financial statements.

    Financial Statements (Unaudited):

          The financial information as of September 30, 2001 and for the six month period ended September 30, 2001 is unaudited but includes all adjustments (consisting of normal recurring accruals) that the Company considers necessary for a fair presentation of the financial position at such date and the operating results and cash flows for those periods. Operating results for the six months ended September 30, 2001 are not necessarily indicative of the results that may be expected for the entire year.

(2) Classes of Stock:

          The total number of shares, which the Corporation is authorized to issue is 45,600,000 shares, of which 30,000,000 shares shall be designated "Common Shares"; 5,000,000 shall be designated "Class B Common Shares"; 6,000,000 shall be designated "Class D Common Shares"; and 10,000,000 shall be designated "Preferred Shares", which shall initially have six series and for which the Board of Directors may designate additional series. The number of Class D Common Shares authorized shall not exceed 2% of the number of Common Shares authorized. All shares of stock of the Corporation shall have a par value of $0.01 per share. No holder of shares of any class of stock of the Corporation, now or hereafter authorized, shall have any preferential or preemptive rights to subscribe for, purchase or receive any shares of the Corporation of any class now or hereafter authorized, or any portions or warrants for such shares, or any securities convertible into

See accompanying independent auditors' report.

                         OCEAN WEST HOLDING CORPORATION

           PERIOD FROM INCEPTION ON AUGUST 15, 2000 TO MARCH 31, 2001
               AND SIX MONTHS ENDED SEPTEMBER 30, 2001 (UNAUDITED)

(2) Classes of Stock:

          or exchangeable for such shares, which may at any time be issued, sold or offered for sale by the Corporation; except that, holders of Class B Common Shares shall have preemptive rights with respect to the issuance of Class B Common Shares only. In addition, the Corporation shall not sell or offer to sell any Class B Common Shares without the prior approval of the holders of a majority of the issued and outstanding Class B Common Shares.

          No shares of any stock have been issued as of March 31, 2001.

(3) Organization Costs:

          In accordance with the provisions of Statement of Position 98-5 "Reporting on the Costs of Start-up Activities," all organization costs incurred to date have been expensed.

(4) Related Parties:

          Ocean West Holding Corporation will acquire all of the issued and outstanding stock and all of the outstanding warrants of Ocean West Enterprises, Inc., a California corporation, in exchange for stock of Ocean West Holding Corporation upon the filed registration statement becoming effective. Most of the management of Ocean West Holding Corporation will also be executive officers and directors of Ocean West Enterprises, Inc.

See accompanying independent auditors' report.

      No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus. Any information or representation which is not included in the Prospectus should not be relied upon and is not authorized by the issuer. The delivery of this Prospectus at any time does not imply that the information in the Prospectus is correct at any time subsequent to its date of issue. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of these securities.

                            -------------------------

                                TABLE OF CONTENTS

                            -------------------------


                                                             Page
                                                             ----
Summary                                                        4
Risk Factors                                                   9
Plan of Distribution                                          18
Use of Proceeds                                               22
Capitalization                                                23
Business                                                      24
Management's Discussion and Analysis of Financial Condition   39
Management                                                    48
Principal and Selling Shareholders                            51


Securities                                                    55
Dividends                                                     59
Liability and Indemnification of Directors                    59

Available Information                                         61
Legal Matters                                                 61
Experts                                                       62
Financial Statements                                          63


                             5,253,596 Common Shares

                                       and

                             3,000,000 Common Stock
                                Purchase Warrants

                                       of

                         Ocean West Holding Corporation

                         ------------------------------

                                   PROSPECTUS

                         ------------------------------










                            ______________, 2002

                      Dealer Prospectus Delivery Obligation

  Until ________________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II - Information Not Required In Prospectus
- -------   --------------------------------------

Item 13.  Other Expenses of Issuance and Distribution
- --------  -------------------------------------------

     Cash expenses of the offering are estimated to be approximately $136,200 which amount includes the following items:

     Registration fee - federal                            $     2,200
     Registration fees - state                             $         0
     Transfer agent fees*                                  $     6,000
     Printing and EDGAR filing costs*                      $    18,000
     Legal fees (including fees relating
     to the reorganization)*                               $    80,000
     Accounting fees                                       $    30,000

- --------------------------------------------------------------------------------

Balance Sheet Data (1):

* estimates

The selling shareholders are not paying any expenses of the registration.

Item 14. Indemnification of Directors and Officers
         -----------------------------------------

     Ocean West Holding Corporation has provisions in its Certificate of Incorporation which limit its directors' monetary liability to it or its shareholders except: (a) for any breach of the director's duty of loyalty to the corporation or its shareholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing and culpable violation of law;
(c) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director; (d) for unlawful payment of dividends or making of a distribution or unlawful repurchase or redemption of its own stock;
(e) for any transaction from which the director derived an improper personal benefit; (f) for acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing his duties of a risk of serious injury to the corporation or its shareholders; or (g) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders.

     Ocean West is required to indemnify its officers and directors for any liability incurred by them in their capacity as such except in relation to matters as to which any such director or officer or former director or officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty or for which the exclusive of personal liability of directors for monetary damages described above is not available.

Item 15. Recent Sales of Unregistered Securities
         ---------------------------------------

         Immediately prior to the effective date of this Registration Statement, Ocean West Holding Corporation issued 5,291,024 Common Shares, 210,096 Class B Common Shares and 5,871 Preferred Shares to the shareholders of Ocean West Enterprises, Inc. in exchange for all of the issued and outstanding stock of Ocean West Enterprises. Ocean West claims exemption from registration under
Section 4(2) of the Securities Act of 1933.

     Of the Common Shares issued to shareholders of Ocean West Enterprises, 2,045,852 shares (in addition to the Common Shares sold to Monogenesis) will be registered under this Registration Statement. The remaining securities issued will bear a restrictive legend.

Item 16. Exhibits and Financial Statement Schedules
         ------------------------------------------

- ------------------------------------------------------------------------------------------------------------------

                                                                                           Exhibit          Page
                                                                                        Table Number       Number
                                                                                        ------------       ------
- ------------------------------------------------------------------------------------------------------------------
I.    Underwriting Agreement                                                                  1                +
- ------------------------------------------------------------------------------------------------------------------
      (i)    See Amended Stock Purchase Agreement and Plan of Reorganization (II(i))                           +
- ------------------------------------------------------------------------------------------------------------------
II.   Plan of Acquisition, Reorganization, Arrangement, Liquidation or Succession             2
- ------------------------------------------------------------------------------------------------------------------
      (i)    Amended Stock Purchase Agreement and Plan of Reorganization (including                            *
             all schedules)
- ------------------------------------------------------------------------------------------------------------------
III.  Articles of Incorporation and Bylaws                                                    3
- ------------------------------------------------------------------------------------------------------------------
      (i)    Certificate of Incorporation of Ocean West Holding Corporation                                    +
- ------------------------------------------------------------------------------------------------------------------
      (ii)   Bylaws of Ocean West Holding Corporation                                                          +
- ------------------------------------------------------------------------------------------------------------------
IV.   Instruments Defining the Rights of Security Holders                                     4
- ------------------------------------------------------------------------------------------------------------------
      (i)    Common Stock Purchase Warrant Agreement Between Ocean West Holding                                +
             Corporation  and Registrar and Transfer Company
- ------------------------------------------------------------------------------------------------------------------
V.    Opinion of Counsel - Legality of Securities Being Registered                            5                +
- ------------------------------------------------------------------------------------------------------------------
VI.   Material Contracts                                                                     10
- ------------------------------------------------------------------------------------------------------------------
      (i)    Employment Agreement - Marshall Stewart                                                           +
- ------------------------------------------------------------------------------------------------------------------
      (ii)   Employment Agreement - Daryl Meddings                                                             +
- ------------------------------------------------------------------------------------------------------------------
      (iii)  Consulting Agreement - Cheyenne Properties, Inc.                                                117
- ------------------------------------------------------------------------------------------------------------------
      (iv)   Consulting Agreement - Southern Cross Financial, Inc.                                           121
- ------------------------------------------------------------------------------------------------------------------
      (v)    Master Mortgage Loan Warehousing Agreement - First Collateral Services                          126
- ------------------------------------------------------------------------------------------------------------------
      (vi)   Commitment Letter - 10/1/97 First Collateral Services                                           155
- ------------------------------------------------------------------------------------------------------------------
      (vii)  Amendment to Commitment Letter -12/17/01 First Collateral Services                              163
- ------------------------------------------------------------------------------------------------------------------

      (viii) Amended and Restated Warehouse Loan and Security Agreement - The
             Provident Bank                                                                                  166
- ------------------------------------------------------------------------------------------------------------------
VII.  Letter re Change in Certifying Accountants                                             16
- ------------------------------------------------------------------------------------------------------------------
      (i)    Letter - Corbin & Wertz                                                                           x
- ------------------------------------------------------------------------------------------------------------------
      (ii)   Letter - Link Murrel                                                                            184
- ------------------------------------------------------------------------------------------------------------------
VIII. Subsidiaries of the Registrant                                                         21              185
- ------------------------------------------------------------------------------------------------------------------
IX.   Consent of Experts                                                                     23
- ------------------------------------------------------------------------------------------------------------------
      (i)    Consent of Stonefield Josephson, Inc., Independent Public Accountants                           186
- ------------------------------------------------------------------------------------------------------------------
      (ii)   Consent of Corbin & Wertz, Independent Public Accountants                                       187
- ------------------------------------------------------------------------------------------------------------------
      (iii)  Consent of Norman Jones Enlow & Co., Certified Public Accountants &
             Management Consultants                                                                            x
- ------------------------------------------------------------------------------------------------------------------
      (iv)   Consent of Counsel - See Exhibit 5
- ------------------------------------------------------------------------------------------------------------------

+ Previously filed as an exhibit to the Registration Statement of Ocean West Holding Corporation filed on February 1, 2000.

* Previously filed as an exhibit to Pre-Effective Amendment No. 1 to the Registration Statement of Ocean West Holding Corporation filed on November 9, 2000.

x Previously filed as an exhibit to Pre-Effective Amendment No. 2 to the Registration Statement of Ocean West Holding Corporation filed on December 3, 2001.

Item 17. Undertakings
         ------------

    The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this pre-effective amendment number 3 to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tustin, State of California, on January 25, 2002.

Ocean West Holding Corporation

By:  /s/ Marshall L. Stewart
   ------------------------------------------------------------------
   Marshall L. Stewart, President, Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     /s/ Marshall L. Stewart                                on January 25, 2002
- ------------------------------------------------------
Marshall L. Stewart, President, Chief
 (principal) Executive Officer

     /s/ Daryl Meddings                                     on January 25, 2002
- ------------------------------------------------------
Daryl Meddings, Chief (principal) Financial
Officer, Secretary/Treasurer

     The following are at least a majority of the directors of Ocean West Holding Corporation:

     /s/ Marshall L. Stewart                                on January 25, 2002
- ------------------------------------------------------
Marshall L. Stewart, Director

     /s/ Daryl Meddings                                     on January 25, 2002
- ------------------------------------------------------
Daryl Meddings, Director